Exhibit 4.8

Contract number: CDBLV-2024-BC-0604

1.	Shipbroker			2.	Place and date

	N/A
				19 June 2024

3.	Owners/Place of business (Cl. 1)			4.	Bareboat Charterers/Place of business (Cl. 1)

	Tianjin Color-VII Leasing Limited, a company incorporated under the laws of the People’s Republic of China (with unified social credit code 91120118MADHEDWD8R)				Seacrown Maritime Ltd. Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
	Room 202, No. 6262 Aozhou Road, Dongjiang Free Trade Port Zone, Tianjin Pilot Free Trade Zone, the People’s Republic of China

5.	Vessel’s name, call sign and flag (Cl. 1 and 3)

	Name: m.v. Amur River

	Call Sign: V7NQ5

	Flag: The Republic of the Marshall Islands

6.	Type of Vessel			7.	GT/NT

	LNG carrier				100,244/30,073

8	When/Where built			9.	Total DWT (abt.) in metric tons on summer

	2008				freeboard

	Hyundai Heavy Industries Co., Ltd.				84,598

10.	Classification Society (Cl. 3)			11.	Date of last special survey by the Vessel’s classification society
	Lloyd’s Register
					N/A

12.	Further particulars of Vessel (also indicate minimum number of months’ validity of class certificates agreed acc. to Cl. 3)

	N/A

13.	Port or Place of delivery (Cl. 3)	14.	Time for delivery (Cl. 4)	15.	Cancelling date (Cl. 5)

	As per MOA (as defined in Additional Clause 32 (Definitions))		See Additional Clause 35 (Delivery)		N/A

16.	Port or Place of redelivery (Cl. 15)			17.	No. of months’ validity of trading and class certificates upon redelivery (Cl. 15)
	See Additional Clause 42 (Redelivery)
					N/A

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

18.	Running days’ notice if other than stated in Cl. 4	19.	Frequency of dry-docking (Cl. 10(g))

	N/A		In accordance with Classification Society or flag state requirements

20.	Trading limits (Cl. 6)

	Trading worldwide always within International Navigating Limits

21.	Charter period (Cl. 2)	22.	Charter hire (Cl. 11)

	Charter Period (as defined in Additional Clause 32 (Definitions))		See Additional Clause 40 (Hire)

23.	New class and other safety requirements (state percentage of Vessel’s insurance value acc. to Box 29)(Cl. 10(a)(ii))

	See Additional Clause 39(c) (Structural changes and alterations)

24.	Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV	25.	Currency and method of payment (Cl. 11)

	See Additional Clause 40 (Hire)		US Dollars (See also Additional Clause 40 (Hire))

26.	Place of payment; also state beneficiary and bank account (Cl. 11)	27.	Bank guarantee/bond (sum and place) (Cl. 24) (optional)

	See Additional Clause 40 (Hire)		N/A

28.	Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 12)	29.	Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies)

	Clause 12(b) applies; form of Financial Instrument and name of mortagee to be determined, subject to Additional Clause 44		See Additional Clause 41 (Insurance)

30.	Additional insurance cover, if any, for Owners’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g))	31.	Additional insurance cover, if any, for Charterers’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g))
	See Additional Clause 41 (Insurance)
			See Additional Clause 41 (Insurance)

32.	Latent defects (only to be filled in if period other than stated in Cl. 3)	33.	Brokerage commission and to whom payable (Cl. 27)

			N/A

34.	Grace period (state number of clear banking days) (Cl. 28)	35.	Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30)
	N/A
			choose an item Clause 30(a) applies

36.	War cancellation (indicate countries agreed) (Cl. 26(f))

	N/A

37.	Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies) (optional)	38.	Name and place of Builders (only to be filled in if PART III applies)

	No; Part Ill does not apply		N/A

39.	Vessel’s Yard Building No. (only to be filled in if PART III applies)	40.	Date of Building Contract (only to be filled in if PART III applies)

	N/A		N/A

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41.	Liquidated damages and costs shall accrue to (state party acc. to Cl. 1)

	(a) N/A

	(b) N/A

	(c) N/A

42.	Hire/Purchase agreement (indicate with “yes” or “no” whether PART IV applies) (optional)	43.	Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies) (optional)

	No; Part IV does not apply		No; Part V does not apply

44.	Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies)	45.	Country of the Underlying Registry (only to be filled in if PART V applies)

	N/A		N/A

46.	Number of additional clauses covering special provisions, if agreed

	Clause 32 (Definitions) to Clause 74 (FATCA)

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

~~Signature (Owners)~~	~~Signature (Charterers)~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

11.Definitions

2In this Charter, the following terms shall have the meanings hereby assigned to them:

3“The Owners” shall mean the party identified in Box 3;

4“The Charterers” shall mean the party identified in Box 4;

5“The Vessel” shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12.

6	“Financial Instrument” means the mortgage, deed of covenant or other such financial security instrument ~~as~~in respect of the Vessel and granted by the Owners in accordance with Additional Clause 44.
~~7~~	~~annexed to this Charter and stated in Box 28.~~

82.Charter Period

9	In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to
10	hire the Vessel for the period stated in Box 21 ~~(“The Charter Period”)~~.

113.Delivery - See Additional Clause 35 (Delivery)

12	(not applicable when Part III applies, as indicated in Box 37)

~~13(a)The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy and in~~

~~14~~	~~every respect ready in hull, machinery and equipment for service under this Charter.~~
~~15~~	~~The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place indicated in~~
~~16~~	~~Box 13 in such ready safe berth as the Charterers may direct.~~

~~17(b)The Vessel shall be properly documented on delivery in accordance with the laws of the flag state indicated in~~

~~18~~	~~Box 5 and the requirements of the classification society stated in Box 10. The Vessel upon delivery shall have her~~
~~19~~	~~survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box~~
~~20~~	~~12.~~

~~21(c)The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a~~

~~22~~	~~full performance by the Owners of all the Owners’ obligations under this Clause 3, and thereafter the Charterers~~
~~23~~	~~shall not be entitled to make or assert any claim against the Owners on account of any conditions,~~
~~24~~	~~representations or warranties expressed or implied with respect to the Vessel but the Owners shall be liable for~~
~~25~~	~~the cost of but not the time for repairs or renewals occasioned by latent defects in the Vessel, her machinery or~~
~~26~~	~~appurtenances, existing at the time of delivery under this Charter, provided such defects have manifested~~
~~27~~	~~themselves within twelve (12) months after delivery unless otherwise provided in Box 32.~~

284.Time for Delivery - See Addidional Clause 35 (Delivery)

29	(not applicable when Part III applies, as indicated in Box 37)
~~30~~	~~The Vessel shall not be delivered before the date indicated in Box 14 without the Charterers’ consent and the~~
~~31~~	~~Owners shall exercise due diligence to deliver the Vessel not later than the date indicated in Box 15.~~
~~32~~	~~Unless otherwise agreed in Box 18, the Owners shall give the Charterers not less than thirty (30) running days’~~
~~33~~	~~preliminary and not less than fourteen (14) running days’ definite notice of the date on which the Vessel is~~

~~34expected to be ready for delivery. The Owners shall keep the Charterers closely advised of possible changes in~~

~~35~~	~~the Vessel’s position.~~

~~365.Cancelling~~

~~37~~	~~(not applicable when Part III applies, as indicated in Box 37)~~

~~38(a)Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers shall have the~~

~~39~~	~~option of cancelling this Charter by giving the Owners notice of cancellation within thirty-six (36) running hours~~
~~40~~	~~after the cancelling date stated in Box 15, failing which this Charter shall remain in full force and effect.~~

~~41(b)If it appears that the Vessel will be delayed beyond the cancelling date, the Owners may, as soon as they are in~~

~~42~~	~~a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to~~
~~43~~	~~the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared~~
~~44~~	~~within one hundred and sixty-eight (168) running hours of the receipt by the Charterers of such notice or within~~
~~45~~	~~thirty-six (36) running hours after the cancelling date, whichever is the earlier. If the Charterers do not then~~
~~46~~	~~exercise their option of cancelling, the seventh day after the readiness date stated in the Owners’ notice shall be~~
~~47~~	~~substituted for the cancelling date indicated in Box 15 for the purpose of this Clause 5.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

~~48(c)Cancellation under this Clause 5 shall be without prejudice to any claim the Charterers may otherwise have on~~

~~49the Owners under this Charter.~~

506.Trading Restrictions

51	The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading
52

limits indicated in Box 20 (unless such additional insurances as may be reasonably acceptable to the Owners in relation to the trading of the Vessel outside such limits have been obtained and all other insurances in respect of the Vessel remain in full force and effect).

53	The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in
54	conformity with the terms of the ~~contracts of insurance~~Insurances (as defined in Addidional Clause 32 (Definitions)) (including any warranties expressed or implied therein)
55	without first obtaining the consent of the insurers to such employment and complying with such requirements
56	as to extra premium or otherwise as the insurers may prescribe.
57	The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which
58	is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit in accordance with applicable laws or in carrying illicit or
59	prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction,
60	seizure or confiscation.
61	Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive
62	products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter.
63	This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial,
64	agricultural, medical or scientific purposes provided the Owners’ prior approval has been obtained to loading
65	thereof.

667.Surveys on Delivery and Redelivery

~~67~~	~~(not applicable when Part III applies, as indicated in Box 37)~~
~~68~~	~~The Owners and Charterers shall each appoint surveyors for the purpose of determining and agreeing in writing~~
~~69~~	~~the condition of the Vessel at the time of delivery and redelivery hereunder. The Owners shall bear all expenses~~
~~70~~	~~of the On-hire Survey including loss of time, if any, and the Charterers shall bear all expenses of the Off-hire~~
~~71~~	~~Survey including loss of time, if any, at the daily equivalent to the rate of hire or pro rata thereof.~~

728.Inspection - See paragraph (gg) (Inspection of Vessel) of Additional Clause 47 (Charterers’ undertakings)

~~73~~	~~The Owners shall have the right at any time after giving reasonable notice to the Charterers to inspect or survey~~
~~74~~	~~the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf:~~

~~75(a)to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and~~

~~76~~	~~maintained. The costs and fees for such inspection or survey shall be paid by the Owners unless the Vessel is~~
~~77~~	~~found to require repairs or maintenance in order to achieve the condition so provided;~~

~~78(b)in dry-dock if the Charterers have not dry-docked Her in accordance with Clause 10(g). The costs and fees for~~

~~79~~	~~such inspection or survey shall be paid by the Charterers; and~~

~~80(c)for any other commercial reason they consider necessary (provided it does not unduly interfere with the~~

~~81~~	~~commercial operation of the Vessel). The costs and fees for such inspection and survey shall be paid by the~~
~~82~~	~~Owners.~~
~~83~~	~~All time used in respect of inspection, survey or repairs shall be for the Charterers’ account and form part of the~~
~~84~~	~~Charter Period.~~
~~85~~	~~The Charterers shall also permit the Owners to inspect the Vessel’s log books whenever requested and shall~~
~~86~~	~~whenever required by the Owners furnish them with full information regarding any casualties or other accidents~~
~~87~~	~~or damage to the Vessel.~~

889.Inventories, Oil and Stores

89	A complete inventory of the Vessel’s entire equipment, outfit including spare parts, appliances and of all
90	consumable stores on board the Vessel shall be made by the Charterers ~~in conjunction with the Owners~~ on
91	delivery and again on redelivery of the Vessel, subject to Additional Clause 43. Without limiting the foregoing, ~~T~~the Charterers shall also provide~~and~~ the Owners~~, respectively, shall at the time of~~
92	~~delivery and redelivery take over and pay for~~ with a complete inventory of all bunkers, lubricating oil, unbroached provisions, paints, ropes
93	and other consumable stores ~~(excluding spare parts)~~ in the ~~said~~ Vessel ~~at the then current market prices at the~~

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PART II

94~~ports of delivery and redelivery, respectively. The Charterers shall ensure that all spare parts listed in the~~

95	~~inventory and used during the Charter Period are replaced at their expense prior to~~ on redelivery of the Vessel. See also Additional Clause 37 (Bunkers and Iuboils).

9610.Maintenance and Operation

97(a)(i) Maintenance and Repairs - During the Charter Period the Vessel shall be in the full possession and at the

98	absolute disposal for all purposes of the Charterers and under their complete control in every respect. The
99	Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of
100	repair, in efficient operating condition and in accordance with good commercial maintenance practice and,
101	except as provided for in Clause 14(l), if applicable, at their own expense they shall at all times keep the Vessel’s
102	Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary
103	certificates in force at all times.
~~104~~	~~(ii) New Class and Other Safety Requirements - In the event of any improvement, structural changes or new~~
~~105~~	~~equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements~~
~~106~~	~~or by compulsory legislation costing (excluding the Charterers’ loss of time) more than the percentage stated in~~
~~107~~	~~Box 23, or if Box 23 is left blank, 5 per cent of the Vessel’s insurance value as stated in Box 29, then the extent, if~~
~~108~~	~~any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between~~
~~109~~	~~the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the~~
~~110~~	~~Charterers having regard, inter alia, to the length of the period remaining under this Charter shall, in the absence~~
~~111~~	~~of agreement, be referred to the dispute resolution method agreed in Clause 30.~~
112	(iii) Financial Security - The Charterers shall maintain financial security or responsibility in respect of third party
113	liabilities as required by any government, including federal, state or municipal or other division or authority
114	thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place,
115	territorial or contiguous waters of any country, state or municipality in performance of this Charter without any
116	delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such
117	government or division or authority thereof.
118	The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy
119	such requirements at the Charterers’ sole expense and the Charterers shall indemnify the Owners against all
120	consequences whatsoever (including loss of time) for any failure or inability to do so.

121(b)Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual,

122	navigate, operate, supply, fuel and, whenever required, repair the Vessel during the ~~Charter Period~~Agreement Term and they
123	shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of
124	the Vessel under this Charter, including annual flag state fees and any foreign general municipality and/or state
125	taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes
126	whatsoever, even if for any reason appointed by the Owners.
127	Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel’s
128	flag or any other applicable law.

129(c)The Charterers shall keep the Owners and the mortgagee(s) advised of the intended employment, planned dry-

130	docking and major repairs of the Vessel, as reasonably required. See also Addidional Clause 56 (Operational notifiable events).

131(d)Flag and Name of Vessel – During the Charter Period, the Charterers shall have the liberty to paint the Vessel in

132

their own colours, install and display their funnel insignia and fly their own house flag. For so long as a Sub-Charter is in existence, the word “their” whenever used in the preceding sentence shall be construed as a reference to the Sub-Charterer. The Charterers shall also

133	have the liberty~~, with the Owners’ consent, which shall not be unreasonably withheld,~~ to (i) change the flag ~~and/or~~
134

~~the name~~ of the Vessel to any Pre-Approved Flag or any other flag approved by the Owners (such approval not to be unreasonably withheld) during the Charter Period and (ii) with the Owners’ prior consent (which consent shall not be unreasonably withheld) to change the name of the Vessel during the Charter Period. ~~Painting and re-painting, instalment and re-instalment,~~

~~135~~	~~registration and re-registration, if required by the Owners, shall be at the Charterers’ expense and time.~~

136(e)Changes to the Vessel – See Additional Clause 39 (Structural changes and alterations)~~Subject to Clause 10(a)(ii), the Charterers shall make no structural changes in the Vessel~~

~~137~~	~~or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing~~
~~138~~	~~the Owners’ approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the~~
~~139~~	~~Vessel to its former condition before the termination of this Charter.~~

140(f)Use of the Vessel’s Outfit, Equipment and Appliances - The Charterers shall have the use of all outfit, equipment,

141	and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent
142	shall be returned to the Owners on redelivery (in the event that redelivery is required in accordance with this Charter) in the same good order and condition as when received, ordinary

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PART II

143	wear and tear excepted. The Charterers shall from time to time during the Charter Period replace such items of
144	equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs
145	to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards
146	workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right
147

to fit additional equipment at their expense and risk but title to such additional equipment shall, unless agreed between the Owners and the Charterers, be deemed to have passed to the Owners immediately upon such fitting, and the Charterers shall, at the Charterers’ costs, remove such equipment and make good any damage caused by the fitting or removal of such additional equipment at the end

148

of the period if requested by the Owners (acting reasonably), unless the tile to the Vessel is transferred to the Charterers pursuant to this Charter. Any equipment including radio equipment on hire on the Vessel at

149	time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations
150	and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners
151	for all expenses incurred in connection therewith, also for any new equipment required in order to comply with
152	radio regulations.

153(g)Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts

154	whenever the same may be necessary, but not less than once during the period stated in Box 19 or, if Box 19 has
155	been left blank, every sixty (60) calendar months after delivery or such other period as may be required by the
156	Classification Society or flag state.

15711.Hire - See Additional Clause 40 (Hire)

~~158(a)The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter in respect~~

~~159~~	~~of which time shall be of the essence.~~

~~160(b)The Charterers shall pay to the Owners for the hire of the Vessel a lump sum in the amount indicated in Box 22~~

~~161~~	~~which shall be payable not later than every thirty (30) running days in advance, the first lump sum being payable~~
~~162~~	~~on the date and hour of the Vessel’s delivery to the Charterers. Hire shall be paid continuously throughout the~~
~~163~~	~~Charter Period.~~

~~164(c)Payment of hire shall be made in cash without discount in the currency and in the manner indicated in Box 25~~

~~165~~	~~and at the place mentioned in Box 26.~~

~~166(d)Final payment of hire, if for a period of less than thirty (30) running days, shall be calculated proportionally~~

~~167according to the number of days and hours remaining before redelivery and advance payment to be effected~~

~~168~~	~~accordingly.~~

~~169(e)    Should the Vessel be lost or missing, hire shall cease from the date and time when she was lost or last heard of.~~

~~170The date upon which the Vessel is to be treated as lost or missing shall be ten (10) days after the Vessel was last~~

~~171reported or when the Vessel is posted as missing by Lloyd’s, whichever occurs first. Any hire paid in advance to~~

~~172~~	~~be adjusted accordingly.~~

~~173(f)Any delay in payment of hire shall entitle the Owners to interest at the rate per annum as agreed in Box 24. If~~

~~174Box 24 has not been filled in, the three months Interbank offered rate in London (LIBOR or its successor) for the~~

~~175currency stated in Box 25, as quoted by the British Bankers’ Association (BBA) on the date when the hire fell due,~~

~~176~~	~~increased by 2 per cent, shall apply.~~

~~177(g)Payment of interest due under sub-clause 11(f) shall be made within seven (7) running days of the date of the~~

~~178Owners’ invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire~~

~~179~~	~~payment date.~~

18012.Mortgage - See Additional Clause 44 (Owners’ mortgage) and paragraph (p) (Further assurance) of Additional Clause 47 (Charterers’ undertakings)

~~181~~	~~(only to apply if Box 28 has been appropriately filled in)~~

~~182(a)*The Owners warrant that they have not effected any mortgage(s) of the Vessel and that they shall not effect any~~

~~183~~	~~mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~

184(b)*The Vessel chartered under this Charter ~~is~~may be financed by a mortgage according to the Financial Instrument.

185	The Charterers undertake to comply, and provide such information and documents to enable the Owners to
186	comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and
187	maintenance of the Vessel as laid down in the Financial Instrument or as may be directed from time to time
188	during the currency of the Charter by the mortgagee(s) in conformity with the Financial Instrument. The
189	Charterers confirm that, for this purpose, they will, once such Financial Instrument is available, ~~have acquainted themselves with all relevant terms, conditions~~

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PART II

~~190~~	~~and provisions of the Financial Instrument and agree to~~ acknowledge ~~this~~such Financial Instrument in writing in any form that may be
191

reasonably required by the mortgagee(s) provided that the Owners will ensure that such Financial Instrument will only impose obligations on the Charterers in line with the provisions contained in this Charter, and, for the avoidance of doubt, shall not result in additional obligations on the part of the Charterers. ~~The Owners warrant that they have not effected any mortgage(s) other than stated~~

~~192~~	~~in Box 28 and that they shall not agree to any amendment of the mortgage(s) referred to in Box 28 or effect any~~
~~193~~	~~other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~
~~194~~	~~*(Optional, Clauses 12(a) and 12(b) are alternatives; indicate alternative agreed in Box 28).~~

19513.Insurance and Repairs - See Additional Clause 41 (Insurance)

~~196(a)During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull and~~

~~197~~	~~machinery, war and Protection and Indemnity risks (and any risks against which it is compulsory to insure for the~~
~~198~~	~~operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii)) in such~~
~~199~~	~~form as the Owners shall in writing approve, which approval shall not be unreasonably withheld. Such insurances~~
~~200~~	~~shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and the~~
~~201~~	~~mortgagee(s) (if any), and the Charterers shall be at liberty to protect under such insurances the interests of any~~
~~202~~	~~managers they may appoint. Insurance policies shall cover the Owners and the Charterers according to their~~
~~203~~	~~respective interests.~~
~~204~~	~~Subject to the provisions of the Financial Instrument, if any, and the approval of the Owners and the insurers,~~
~~205~~	~~the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the~~
~~206~~	~~insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the~~
~~207~~	~~extent of coverage under the insurances herein provided for.~~
~~208~~	~~The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred~~
~~209~~	~~thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible~~
~~210~~	~~franchise(s) or deductibles provided for in the insurances.~~
~~211~~	~~All time used for repairs under the provisions of sub-clause 13(a) and for repairs of latent defects according to~~
~~212~~	~~Clause 3(c) above, including any deviation, shall be for the Charterers’ account.~~

~~213(b)If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall~~

~~214~~	~~be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers~~
~~215~~	~~as the case may be shall immediately furnish the other party with particulars of any additional insurance effected,~~
~~216~~	~~including copies of any cover notes or policies and the written consent of the insurers of any such required~~
~~217~~	~~insurance in any case where the consent of such insurers is necessary.~~

~~218(c)The Charterers shall upon the request of the Owners, provide information and promptly execute such documents~~

~~219~~	~~as may be required to enable the Owners to comply with the insurance provisions of the Financial Instrument.~~

~~220(d)Subject to the provisions of the Financial Instrument, if any, should the Vessel become an actual, constructive,~~

~~221~~	~~compromised or agreed total loss under the insurances required under sub-clause 13(a), all insurance payments~~
~~222~~	~~for such loss shall be paid to the Owners who shall distribute the moneys between the Owners and the Charterers~~
~~223~~	~~according to their respective interests. The Charterers undertake to notify the Owners and the mortgagee(s), if~~
~~224~~	~~any, of any occurrences in consequence of which the Vessel is likely to become a total loss as defined in this~~
~~225~~	~~Clause.~~

~~226(e)The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to~~

~~227~~	~~enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.~~

~~228(f)For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub~~

~~229~~	~~clause 13(a), the value of the Vessel is the sum indicated in Box 29.~~

23014.Insurance, Repairs and Classification

~~231~~	~~(Optional, only to apply if expressly agreed and stated in Box 29, in which event Clause 13 shall be considered~~
~~232~~	~~deleted).~~

~~233(a)During the Charter Period the Vessel shall be kept insured by the Owners at their expense against hull and~~

~~234~~	~~machinery and war risks under the form of policy or policies attached hereto. The Owners and/or insurers shall~~
~~235~~	~~not have any right of recovery or subrogation against the Charterers on account of loss of or any damage to the~~
~~236~~	~~Vessel or her machinery or appurtenances covered by such insurance, or on account of payments made to~~
~~237~~	~~discharge claims against or liabilities of the Vessel or the Owners covered by such insurance. Insurance policies~~
~~238~~	~~shall cover the Owners and the Charterers according to their respective interests.~~

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PART II

~~239(b)During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against Protection~~

~~240~~	~~and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel,~~
~~241~~	~~including maintaining financial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall~~
~~242~~	~~in writing approve which approval shall not be unreasonably withheld.~~

~~243(c)In the event that any act or negligence of the Charterers shall vitiate any of the insurance herein provided, the~~

~~244~~	~~Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands which~~
~~245~~	~~would otherwise have been covered by such insurance.~~

~~246(d)The Charterers shall, subject to the approval of the Owners or Owners’ Underwriters, effect all insured repairs,~~

~~247~~	~~and the Charterers shall undertake settlement of all miscellaneous expenses in connection with such repairs as~~
~~248~~	~~well as all insured charges, expenses and liabilities, to the extent of coverage under the insurances provided for~~
~~249~~	~~under the provisions of sub-clause 14(a).~~
~~250~~	~~The Charterers to be secured reimbursement through the Owners’ Underwriters for such expenditures upon~~
~~251~~	~~presentation of accounts.~~

~~252(e)The Charterers to remain responsible for and to effect repairs and settlement of costs and expenses incurred~~

~~253~~	~~thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible~~
~~254~~	~~franchise(s) or deductibles provided for in the insurances.~~

~~255(f)All time used for repairs under the provisions of sub-clauses 14(d) and 14(e) and for repairs of latent defects~~

~~256~~	~~according to Clause 3 above, including any deviation, shall be for the Charterers’ account and shall form part of~~
~~257~~	~~the Charter Period.~~
~~258~~	~~The Owners shall not be responsible for any expenses as are incident to the use and operation of the Vessel for~~
~~259~~	~~such time as may be required to make such repairs.~~

~~260(g)If the conditions of the above insurances permit additional insurance to be placed by the parties such cover shall~~

~~261~~	~~be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers~~
~~262~~	~~as the case may be shall immediately furnish the other party with particulars of any additional insurance effected,~~
~~263~~	~~including copies of any cover notes or policies and the written consent of the insurers of any such required~~
~~264~~	~~insurance in any case where the consent of such insurers is necessary.~~

~~265(h)Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances~~

~~266~~	~~required under sub-clause 14(a), all insurance payments for such loss shall be paid to the Owners, who shall~~
~~267~~	~~distribute the moneys between themselves and the Charterers according to their respective interests.~~

~~268(i)If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged~~

~~269~~	~~by the Owners in accordance with sub-clause 14(a), this Charter shall terminate as of the date of such loss.~~

~~270(j)The Charterers shall upon the request of the Owners, promptly execute such documents as may be required to~~

~~271~~	~~enable the Owners to abandon the Vessel to the insurers and claim a constructive total loss.~~

~~272(k)For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub~~

~~273~~	~~clause 14(a), the value of the Vessel is the sum indicated in Box 29.~~

~~274(l)Notwithstanding anything contained in sub-clause 10(a), it is agreed that under the provisions of Clause 14, if~~

~~275~~	~~applicable, the Owners shall keep the Vessel’s Class fully up to date with the Classification Society indicated in~~
~~276~~	~~Box 10 and maintain all other necessary certificates in force at all times.~~

27715.Redelivery - See Additional Clauses 42 (Redelivery) and 43 (Redelivery conditions)

~~278~~	~~At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe~~
~~279~~	~~and ice-free port or place as indicated in Box 16, in such ready safe berth as the Owners may direct. The~~
~~280~~	~~Charterers shall give the Owners not less than thirty (30) running days’ preliminary notice of expected date, range~~
~~281~~	~~of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days’ definite notice~~
~~282~~	~~of expected date and port or place of redelivery.~~
~~283~~	~~Any changes thereafter in the Vessel’s position shall be notified immediately to the Owners.~~
~~284~~	~~The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding~~
~~285~~	~~ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel~~
~~286~~	~~within the Charter Period. Notwithstanding the above, should the Charterers fail to redeliver the Vessel within~~
~~287~~	~~the Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Box 22 plus 10 per~~
~~288~~	~~cent or to the market rate, whichever is the higher, for the number of days by which the Charter Period is~~
~~289~~	~~exceeded. All other terms, conditions and provisions of this Charter shall continue to apply.~~
~~290~~	~~Subject to the provisions of Clause 10, the Vessel shall be redelivered to the Owners in the same or as good~~

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~~291~~	~~structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class~~
~~292~~	~~excepted.~~
~~293~~	~~The Vessel upon redelivery shall have her survey cycles up to date and trading and class certificates valid for at~~
~~294~~	~~least the number of months agreed in Box 17.~~

29516.Non-Lien - See also paragraph (z) (Negative pledge) of Additional Clause 47 (Charterers’ undertakings)

296	~~The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their~~
297	~~agents, which might have priority over the title and interest of the Owners in the Vessel.~~ The Charterers further
298	agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the ~~Charter Period~~Agreement Term a notice
299	reading as follows:
300	“This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of
301	the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or
302	permit to be imposed on the Vessel any lien whatsoever.”

~~30317.Indemnity~~

~~304(a)The Charterers shall indemnify the Owners against any loss, damage or expense incurred by the Owners arising~~

~~305~~	~~out of or in relation to the operation of the Vessel by the Charterers, and against any lien of whatsoever nature~~
~~306~~	~~arising out of an event occurring during the Charter Period. If the Vessel be arrested or otherwise detained by~~
~~307~~	~~reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their~~
~~308~~	~~own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including~~
~~309~~	~~the provision of bail.~~
~~310~~	~~Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all~~
~~311~~	~~consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.~~

~~312(b)If the Vessel be arrested or otherwise detained by reason of a claim or claims against the Owners, the Owners~~

~~313~~	~~shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released,~~
~~314~~	~~including the provision of bail.~~
~~315~~	~~In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred~~
~~316~~	~~by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention.~~

31718.Lien

~~318~~	~~The Owners to have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or any~~
~~319~~	~~sub-charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on~~
~~320~~	~~the Vessel for all moneys paid in advance and not earned.~~

32119.Salvage

322	All salvage and towage performed by the Vessel shall be for the Charterers’ benefit and the cost of repairing
323	damage occasioned thereby shall be borne by the Charterers.

32420.Wreck Removal

325	In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the
326	Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence
327	of the Vessel becoming a wreck or obstruction to navigation.

32821.General Average

329	The Owners shall not contribute to General Average.

33022.Assignment, Sub-Charter and Sale - See Additional Clause 51 (Sub-chartering and assignment)

~~331(a)The Charterers shall not assign this Charter nor sub-charter the Vessel on a bareboat basis except with the prior~~

~~332~~	~~consent in writing of the Owners, which shall not be unreasonably withheld, and subject to such terms and~~
~~333~~	~~conditions as the Owners shall approve.~~

~~334(b)The Owners shall not sell the Vessel during the currency of this Charter except with the prior written consent of~~

~~335~~	~~the Charterers, which shall not be unreasonably withheld, and subject to the buyer accepting an assignment of~~
~~336~~	~~this Charter.~~

33723.Contracts of Carriage

338(a)*The Charterers are to procure that all documents issued during the ~~Charter Period~~Agreement Term evidencing the terms and

339	conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation

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PART II

340	relating to carrier’s liability for cargo compulsorily applicable in the trade; if no such legislation exists, the
341

documents shall incorporate the Hague-Visby Rules, the Hague Rules (or any successor thereto, including the Rotterdam Rules) or the Hamburg Rules. The documents shall also contain the New Jason Clause and

342	the Both-to-Blame Collision Clause.

~~343(b)*The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of~~

~~344~~	~~passengers and their luggage under this Charter shall contain a paramount clause incorporating any legislation~~
~~345~~	~~relating to carrier’s liability for passengers and their luggage compulsorily applicable in the trade; if no such~~
~~346~~	~~legislation exists, the passenger tickets shall incorporate the Athens Convention Relating to the Carriage of~~
~~347~~	~~Passengers and their Luggage by Sea, 1974, and any protocol thereto.~~
~~348~~	~~*Delete as applicable.~~

~~34924.Bank Guarantee~~

~~350~~	~~(Optional, only to apply if Box 27 filled in)~~
~~351~~	~~The Charterers undertake to furnish, before delivery of the Vessel, a first class bank guarantee or bond in the~~
~~352~~	~~sum and at the place as indicated in Box 27 as guarantee for full performance of their obligations under this~~
~~353~~	~~Charter.~~

35425.Requisition/Acquisition

355(a)In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority

356	(hereinafter referred to as “Requisition for Hire”) irrespective of the date during the ~~Charter Period~~Agreement Term when
357	“Requisition for Hire” may occur and irrespective of the length thereof and whether or not it be for an indefinite
358	or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the
359	~~Charter Period~~Agreement Term, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated
360	and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time
361	when the Charter would have terminated pursuant to any of the provisions hereof always provided however that
362	in the event of “Requisition for Hire” any Requisition Hire or compensation received or receivable by the Owners
363	shall, in the absence of a Termination Event, be payable to the Charterers during the remainder of the Charter Period or the period of the “Requisition
364	for Hire” whichever be the shorter.

~~365(b)In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the~~

~~366~~	~~Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as~~
~~367~~	~~“Compulsory Acquisition”), then, irrespective of the date during the Charter Period when “Compulsory~~
~~368~~	~~Acquisition” may occur, this Charter shall be deemed terminated as of the date of such “Compulsory Acquisition”.~~
~~369~~	~~In such event Charter Hire to be considered as earned and to be paid up to the date and time of such “Compulsory~~
~~370~~	~~Acquisition”.~~

37126.War

372(a)For the purpose of this Clause, the words “War Risks” shall include any war (whether actual or threatened), act

373	of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines
374	(whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades
375	(whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or
376	against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or politcal group, or
377	the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous
378	to the Vessel, her cargo, crew or other persons on board the Vessel.

379(b)The Vessel~~, unless the written consent of the Owners be first obtained,~~ shall not continue to or go through any

380	port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that
381	the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners,
382

may be, or are likely to be, exposed to War Risks provided that if the Charterers have (at their costs) placed and will maintain the necessary Insurances against the relevant War Risks in accordance with Additional Clause 41 (Insurance) and evidence of such insurance cover (or a written confirmation from the relevant insurers and/or brokers that such insurance has or will, prior to the commencement of the relevant voyage, become effective) has been provided to the Owners then such voyage shall be permitted hereunder. Should the Vessel be within any such place as aforesaid, which

383	only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, the Owners shall have
384	the right to require the Vessel to leave such area.

385(c)The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed

386	on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or
387	against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject,
388	or is likely to be subject to a belligerent’s right of search and/or confiscation.

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PART II

389(d)If the insurers of the war risks insurance~~, when Clause 14 is applicable,~~ should require payment of premiums

390	and/or calls because, pursuant to the Charterers’ orders, the Vessel is within, or is due to enter and remain within,
391	any area or areas which are specified by such insurers as being subject to additional premiums because of War
392	Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as
393	the next payment of hire is due.

394(e)The Charterers shall have the liberty:

395(i) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in

396	convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which
397	are given by the Government of the Nation under whose flag the Vessel sails, or any other Government, body or
398	group whatsoever acting with the power to compel compliance with their orders or directions;
399	(ii) to comply with the orders, directions or recommendations of any war risks underwriters who have the
400	authority to give the same under the terms of the war risks insurance;
401	(iii) to comply with the terms of any resolution of the Security Council of the United Nations, any directives of
402	the European Community, the effective orders of any other Supranational body which has the right to issue and
403	give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey
404	the orders and directions of those who are charged with their enforcement.

~~405(f)In the event of outbreak of war (whether there be a declaration of war or not)~~

~~406(i) between any two or more of the following countries: the United States of America; Russia; the United Kingdom;~~

~~407~~	~~France; and the People’s Republic of China,~~

~~408(ii) between any two or more of the countries stated in Box 36, both the Owners and the Charterers shall have~~

~~409~~	~~the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance~~
~~410~~	~~with Clause 15, if the Vessel has cargo on board after discharge thereof at destination, or if debarred under this~~
~~411~~	~~Clause from reaching or entering it at a near, open and safe port as directed by the Owners, or if the Vessel has~~
~~412~~	~~no cargo on board, at the port at which the Vessel then is or if at sea at a near, open and safe port as directed by~~
~~413~~	~~the Owners. In all cases hire shall continue to be paid in accordance with Clause 11 and except as aforesaid all~~
~~414~~	~~other provisions of this Charter shall apply until redelivery.~~

41527.Commission

~~416~~	~~The Owners to pay a commission at the rate indicated in Box 33 to the Brokers named in Box 33 on any hire paid~~
~~417~~	~~under the Charter. If no rate is indicated in Box 33, the commission to be paid by the Owners shall cover the~~
~~418~~	~~actual expenses of the Brokers and a reasonable fee for their work.~~
~~419~~	~~If the full hire is not paid owing to breach of the Charter by either of the parties the party liable therefor shall~~
~~420~~	~~indemnify the Brokers against their loss of commission.~~
~~421~~	~~Should the parties agree to cancel the Charter, the Owners shall indemnify the Brokers against any loss of~~
~~422~~	~~commission but in such case the commission shall not exceed the brokerage on one year’s hire.~~

42328.Termination - See Additional Clauses 50 (Termination Events) and 53 (Total Loss)

~~424(a)Charterers’ Default~~

~~425~~	~~The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter~~
~~426~~	~~with immediate effect by written notice to the Charterers if:~~

~~427(i) the Charterers fail to pay hire in accordance with Clause 11. However, where there is a failure to make punctual~~

~~428~~	~~payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers,~~
~~429~~	~~the Owners shall give the Charterers written notice of the number of clear banking days stated in Box 34 (as~~
~~430~~	~~recognised at the agreed place of payment) in which to rectify the failure, and when so rectified within such~~
~~431~~	~~number of days following the Owners’ notice, the payment shall stand as regular and punctual.~~
~~432~~	~~Failure by the Charterers to pay hire within the number of days stated in Box 34 of their receiving the Owners’~~
~~433~~	~~notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and~~
~~434~~	~~terminate the Charter without further notice;~~
~~435~~	~~(ii) the Charterers fail to comply with the requirements of:~~

~~436(1)Clause 6 (Trading Restrictions)~~

~~437(2)Clause 13(a) (Insurance and Repairs)~~

~~438~~	~~provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a~~

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PART II

~~439~~	~~specified number of days grace within which to rectify the failure without prejudice to the Owners’ right to~~
~~440~~	~~withdraw and terminate under this Clause if the Charterers fail to comply with such notice;~~
~~441~~	~~(iii) the Charterers fail to rectify any failure to comply with the requirements of sub-clause 10(a)(i) (Maintenance~~
~~442~~	~~and Repairs) as soon as practically possible after the Owners have requested them in writing so to do and in any~~
~~443~~	~~event so that the Vessel’s insurance cover is not prejudiced.~~

~~444(b)Owners’ Default~~

~~445~~	~~If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that~~
~~446~~	~~the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14)~~
~~447~~	~~running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall~~
~~448~~	~~be entitled to terminate this Charter with immediate effect by written notice to the Owners.~~

~~449(c)Loss of Vessel~~

~~450~~	~~This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive~~
~~451~~	~~or compromised or arranged total loss. For the purpose of this sub-clause, the Vessel shall not be deemed to be~~
~~452~~	~~lost unless she has either become an actual total loss or agreement has been reached with her underwriters in~~
~~453~~	~~respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is~~
~~454~~	~~not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.~~

~~455(d)Either party shall be entitled to terminate this Charter with immediate effect by written notice to the other party~~

~~456~~	~~in the event of an order being made or resolution passed for the winding up, dissolution on, liquidation or~~
~~457~~	~~bankruptcy of the other party (otherwise than for the purpose of reconstruction on or amalgamation) or if a receiver~~
~~458~~	~~is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or~~
~~459~~	~~composition on with its creditors.~~

~~460(e)The termination of this Charter shall be without prejudice to all rights accrued due between the parties prior to~~

~~461~~	~~the date of termination and to any claim that either party might have.~~

46229.Repossession

463	In the event of the termination of this Charter in accordance with the applicable provisions of ~~Clause 28~~this Charter, the
464	Owners shall have the right to repossess the Vessel from the Charterers at her current or next port of call, or at
465	a port or place convenient to them without hindrance or interference by the Charterers, courts or local
466	authorities. Pending physical repossession of the Vessel in accordance with this Clause 29, the Charterers shall
467

hold the Vessel as gratuitous bailee only to the Owners and the Charterers shall procure that the master and crew follow the orders and directions of the Owners. ~~The Owners shall arrange for an authorised~~

~~468~~	~~representative to board the Vessel as soon as reasonably practicable following the termination of the Charter.~~
469	The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the
470	Vessel by the Owners’ representative. All arrangements and expenses relating to the se ling of wages,
471	disembarkation and repatriation of the Charterers’ Master, officers and crew shall be the sole responsibility of
472	the Charterers.

47330.Dispute Resolution

474(a)*This Contract and any non-contractual obligations arising from or in connection with it shall in all respects be governed by and ~~construed~~interpreted in accordance with English law and any dispute arising out of

475	or in connection with this Contract shall be referred to arbitration in London in accordance with the Arbitration
476	Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the
477	provisions of this Clause.
478	The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA)
479	Terms current at the time when the arbitration proceedings are commenced.
480	The reference shall be to three arbitrators. The arbitration proceedings shall be conducted in English. A party wishing to refer a dispute to arbitration shall appoint its
481	arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint
482	its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole
483	arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14
484	days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within
485	the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further
486	prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly.
487	The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.
488	Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the

489appointment of a sole arbitrator.

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PART II

490	In cases where neither the claim nor any counterclaim exceeds the sum of US$~~5~~100,000 (or such other sum as the
491	parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure
492	current at the time when the arbitration proceedings are commenced.

~~493(b)*This Contract shall be governed by and construed in accordance with Title 9 of the United States Code and the~~

~~494~~	~~Maritime Law of the United States and any dispute arising out of or in connection with this Contract shall be~~
~~495~~	~~referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the~~
~~496~~	~~two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any~~
~~497~~	~~award, judgement may be entered on an award by any court of competent jurisdiction. The proceedings shall be~~
~~498~~	~~conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~
~~499~~	~~In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the~~
~~500~~	~~parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure~~
~~501~~	~~of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.~~

~~502(c)*This Contract shall be governed by and construed in accordance with the laws of the place mutually agreed by~~

~~503~~	~~the parties and any dispute arising out of or in connection with this Contract shall be referred to arbitration at a~~
~~504~~	~~mutually agreed place, subject to the procedures applicable there.~~

~~505(d)Notwithstanding (a), (b) or (c) above, the parties may agree at any time to refer to mediation any difference~~

~~506~~	~~and/or dispute arising out of or in connection with this Contract.~~
~~507~~	~~In the case of a dispute in respect of which arbitration has been commenced under (a), (b) or (c) above, the~~
~~508~~	~~following shall apply:~~

~~509(i) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation~~

~~510~~	~~by service on the other party of a written notice (the “Mediation Notice”) calling on the other party to agree to~~
~~511~~	~~mediation.~~

~~512(ii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they~~

~~513~~	~~agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days,~~
~~514~~	~~failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal~~
~~515~~	~~(“the Tribunal”) or such person as the Tribunal may designate for that purpose. The mediation shall be conducted~~
~~516~~	~~in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event~~
~~517~~	~~of disagreement, as may be set by the mediator.~~

~~518(iii) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and~~

~~519~~	~~may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.~~

~~520(iv) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers~~

~~521~~	~~necessary to protect its interest.~~

~~522(v) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall~~

~~523~~	~~continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account~~
~~524~~	~~when setting the timetable for steps in the arbitration.~~

~~525(vi) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in~~

~~526~~	~~the mediation and the parties shall share equally the mediator’s costs and expenses.~~

~~527(vii) The mediation process shall be without prejudice and confidential and no information or documents~~

~~528~~	~~disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law~~
~~529~~	~~and procedure governing the arbitration.~~
~~530~~	~~(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)~~

~~531(e)If Box 35 in Part I is not appropriately filled in, sub-clause 30(a) of this Clause shall apply. Sub-clause 30(d) shall~~

~~532~~	~~apply in all cases.~~
~~533~~	~~*Sub-clauses 30(a), 30(b) and 30(c) are alternatives; indicate alternative agreed in Box 35.~~

53431.Notices - See Additional Clause 67 (Notices)

~~535(a)Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex,~~

~~536~~	~~registered or recorded mail or by personal service.~~

~~537(b)The address of the Parties for service of such communication shall be as stated in Boxes 3 and 4 respectively.~~

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PART III

~~11.Specifications and Building Contract~~

~~2(a)The Vessel shall be constructed in accordance with the Building Contract (hereafter called “the Building Contract”)~~

~~3~~	~~as annexed to this Charter, made between the Builders and the Owners and in accordance with the specifications~~
~~4~~	~~and plans annexed thereto, such Building Contract, specifications and plans having been counter-signed as~~
~~5~~	~~approved by the Charterers.~~

~~6(b)No change shall be made in the Building Contract or in the specifications or plans of the Vessel as approved by~~

~~7~~	~~the Charterers as aforesaid, without the Charterers’ consent.~~

~~8(c)The Charterers shall have the right to send their representative to the Builders’ Yard to inspect the Vessel during~~

~~9~~	~~the course of her construction to satisfy themselves that construction is in accordance with such approved~~
~~10~~	~~specifications and plans as referred to under sub-clause (a) of this Clause.~~

~~11(d)The Vessel shall be built in accordance with the Building Contract and shall be of the description set out therein.~~

~~12~~	~~Subject to the provisions of sub-clause 2(c)(ii) hereunder, the Charterers shall be bound to accept the Vessel from~~
~~13~~	~~the Owners, completed and constructed in accordance with the Building Contract, on the date of delivery by the~~
~~14~~	~~Builders. The Charterers undertake that having accepted the Vessel they will not thereafter raise any claims~~
~~15~~	~~against the Owners in respect of the Vessel’s performance or specification or defects, if any.~~
~~16~~	~~Nevertheless, in respect of any repairs, replacements or defects which appear within the first 12 months from~~
~~17~~	~~delivery by the Builders, the Owners shall endeavour to compel the Builders to repair, replace or remedy any~~
~~18~~	~~defects or to recover from the Builders any expenditure incurred in carrying out such repairs, replacements or~~
~~19~~	~~remedies.~~
~~20~~	~~However, the Owners’ liability to the Charterers shall be limited to the extent the Owners have a valid claim~~
~~21~~	~~against the Builders under the guarantee clause of the Building Contract (a copy whereof has been supplied to~~
~~22~~	~~the Charterers). The Charterers shall be bound to accept such sums as the Owners are reasonably able to recover~~
~~23~~	~~under this Clause and shall make no further claim on the Owners for the difference between the amount(s) so~~
~~24~~	~~recovered and the actual expenditure on repairs, replacement or remedying defects or for any loss of time~~
~~25~~	~~incurred.~~
~~26~~	~~Any liquidated damages for physical defects or deficiencies shall accrue to the account of the party stated in Box~~
~~27~~	~~41(a) or if not filled in shall be shared equally between the parties.~~
~~28~~	~~The costs of pursuing a claim or claims against the Builders under this Clause (including any liability to the Builders)~~
~~29~~	~~shall be borne by the party stated in Box 41(b) or if not filled in shall be shared equally between the parties.~~

302.Time and Place of Delivery

~~31(a)Subject to the Vessel having completed her acceptance trials including trials of cargo equipment in accordance~~

~~32~~	~~with the Building Contract and specifications to the satisfaction of the Charterers, the Owners shall give and the~~
~~33~~	~~Charterers shall take delivery of the Vessel afloat when ready for delivery and properly documented at the~~
~~34~~	~~Builders’ Yard or some other safe and readily accessible dock, wharf or place as may be agreed between the~~
~~35~~	~~parties hereto and the Builders. Under the Building Contract the Builders have es mated that the Vessel will be~~
~~36~~	~~ready for delivery to the Owners as therein provided but the delivery date for the purpose of this Charter shall~~
~~37~~	~~be the date when the Vessel is in fact ready for delivery by the Builders after completion of trials whether that~~
~~38~~	~~be before or after as indicated in the Building Contract. The Charterers shall not be entitled to refuse acceptance~~
~~39~~	~~of delivery of the Vessel and upon and after such acceptance, subject to Clause 1(d), the Charterers shall not be~~
~~40~~	~~entitled to make any claim against the Owners in respect of any conditions, representations or warranties,~~
~~41~~	~~whether express or implied, as to the seaworthiness of the Vessel or in respect of delay in delivery.~~

~~42(b)If for any reason other than a default by the Owners under the Building Contract, the Builders become entitled~~

~~43~~	~~under that Contract not to deliver the Vessel to the Owners, the Owners shall upon giving to the Charterers~~
~~44~~	~~written notice of Builders becoming so entitled, be excused from giving delivery of the Vessel to the Charterers~~
~~45~~	~~and upon receipt of such notice by the Charterers this Charter shall cease to have effect.~~

~~46(c)If for any reason the Owners become entitled under the Building Contract to reject the Vessel the Owners shall,~~

~~47~~	~~before exercising such right of rejection, consult the Charterers and thereupon~~
~~48~~	~~(i) if the Charterers do not wish to take delivery of the Vessel they shall inform the Owners within seven (7)~~
~~49~~	~~running days by notice in writing and upon receipt by the Owners of such notice this Charter shall cease~~
~~50~~	~~to have effect; or~~
~~51~~	~~(ii) if the Charterers wish to take delivery of the Vessel they may by notice in writing within seven (7)~~
~~52~~	~~running days require the Owners to negotiate with the Builders as to the terms on which delivery should~~
~~53~~	~~be taken and/or refrain from exercising their right to rejection and upon receipt of such notice the~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART III

~~54~~	~~Owners shall commence such negotiations and/or take delivery of the Vessel from the Builders and~~
~~55~~	~~deliver her to the Charterers;~~
~~56~~	~~(iii) in no circumstances shall the Charterers be entitled to reject the Vessel unless the Owners are able to~~
~~57~~	~~reject the Vessel from the Builders;~~
~~58~~	~~(iv) if this Charter terminates under sub-clause (b) or (c) of this Clause, the Owners shall thereafter not be~~
~~59~~	~~liable to the Charterers for any claim under or arising out of this Charter or its termination.~~

~~60(d)Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing a~~

~~61~~	~~claim therefor shall accrue to the account of the party stated in Box 41(c) or if not filled in shall be shared~~
~~62~~	~~equally between the parties.~~

633.Guarantee Works

~~64~~	~~If not otherwise agreed, the Owners authorise the Charterers to arrange for the guarantee works to be~~
~~65~~	~~performed in accordance with the building contract terms, and hire to continue during the period of guarantee~~
~~66~~	~~works. The Charterers have to advise the Owners about the performance to the extent the Owners may request.~~

674.Name of Vessel

~~68~~	~~The name of the Vessel shall be mutually agreed between the Owners and the Charterers and the Vessel shall be~~
~~69~~	~~painted in the colours, display the funnel insignia and fly the house flag as required by the Charterers.~~

705.Survey on Redelivery

~~71~~	~~The Owners and the Charterers shall appoint surveyors for the purpose of determining and agreeing in writing~~
~~72~~	~~the condition of the Vessel at the time of redelivery.~~
~~73~~	~~Without prejudice to Clause 15 (Part II), the Charterers shall bear all survey expenses and all other costs, if any,~~
~~74~~	~~including the cost of docking and undocking, if required, as well as all repair costs incurred. The Charterers shall~~
~~75~~	~~also bear all loss of time spent in connection with any docking and undocking as well as repairs, which shall be~~
~~76~~	~~paid at the rate of hire per day or pro rata.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART IV

~~1~~	~~On expiration of this Charter and provided the Charterers have fulfilled their obligations according to Part I and~~
~~2~~	~~II as well as Part III, if applicable, it is agreed, that on payment of the final payment of hire as per Clause 11 the~~
~~3~~	~~Charterers have purchased the Vessel with everything belonging to her and the Vessel is fully paid for.~~
~~4~~	~~In the following paragraphs the Owners are referred to as the Sellers and the Charterers as the Buyers.~~
~~5~~	~~The Vessel shall be delivered by the Sellers and taken over by the Buyers on expiration of the Charter.~~
~~6~~	~~The Sellers guarantee that the Vessel, at the time of delivery, is free from all encumbrances and maritime liens~~
~~7~~	~~or any debts whatsoever other than those arising from anything done or not done by the Buyers or any existing~~
~~8~~	~~mortgage agreed not to be paid off by the time of delivery. Should any claims, which have been incurred prior to~~
~~9~~	~~the time of delivery be made against the Vessel, the Sellers hereby undertake to indemnify the Buyers against all~~
~~10~~	~~consequences of such claims to the extent it can be proved that the Sellers are responsible for such claims. Any~~
~~11~~	~~taxes, notarial, consular and other charges and expenses connected with the purchase and registration under~~
~~12~~	~~Buyers’ flag, shall be for Buyers’ account. Any taxes, consular and other charges and expenses connected with~~
~~13~~	~~closing of the Sellers’ register, shall be for Sellers’ account.~~
~~14~~	~~In exchange for payment of the last month’s hire instalment the Sellers shall furnish the Buyers with a Bill of Sale~~
~~15~~	~~duly attested and legalized, together with a certificate setting out the registered encumbrances, if any. On~~
~~16~~	~~delivery of the Vessel the Sellers shall provide for deletion of the Vessel from the Ship’s Register and deliver a~~
~~17~~	~~certificate of deletion to the Buyers.~~
~~18~~	~~The Sellers shall, at the time of delivery, hand to the Buyers all classification certificates (for hull, engines, anchors,~~
~~19~~	~~chains, etc.), as well as all plans which may be in Sellers’ possession.~~
~~20~~	~~The Wireless Installation and Nautical Instruments, unless on hire, shall be included in the sale without any extra~~
~~21~~	~~payment.~~
~~22~~	~~The Vessel with everything belonging to her shall be at Sellers’ risk and expense until she is delivered to the~~
~~23~~	~~Buyers, subject to the conditions of this Contract and the Vessel with everything belonging to her shall be~~
~~24~~	~~delivered and taken over as she is at the time of delivery, after which the Sellers shall have no responsibility for~~
~~25~~	~~possible faults or deficiencies of any description.~~
~~26~~	~~The Buyers undertake to pay for the repatriation of the Master, officers and other personnel if appointed by the~~
~~27~~	~~Sellers to the port where the Vessel entered the Bareboat Charter as per Clause 3 (Part II) or to pay the equivalent~~
~~28~~	~~cost for their journey to any other place.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART V

1. 1.Definitions

~~2For the purpose of this PART V, the following terms shall have the meanings hereby assigned to them:~~

~~3“The Bareboat Charter Registry” shall mean the registry of the State whose flag the Vessel will fly and in which~~

~~4the Charterers are registered as the bareboat charterers during the period of the Bareboat Charter.~~

~~5“The Underlying Registry” shall mean the registry of the state in which the Owners of the Vessel are registered~~

~~6as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat~~

~~7Charter Registration.~~

82.Mortgage

~~9The Vessel chartered under this Charter is financed by a mortgage and the provisions of Clause 12(b) (Part II)~~

~~10shall apply.~~

113.Termination of Charter by Default

~~12If the Vessel chartered under this Charter is registered in a Bareboat Charter Registry as stated in Box 44, and if~~

~~13the Owners shall default in the payment of any amounts due under the mortgage(s) specified in Box 28, the~~

~~14Charterers shall, if so required by the mortgagee, direct the Owners to re-register the Vessel in the Underlying~~

~~15Registry as shown in Box 45.~~

~~16In the event of the Vessel being deleted from the Bareboat Charter Registry as stated in Box 44, due to a default~~

~~17by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to~~

~~18terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners~~

~~19under this Charter.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

Execution version

Contract number: CDBLV-2024-BC-0604

67.	Notices	71
68.	Conflicts	72
69.	Survival of Charterers’ obligations	72
70.	Counterparts	72
71.	Confidentiality	72
72.	Third Parties Act	72
73.	Waiver of immunity	73
74.	FATCA	73
SCHEDULE 1 RELATED VESSELS AND RELEVANT INFORMATION		76
SCHEDULE 2 FORM OF PROTOCOL OF DELIVERY AND ACCEPTANCE		77
SCHEDULE 3 FORM OF TITLE TRANSFER PROTOCOL OF DELIVERY AND ACCEPTANCE		78
SCHEDULE 4 PERCENTAGE FOR CALCULATING PURCHASE OPTION FEE AND PREPAYMENT FEE		79
SIGNATURE PAGE		80

ADDITIONAL CLAUSES

TO BAREBOAT CHARTER FOR

THE LNG CARRIER

NAMED “AMUR RIVER”

32.Definitions

In this Charter:

“2018 Withdrawal Act” means the European Union (Withdrawal) Act 2018.

“2020 Withdrawal Act” means the European Union (Withdrawal Agreement) Act 2020.

“Account Bank” means UBS AG (or such other bank or financial institution as the Owners may approve);

“Account Charge” means the account charge over the Earnings Account and all amounts from time to time standing to the credit to the Earnings Account from the Charterers in favour of the Security Trustee.

“Actual Delivery Date” means the date of delivery of the Vessel by the Owners to the Charterers under this Charter.

“Actual Owners’ Costs” means the Purchase Price (as defined in the MOA).

“Affiliate” means, in relation to any entity, a Subsidiary of that entity, a Holding Company of that entity or any other Subsidiary of that Holding Company.

“Agreed Charter Period” means the period of sixty (60) months commencing from the Actual Delivery Date.

“Agreement Term” means the period commencing on the date of this Charter and terminating on the later of:

(a)	the expiration of the Charter Period; and
(b)

the date on which all money of any nature owed by the Obligors to the Owners under the Transaction Documents or otherwise in connection with the Vessel have been paid in full to the Owners and no obligations of the Obligors of any nature to the Owners or otherwise in connection with the Transaction Documents or with the Vessel remain unperformed or undischarged excluding, for the avoidance of doubt, any obligations included in the definition of “Indebtedness” in any Transaction Document expressed to be owed in respect of the Related Vessels rather than the Vessel.

“Applicable Rate” means, subject to Clause 40(o) (Cost of funds), for any Hire Period, the Reference Rate applicable to that Hire Period.

“Approved Manager” in relation to the Vessel, means the Dynagas Manager or any other internationally recognised and reputable management company with the prior written consent of the Owners (acting reasonably) and appointed by the Charterers.

“Approved Valuer” means each of Clarkson Platou, Fearnleys LNG, Braemar, Nordic Shipping, Poten & Partners and Associated Shipbrokers Monaco.

“Arrangement Fee” has the meaning given to such term in paragraph (a) (Arrangement fee) of Clause 54 (fees and expenses).

“Assigned Documents” means together, Initial Time Charter and the Replacement Time Charter, and “Assigned Document” means either one (1) of them.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Balloon” has the meaning given to such term in paragraph (a) of the definition of “Purchase Obligation Price” as set out below.

“Break Costs” means all costs, losses, premiums or penalties (excluding the Margin) incurred by the Owners (including any hedging or swap-related costs) as a result of the receipt by the Owners of any payment under or in relation to the Transaction Documents on a day other than the original due date for payment of the sum in question, or as a result of the Termination Sum or the Purchase Option Price being paid, or as a result of the relevant payment made by the Charterers under Clause 49(c)(ii)(B), or as a result of the relevant payment made by the Charterers under Clause 40(p).

“Breakfunding Gain” means all additional amounts received by the Owners as a result of the receipt by the Owners of any payment under or in relation to the Transaction Documents on a day other than the original due date for payment of the sum in question, or as a result of the Termination Sum or the Purchase Option Price being paid, or as a result of the relevant payment made by the Charterers under Clause 49(c)(ii)(B), or as a result of the relevant payment made by the Charterers under Clause 40(p).

“Business Day” means:

(a)	(in relation to the determination of the Actual Delivery Date) a day (other than a Saturday or Sunday) on which banks are open for general business in Marshall Islands; and
(b)	in any other cases, a day (other than a Saturday or Sunday) on which banks are open for general business in Athens, Hong Kong, New York and Shanghai.

“Business Ethics Laws” means any laws, regulations and/or other legally binding requirements or determinations in relation to bribery, corruption, fraud, money-laundering, terrorism, collusion bid-rigging or anti-trust, human rights violations (including forced labour and human trafficking) which are applicable to any relevant person or entity or to any jurisdiction where activities of such relevant person or entity are performed and which shall include: (i) the United Kingdom Bribery Act 2010, (ii) the United States Foreign Corrupt Practices Act 1977 and (iii) any United States, United Nations or European Union sanctions.

“Change of Control” occurs at any time if:

(a)	the Charterers cease to be a direct wholly-owned Subsidiary of the Shareholder; and/or
(b)

the Charter Guarantor (i) ceases to own (legally and/or beneficially, directly and/or indirectly) 100% of total share capital, total common partnership interest or units or the total limited liability company interest (as the case may be) in the Shareholder or the Charterers; and/or (ii) ceases to have the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors or board of managers or single manager or sole member (as the case may be) of the Shareholder or the Charterers; and/or

(c)

any person (i) owns (legally and/or beneficially, directly and/or indirectly) a higher percentage of the total common partnership interest or units in the Charter Guarantor than Dynagas Holding Ltd; and/or (ii) has the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors or the board of managers of the Charter Guarantor; and/or

(d)	No Permitted Holder is a member of the board of managers and/or the Chairman of the board of managers of the Charter Guarantor; and/or
(e)	Dynagas GP LLC ceases to be the general partner of the Charter Guarantor; and/or
(f)

Permitted Holders (i) cease to control, directly or indirectly, the affairs or the composition of the board of directors or board of managers (or equivalent, as applicable) of Dynagas GP LLC or Dynagas Holding Ltd or the Dynagas Manager; and/or (ii) cease to own (legally and/or beneficially, directly and/or indirectly) 100% of the total limited liability company interest of Dynagas GP LLC.

“Charter Guarantee” means the guarantee and indemnity made or to be made by the Charter Guarantor in favour of the Owners in respect of the Charterers’ obligations under the Transaction Documents.

“Charter Guarantor” means Dynagas LNG Partners LP, a limited partnership formed under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

“Charter Period” means, subject to paragraph (i) (Illegality) of Clause 40 (Hire), Clause 50 (Termination Events), paragraph (a) Clause 52 (Purchase Option, Purchase Obligation and transfer of title) and Clause 53 (Total Loss), the Agreed Charter Period.

“Charterers Group” means, collectively, the Charterers and the Charter Guarantor.

“Charterers’ Assignment” means the deed of assignment executed or to be executed (as the case may be) by the Charterers in favour of the Security Trustee in relation to certain of the Charterers’ rights and interest in and to (amongst other things) (a) the Earnings, (b) the Insurances, (c) the Requisition Compensation and (d) the Assigned Documents.

“Classification Society” means the vessel classification society referred to in Box 10 (Classification Society) of this Charter, or such other reputable classification society which the Owners may approve from time to time.

“Core Obligors” means the Charterers, the Charter Guarantor and (during the Pre-Delivery Period) the Sellers, and “Core Obligor” means any one of them.

“Cost Balance” means, at any relevant time during the Agreement Term, an amount equal to the aggregate of the Actual Owners’ Costs as may be reduced by payment, prepayment, or deemed payment of Fixed Hire or Cost Balance pursuant to paragraph (a) of Clause 40 (Hire), Clause 40(p) or Clause 49(c)(ii)(B).

“Debt” means the aggregate from time to time of all sums of any nature (together with all accrued unpaid interest on any of those sums) payable by the Charterers to the Owners under all or any of the Transaction Documents.

“Default Termination” means a Termination pursuant to the provisions of Clause 50 (Termination Events).

“Dynagas Manager” means Dynagas Ltd., a company incorporated under the laws of The Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia.

“Earnings” means:

(a)	all hires, freights and other sums payable to or for the account of the Charterers in respect of the Vessel including (without limitation) all earnings received or to be received from any Sub-Charter, all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of the Vessel; and

(b)

whenever the Vessel is employed on terms whereby any moneys falling within (i) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangements which is attributable to the Vessel.

“Earnings Account” means the US Dollar account in the name of the Charterers (with account number 73044943142007 opened with the Account Bank, and includes any subaccount thereof and such account which is designated by the Owners as the earnings account for the purposes of this Charter.

“Emissions Legislation” means:

(a)	the EU-ETS Regulations; and
(b)	any other laws, directives or regulations to which the Owners or the Charterers are subject in respect of greenhouse gas emissions (including any related emissions trading schemes),

as amended from time to time and in each case as applicable to the Owners or the Charterers.

“Encumbrance” means a mortgage, charge, assignment, pledge, lien, or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Environmental Approvals” means any present or future permit, licence, approval, ruling, variance, exemption or other Authorisation required under the applicable Environmental Law.

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.

“Environmental Incident” means:

(a)

any release, emission, spill or discharge from the Vessel or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from the Vessel in connection with which the Vessel is actually or reasonably likely to be potentially liable to be arrested, attached, detained or injuncted and/or the Vessel and/or the Charterers and/or the Approved Manager is at fault or allegedly at fault or otherwise reasonably likely to be liable to any legal or administrative action; or

(b)

any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually arrested, attached, detained or injuncted and/or the Vessel and/or the Charterers and/or any Approved Manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)

any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from the Vessel and in connection with which the Vessel is actually arrested and/or the Charterers and/or any Approved Manager is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

“Environmental Law” means any applicable law and regulation in any applicable jurisdiction in which the Charterers and/or Approved Manager conducts business which relates to the pollution or protection of the environment (to the extent relating to exposure to Environmentally Sensitive Material) or harm to or the protection of human health or the health of animals or plants (to the extent relating to exposure to Environmentally Sensitive Material).

“Environmentally Sensitive Material” means (i) oil and oil products and (ii) any other waste, pollutant, contaminant or other toxic substance (including any chemical, gas or hazardous or noxious substance) that is harmful to human health or other life or the environment.

“EU ETS Mandate Letter” means the mandate letter in respect of the Vessel addressed to the relevant entities charged with administering compliance with Emissions Legislation and duly executed by the Owners and the Dynagas Manager, mandating the Dynagas Manager as the party required to comply with and be responsible for compliance with the Emissions Legislation in place of the Owners.

“EU-ETS Regulations” means:

(a)

EU Emissions Trading Scheme (Directive 2003/87/EC establishing a system for greenhouse gas emission allowance trading within the Union and Decision (EU) 2015/1814 concerning the establishment and operation of a market stability reserve for the Union greenhouse gas emission trading system as amended by Directive (EU) 2023/959 of the European Parliament and of the Council of 10 May 2023) and the Commission Implementing Regulation (EU) 2023/2599 of 22 November 2023 (the “Implementing Regulation”) as the same may be amended, supplemented, superseded or readopted from time to time (whether with or without modifications); and

(b)	any applicable law implementing the above Directive and/or Implementing Regulation.

“EUR”, “€” and “euro” denote the single currency of the Participating Member States.

“Fair Market Value” means the fair market value of the Vessel ascertained in accordance with paragraph (b) (Valuations) of Clause 49 (Value maintenance).

“FATCA Deduction” has the meaning given to such term in Clause 74 (FATCA).

“Finance Document” means any facility agreement, security document, fee letter and any other document designated as such by the Finance Parties and the Owners and which have been or may be (as the case may be) entered into between the Finance Parties and the Owners for the purpose of financing or refinancing all or any part of the Actual Owners’ Costs and/or any “Actual Owners’ Costs” under any Related Charter.

“Finance Party” means any bank or financial institution which is or will be party to a Finance Document (other than the Owners, the Related Owners and other entities which may have agreed or be intended as debtors and/or obligors thereunder) and “Finance Parties” means two or more of them.

“Finance Party Quiet Enjoyment Agreement” means, in relation to the Vessel, either:

(a)

an agreement which the Finance Parties and the Owners (or, if any, their authorised agent on their behalf) shall execute in favour of the Charterers (or, as the context may require, a Sub-Charterer), such agreement to be in a form reasonably acceptable to the Charterers (or, as the context may require, the relevant Sub-Charterer) and the Finance Parties, or

(b)	the relevant Quiet Enjoyment Agreement as acceded to by the Finance Parties.

“Financial Half-Year” means, in respect of the Charterers and the Charter Guarantor, their interim semi-annual accounting period ending on 30 June in any calendar year that falls within the Agreement Term.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;
(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;
(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;
(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(f)

any amount raised under any other transaction (including any forward sale or hire purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)

any obligations under any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (including any actual amount is due as a result of the termination or close-out of that derivative transaction);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and
(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Financial Year” means, in respect of the Charterers and the Charter Guarantor, their annual accounting period ending on 31 December in each calendar year during the Agreement Term.

“Fifth Anniversary Date” means the date falling 60 months after the Actual Delivery Date.

“First Anniversary Date” means the date falling 12 months after the Actual Delivery Date.

“Fixed Hire” has the meaning given to such term under paragraph (a)(i) of Clause 40 (Hire).

“GAAP” means generally accepted accounting principles in the United States of America or

IFRS.

“Hire” means each or any combination or aggregate of (a) Fixed Hire and (b) Variable Hire.

“Hire Payment Date” means the last day of each and any Hire Period.

“Hire Period” means each and every three (3)-month period during the Charter Period, the first Hire Period to commence on the Actual Delivery Date and each successive Hire Period to commence on the last day of the immediately previous Hire Period provided that if a Hire Period would otherwise extend beyond the last day of the Charter Period, then such Hire Period shall end on the last day of the Charter Period, and, in relation to an Unpaid Sum, each period determined in accordance with Clause 40(g) (Default interest).

“Holding Company” means, in relation to any entity, any other entity in respect of which it is a Subsidiary.

“IAPPC” means a valid international air pollution prevention certificate for the Vessel issued under Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997).

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Indemnitee” has the meaning given to such term in Clause 57 (Further indemnities).

“Initial Charter Quiet Enjoyment Agreement” means in relation to the Initial Time Charter, the quiet enjoyment deed made or to be made between (a) the Owners (as lessor), (b) the Charterers (as lessee), and (c) the Initial Time Charterer, in such form as agreed between the parties thereto.

“Initial Time Charter” means the time charter dated 17 April 2014 and made between the Charterers (as owner) and the Initial Time Charterer (as charterer) in respect of the chartering of the Vessel (ex “Clean Force”), as may be amended, supplemented, extended, novated and/or replaced from time to time.

“Initial Time Charterer” means SEFE Marketing & Trading Singapore Pte. Limited (formerly known as “Gazprom Marketing & Trading Singapore Pte. Ltd.”) of 10 Collyer Quay #10-01 Ocean Financial Centre, Singapore, 049315.

“Innocent Owners’ Interest Insurances” means all policies and contracts of innocent owners’ interest insurance and innocent owners’ additional perils (oil pollution) insurance from time to time taken out by the Owners in relation to the Vessel.

“Insurances” means all policies and contracts of insurance which are from time to time taken out or entered into by the Charterers in respect of the Vessel or her Earnings or otherwise in connection with the Vessel or her Earnings.

“Interpolated Term SOFR” means, in relation to a Hire Period, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either
(A)	the applicable Term SOFR (as of the relevant Specified Time) for the longest period (for which Term SOFR is available) which is less than three (3) months; or

(B)

if no such Term SOFR is available for a period which is less than three (3) months, Overnight SOFR for the day which is two (2) US Government Securities Business Days before the relevant Variable Hire Determination Date; and

(b)	the applicable Term SOFR (as of the relevant Specified Time) for the shortest period (for which Term SOFR is available) which exceeds three (3) months.

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) (as amended by MSC 104 (73)) and A.913(22) (superseding Resolution A.788 (19)), as the same may be amended, supplemented or superseded from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code).

“ISM Company” means, at any given time, the company responsible for the Vessel’s compliance with the ISM Code under paragraph 1.1.2 of the ISM Code.

“ISPS Code” means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time).

“ISPS Company” means, at any given time, the company responsible for the Vessel’s compliance with the ISPS Code.

“ISSC” means a valid international ship security certificate for the Vessel issued under the ISPS Code.

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984;
(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and;
(d)

any reservations as to matters of law (but excluding at all times any reservations or qualifications as to matters of fact) referred to in the legal opinions delivered to the Owners under Clause 36 (Conditions precedent) of this Charter.

“Long Stop Date” has the meaning given to such term in the MOA.

“Major Casualty Amount” means three million US Dollars (US$3,000,000) or the equivalent in any other currency or currencies.

“Management Agreement” means, in relation to the Vessel and if applicable, the technical and/or commercial ship management agreement executed or to be executed (as the case may be) between the Approved Manager and the Charterers.

“Manager’s Undertaking” means, in relation to the Vessel, the deed of undertaking executed or to be executed by the Approved Manager in favour of the Owners and the Security Trustee.

“Margin” means two point one per cent. (2.1%) per annum.

“Market Disruption Rate” means the percentage rate per annum which is the Reference Rate.

“MARPOL” means the International Convention for the Prevention of Pollution from Ships adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time).

“Material Adverse Effect” means a material adverse change in, or a material adverse effect on:

(a)	the business, financial condition or operations of the Obligors; or
(b)	the validity, legality or enforceability of the Transaction Documents; or
(c)	the ability of any Obligor to perform its obligations under any Transaction Document,

which adversely affects the ability of each of the Obligors to perform its respective obligations under the Transaction Documents to which it is a party.

“MOA” has the meaning given to such term in Clause 34 (MOA, Quiet Enjoyment Agreement).

“Mortgagees’ Interest Insurances” means all policies and contracts of mortgagees’ interest insurance and mortgagees’ additional perils (oil pollution) insurance from time to time taken out by the Finance Parties in relation to the Vessel.

“Necessary Authorisations” means all Authorisations of any person including any government or other regulatory authority required by applicable law to enable it to:

(a)	lawfully enter into and perform its obligations under the Transaction Documents to which it is party;
(b)	ensure the legality, validity, enforceability or admissibility in evidence in England and, if different, its jurisdiction of incorporation, of such Transaction Documents to which it is party; and
(c)	carry on its business from time to time.

“Negative Share Pledge” means the negative pledge over all issued shares of the Charterers executed or (as the case may be) to be executed by the Shareholder in favour of the Owners.

“Net Sale Proceeds” means the proceeds of a sale of the Vessel received, net of any reasonable and documented fees, commissions, costs, disbursements or other expenses incurred by the Owners as a result of the Owners arranging the proposed sale.

“Obligors” means, together:

(a)	(during the Pre-Delivery Period) the Sellers;
(b)	the Charterers;
(c)	the Dynagas Manager;
(d)	the Shareholder;

(e)	the Charter Guarantor; and
(f)	and any person designated as such by the Owners and the Charterers from time to time),

and in each case an “Obligor”.

“Owners’ Account” has the meaning given to such term in paragraph (d) (Payment account information) of Clause 40 (Hire).

“Overnight SOFR” means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

“Party” means a party to this Charter.

“PDA” means the protocol of delivery and acceptance in relation to the Vessel to be executed between the Owners and the Charterers, substantially in the form of Schedule 2 (Form of Protocol of Delivery and Acceptance) hereto.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Permitted Holder” means Mr. George Prokopiou (being the Chairman of the board of managers of the Charter Guarantor as at the date of this Charter) and any of his direct lineal descendants.

“Permitted Encumbrance” means:

(a)	any Encumbrance created or to be created in accordance with the Security Documents;
(b)	liens for unpaid master’s and crew’s wages in accordance with the ordinary course of operation of the Vessel or in accordance with usual reputable maritime practice;
(c)	liens for salvage;
(d)	liens for master’s disbursements incurred in the ordinary course of trading;
(e)	any other liens securing obligations incurred in the ordinary course of trading and/or operating the Vessel and not more than sixty (60) days overdue;
(f)	any Encumbrance created or to be created by the Owners in favour of the Finance Parties in accordance with the relevant Finance Documents (but subject to any Finance Party Quiet Enjoyment Agreement);
(g)

other liens arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Vessel where the Charterers are contesting the claim giving rise to such lien in good faith by appropriate steps and for the payment of which adequate reserves have been made in case the Charterers finally have to pay such claim so long as any such proceedings shall not, and may reasonably be considered unlikely to lead to the arrest, sale, forfeiture or loss of the Vessel, or any interest in the Vessel;

(h)	Encumbrances arising by operation of law in respect of Taxes which are not overdue for payment or Taxes which are overdue for payment but which are being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made so long as any such proceedings or the continued existence of such Encumbrance shall not and may reasonably be considered unlikely to lead to the arrest, sale, forfeiture or loss of the Vessel, or any interest in the Vessel; and (i) any Encumbrance which has the prior written approval of the Owners.

“Potential Termination Event” means an event or circumstance which, with the expiry of any permitted grace period, the giving of any notice, the lapse of time or any combination of the foregoing is a Termination Event.

“Pre-Approved Flag” means Marshall Islands.

“Pre-Delivery Period” has the meaning given to such term in the MOA.

“Prepaid Amount” has the meaning given to such term in Clause 40(p).

“Prepayment Fee” means an amount that is calculated by multiplying (x) the Prepaid Amount by (y) the percentage applicable to the relevant period in which the Purchase Option Date falls, as set out in Schedule 4 (Percentage for calculating Purchase Option Fee and Prepayment Fee).

“Purchase Obligation” means the Charterers’ obligation to purchase the Vessel at the applicable Purchase Obligation Price in accordance with Clause 52 (Purchase Option, Purchase Obligation and transfer of title).

“Purchase Obligation Price” means the amount due and payable by the Charterers to the Owners pursuant to paragraph (c) of Clause 52 (Purchase Option, Purchase Obligation and transfer of title), being the aggregate of:

(a)	an amount (the “Balloon”) which is twenty per cent (20%) of the Actual Owners’ Costs;
(b)	any difference by which the then current Cost Balance exceeds the Balloon;
(c)	any Variable Hire accrued and remains unpaid, plus any interest on such Variable Hire accrued due and unpaid pursuant to paragraph (g) of Clause 40 (Hire) to the date of actual payment;
(d)	Break Costs (if any) net of Breakfunding Gain (if any);
(e)	any costs and expenses (including legal fees) reasonably incurred or suffered by the Owners as a result of the implementation of the Purchase Obligation;
(f)	any sums as the Owners may be entitled to under the terms of this Charter, including (but not limited to) any payments referred to in Clause 57 (Further indemnities); and
(g)	any other Unpaid Sums due and payable together with interest accrued thereon pursuant to paragraph (g) of Clause 40 (Hire) from the due date for payment thereof up to the date of actual payment.

“Purchase Option” means the option to purchase the Vessel at the applicable Purchase Option Price which the Charterers may exercise in accordance with Clause 52 (Purchase Option, Purchase Obligation and transfer of title).

“Purchase Option Date” has the meaning given to such term in paragraph (a) of Clause

52 (Purchase Option, Purchase Obligation and transfer of title).

“Purchase Option Fee” means an amount that is calculated by multiplying (x) the then current Cost Balance by (y) the percentage applicable to the relevant period in which the Purchase Option Date falls, as set out in Schedule 4 (Percentage for calculating Purchase Option Fee and Prepayment Fee).

“Purchase Option Notice” has the meaning given to such term in paragraph (a) of Clause 52 (Purchase Option, Purchase Obligation and transfer of title).

“Purchase Option Price” means the aggregate of:

(A)

(where the Purchase Option is exercised pursuant to Clause 52(g) and the Purchase Option Date falls on or after the First Anniversary Date, or where the Purchase Option is exercised other than pursuant to Clause 44(iv), Clause 52(g) or Clause 52(h)) the applicable Purchase Option Fee;

(B)	the then current Cost Balance;
(C)	any Variable Hire accrued and remains unpaid, plus any interest on such Variable Hire accrued due and unpaid pursuant to paragraph (g) of Clause 40 (Hire) to the date of actual payment;
(D)	(if the Purchase Option Date does not fall on a Hire Payment Date) Break Costs (if any) net of Breakfunding Gain (if any);
(E)

any reasonable and documented costs and expenses (including legal fees) incurred or suffered by the Owners as a result of the implementation of the Purchase Option (excluding any costs and expenses (including legal fees) incurred or suffered by the Owners under the Finance Documents as a result of the implementation of the Purchase Option);

(F)	any sums as the Owners may be entitled to under the terms of this Charter, including (but not limited to) any payments referred to in Clause 57 (Further indemnities); and
(G)	any other Unpaid Sums due and payable together with interest accrued thereon pursuant to paragraph (g) of Clause 40 (Hire) from the due date for payment thereof up to the date of actual payment.

“Quiet Enjoyment Agreement” means any one (1) of the following:

(a)	in relation to the Initial Time Charter, the Initial Charter Quiet Enjoyment Agreement; or
(b)	in relation to the Replacement Time Charter, such quiet enjoyment agreement as may be required by the Replacement Time Charter; or
(c)

if any such quiet enjoyment agreement is replaced by a Finance Party Quiet Enjoyment Agreement, that Finance Party Quiet Enjoyment Agreement, and “Quiet Enjoyment Agreements” means any two (2) or more of them.

“Relevant Jurisdictions” means, in relation to an Obligor:-

(a)	its jurisdiction of incorporation;
(b)	any jurisdiction where any asset subject to or intended to be subject to any

Encumbrance to be created by it pursuant to the relevant Security Document is situated;

(c)	any jurisdiction where it is licensed to conduct its business; and
(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Reference Rate” means, in relation to a Hire Period,

(i)	the Term SOFR as of the relevant Specified Time and for a period of three (3) months; or
(ii)	as otherwise determined pursuant to Clause 40(m) (Unavailability of Term SOFR),

and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

“Related Charter” means, in relation to each Related Vessel, a bareboat charter (as the same may be amended, supplemented, extended, replaced and/or novated from time to time) entered into between the relevant Related Owners (as owners) and the relevant Related Charterers (as bareboat charterers), as more particularly set out in Schedule 1 (Related Vessels and relevant information) hereto.

“Related Charterers” means, in relation to each Related Vessel, her charterers as listed under the column headed “Related Charterers”, as more particularly set out in Schedule 1 (Related Vessels and relevant information) hereto.

“Related MOA” means, in relation to each Related Vessel, the memorandum of agreement pursuant to which the relevant Related Owners acquired or will acquire title (as the case may be) to that Related Vessel.

“Related Obligor” means any “Obligor” as defined in any Related Charter.

“Related Owners” means, in relation to each Related Vessel, her owner as listed under the column headed “Related Owners”, as more particularly set out in Schedule 1 (Related Vessels and relevant information) hereto.

“Related Vessel” means each vessel listed in Schedule 1 (Related Vessels and relevant information) hereto.

“Related Vessel Total Loss Proceeds Surplus” means the “Vessel Total Loss Proceeds Surplus” defined in any Related Charter and paid to the Owners by the relevant Related Owners pursuant to clause 53(d) of that Related Charter.

“Relevant Documents” means, together, the Transaction Documents, any Assigned Document and any EU ETS Mandate Letter.

“Relevant Party” means each of the Obligors and the parties to the Relevant Documents (other than the Owners, the Related Owners, any Finance Party and the Account Bank).

“Repeating Representations” means the representations and warranties referred to in Clause 46 (Charterers’ representations and warranties), save in respect of sub-clauses (x), (xi), (xii), (xiii), (xviii), (xxi), (xxii), (xxiii), (xxiv) and (xxv).

“Replacement Time Charter” has the meaning given to such term in Clause 50(a)(xxiii)(B).

“Requisition Compensation” means all compensation or other money which may from time to time be payable to the Charterers as a result of the Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).

“Restricted Party” means a person or entity that is (a) listed on, or fifty per cent. (50%) owned or controlled by a person listed on any Sanctions List; or (b) a national of, located in, incorporated under the laws of, or fifty per cent. (50%) or more owned or (directly or indirectly) controlled by a person located in or organised under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions.

“Sanctions” means the economic sanction laws, regulations, embargoes or restrictive measures administered, enacted or enforced by: (a) the United States government; (b) the United Nations; (c) the European Union; (d) the United Kingdom; (e) the People’s Republic of China or (f) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury (“OFAC”), the United States Department of State and His Majesty’s Treasury (“HMT”); (together, the “Sanctions Authorities”).

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by the OFAC, the Consolidated List of Financial Sanctions Targets maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.

“Security Documents” means the following:

(a)	the Account Charge;
(b)	the Charterers’ Assignment;
(c)	the Charter Guarantee;
(d)	the Negative Share Pledge;
(e)	the Manager’s Undertaking;
(f)	the Security Trust Deed; and
(g)

any other document that may at any time be executed by any person creating, evidencing or perfecting any Encumbrance to secure all or part of the Obligors’ obligations under or in connection with the Transaction Documents, and “Security Document” means any one of them.

“Security Trust Deed” means the deed executed or to be executed by the Security Trustee, the Owners, the Related Owners, the Charterers, the Related Charterers and the Approved Manager.

“Security Trustee” means Tianjin Color-IV Leasing Limited.

“Sellers” means the Shareholder in its capacity as sellers in respect of the Vessel under the MOA.

“Settlement Date” means, following a Total Loss of the Vessel, the earlier of:

(a)	the date which falls one hundred and eighty (180) days after the date of occurrence of the Total Loss or, if such date is not a Business Day, the immediately preceding Business Day; and

(b)	the date on which the Owners receive the Total Loss Proceeds in respect of the Total Loss.

“Shareholder” means Arctic LNG Carriers Ltd., a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

“SMC” means a valid safety management certificate issued for the Vessel by or on behalf of the Administration under paragraph 13.7 of the ISM Code.

“Specified Time” means, in relation to any Hire Period, the Variable Hire Determination Date prior to 5:00 p.m. (New York time).

“Sub-Charter” means any one of:

(a)	the Initial Time Charter; and
(b)	the Replacement Time Charter.

“Sub-Charterer” means any one of:

(a)	the Initial Time Charterer; and
(b)	the charterer under the Replacement Time Charter.

“Subsidiary” means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

“Tax” or “tax” means any present and future tax (including, without limitation, value added tax, consumption tax or any other tax in respect of added value or any income), levy, impost, duty or other charge or withholding of any nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same); and “Taxes”, “taxes”, “Taxation” and “taxation” shall be construed accordingly.

“Tax Payment” means either the increase in a payment made by the Charterers to the Owners under paragraph (ii) of Clause 40 (Hire) or a payment by the Charterers under paragraph (n) of Clause 47 (Taxation).

“Term SOFR” means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

“Termination” means the termination at any time of the chartering of the Vessel under this Charter.

“Termination Event” means each of the events specified in paragraph (a) of Clause 50 (Termination Events).

“Termination Notice” has the meaning given to such term in (as the context may require):

(a)	paragraph (i) (Illegality) of Clause 40 (Hire); and
(b)	paragraph (c) of Clause 50 (Termination Events).

“Termination Payment Date” means, as the context may require:

(a)	in respect of a Termination in accordance with paragraph (i) (Illegality) of Clause 40 (Hire), the date specified as such in the Termination Notice served on the Charterers pursuant to that Clause;
(b)

in respect of a Default Termination, the date specified in the Termination Notice served on the Charterers pursuant to paragraph (c) of Clause 50 (Termination Events) in respect of such Default Termination; and

(c)	in respect of a Total Loss Termination, the Settlement Date in respect of the Total Loss which gives rise to such Total Loss Termination.

“Termination Sum” means an amount representing the Owners’ losses as a result of the Termination prior to the expiry of the Agreed Charter Period (other than by virtue of the Charterers exercising the Purchase Option in accordance with Clause 52 (Purchase Option, Purchase Obligation and transfer of title)), which both parties acknowledge as a genuine and reasonable pre-estimate of the Owners’ losses in the event of such Termination and shall consist of the following:

(a)

(i)	(if the Termination occurs on or after the Actual Delivery Date but before the First Anniversary Date) an amount equivalent to one hundred and two per cent (102%) of the then current Cost Balance;
(ii)

(if the Termination occurs on or after the First Anniversary Date but before the Third Anniversary Date) an amount equivalent to one hundred and one point five per cent (101.5%) of the then current Cost Balance;

(iii)	(if the Termination occurs on or after the Third Anniversary Date) an amount equivalent to then current Cost Balance;
(b)

any Variable Hire accrued before the relevant Termination Payment Date and which remains unpaid at such Termination Payment Date, plus any interest on such Variable Hire accrued due and unpaid pursuant to paragraph (g) of Clause 40 (Hire) to the date of actual payment;

(c)	Break Costs (if any) net of Breakfunding Gain (if any);
(d)

any documented costs and expenses (including legal fees) incurred or suffered by the Owners as a result of the Termination (including any costs and expenses (including legal fees) incurred or suffered by the Owners under the Finance Documents as a result of the Termination);

(e)	any sums as the Owners may be entitled to under the terms of this Charter, including (but not limited to) any payments referred to in Clause 57 (Further indemnities); and
(f)	any other Unpaid Sums due and payable together with interest accrued thereon pursuant to paragraph (g) of Clause 40 (Hire) from the due date for payment thereof up to the date of actual payment.

“Third Anniversary Date” means the date falling 36 months after the Actual Delivery Date.

“Third Parties Act” means the Contracts (Rights of Third Parties) Act 1999.

“Title Transfer PDA” means the protocol of delivery and acceptance in relation to the Vessel to be executed between the Owners and the Charterers, substantially in the form of

Schedule 3 (Form of Title Transfer Protocol of Delivery and Acceptance) hereto.

“Total Loss” means during the Charter Period:

(a)	actual or constructive or compromised or agreed or arranged total loss of the Vessel;
(b)	the requisition for title or compulsory acquisition of the Vessel by any government or other competent authority (other than by way of requisition for hire);
(c)

the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture of the Vessel (not falling within paragraph (b) of this definition), unless the Vessel is released and returned to the possession of the Owners or the Charterers within thirty (30) days after the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture in question, or in the case of piracy, the shorter of (i) twelve (12) months and (ii) such period as stipulated in the relevant insurance policy (which period according to the policy has to expire in order for there to be a total loss of the Vessel as a result of piracy), and for the purpose of this Charter, (i) an actual Total Loss of the Vessel shall be deemed to have occurred at the date and time when the Vessel was lost but if the date of the loss is unknown the actual Total Loss shall be deemed to have occurred on the date on which the Vessel was last reported, (ii) a constructive Total Loss shall be deemed to have occurred at the date and time at which a notice of abandonment of the Vessel is given to the insurers of the Vessel and (iii) a compromised, agreed or arranged Total Loss shall be deemed to have occurred on the date of the relevant compromise, agreement or arrangement.

“Total Loss Proceeds” means the proceeds of the Insurances or any other compensation of any description in respect of a Total Loss unconditionally received and retained by or on behalf of the Owners in respect of a Total Loss.

“Total Loss Termination” means a Termination pursuant to the provisions of paragraph (a) of Clause 53 (Total Loss).

“Transaction Documents” means, together, this Charter, the MOA, the Security Documents, any Quiet Enjoyment Agreement, any Finance Party Quiet Enjoyment Agreement, and such other documents as may be designated as such by the Owners and the Charterers from time to time.

“Unpaid Sum” means any sum due and payable but unpaid by any Obligor under the Transaction Documents.

“US Dollars”, “Dollars”, “USD”, “US$” and “$” each means available and freely transferable and convertible funds in lawful currency of the United States of America.

“US Government Securities Business Day” means a day other than:

(a)	a Saturday or Sunday; and
(b)

a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

“US Tax Obligor” means a person:

(a)which is resident for tax purposes in the United States of America; or

(b)some or all of whose payments under the Relevant Documents are from sources within the United States for United States federal income tax purposes.

“Valuation Report” means, in relation to the Vessel, a desktop valuation report (without physical inspection) addressed to the Owners from an Approved Valuer on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer.

“Variable Hire” has the meaning given to such term under paragraph (a)(ii) of Clause 40 (Hire).

“Variable Hire Determination Date” means, in relation to a Hire Period, the date falling five (5) US Government Securities Business Days prior to the first day of such Hire Period.

“Vessel” means the LNG carrier named “Amur River” with IMO number 9317999 as more particularly described in Boxes 5 (Vessel’s name, call sign and flag) to 10 (Classification Society) of this Charter.

33.Interpretations

(a)	In this Charter, unless the context otherwise requires, any reference to:
(i)

this Charter includes the Schedules hereto and references to Clauses and Schedules are, unless otherwise specified, references to Clauses of and Schedules to this Charter and, in the case of a Schedule, to such Schedule as incorporated in this Charter as substituted from time to time;

(ii)	any statutory or other legislative provision shall be construed as including any statutory or legislative modification or re-enactment thereof, or any substitution therefor;
(iii)	the term “Vessel” includes any part of the Vessel;
(iv)

the “Owners”, the “Charterers”, any “Obligor”, the “Related Owners”, the “Related Charterers”, the “Charter Guarantor”, any “Relevant Party” or any other person include any of their respective successors, permitted assignees and permitted transferees;

(v)	any agreement, instrument or document include such agreement, instrument or document as the same may from time to time be amended, modified, supplemented, novated or substituted;
(vi)	“control” over a particular company means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(A)	cast, or control the cast of, more than fifty per cent. (50%), of the maximum number of votes that might be cast at a general meeting of such company;
(B)	appoint or remove all, or the majority of the directors or other equivalent officers of such company; or
(C)	give directions with respect to the operating and financial policies of such company with which the directors or other equivalent officers of such company are obliged to comply;
(vii)

the “equivalent” in one currency (the “first currency”) as at any date of an amount in another currency (the “second currency”) shall be construed as a reference to the amount of the first currency which could be purchased with such amount of the second currency at the spot rate of exchange quoted by the Owners’ bank at or about 11:00 a.m. (Beijing time) two (2) business days (being a day other than a Saturday or Sunday on which banks and foreign exchange markets are generally open for business in Shanghai) prior to such date for the purpose of the first currency with the second currency for delivery and value on such date;

(viii)	“hereof”, “herein” and “hereunder” and other words of similar import means this Charter as a whole (including the Schedules) and not any particular part hereof;
(ix)

“law” includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, rule, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement, or official or judicial interpretation of any of the foregoing, in each case having the force of law and, if not having the force of law, in respect of which compliance is generally customary;

(x)

“month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last day in that calendar month;

(xi)

the word “person” or “persons” or to words importing persons include, without limitation, any state, divisions of a state, government, individuals, partnerships, corporations, ventures, government agencies, committees, departments, authorities and other bodies, corporate or unincorporated, whether having distinct legal personality or not;

(xii)

the “winding-up”, “dissolution”, “administration”, “liquidation”, “insolvency”, “reorganisation”, “readjustment of debt”, “suspension of payments”, “moratorium” or “bankruptcy” (and their derivatives and cognate expressions) of any person shall each be construed so as to include the others and any equivalent or analogous proceedings or event under the laws of any jurisdiction in which such person is incorporated or any jurisdiction in which such person carries on business;

(xiii)

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association which is a member of the International Group of P&I Clubs, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hull)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls)(1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

(xiv)

A Potential Termination Event or a Termination Event which is “continuing” is a reference to (respectively) a Potential Termination Event or Termination Event which has not been remedied or waived; and

(xv)	words denoting the plural number include the singular and vice versa.
(b)	Headings are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Charter.

(c)	A time of day (unless otherwise specified) is a reference to Beijing time.
34.	MOA, Quiet Enjoyment Agreement

MOA

(a)

By a memorandum of agreement (the “MOA”) of even date herewith made between the Owners (as buyers thereunder) and the Sellers (as sellers thereunder), the Owners have agreed to purchase and the Sellers have agreed to sell the Vessel subject to the terms and conditions therein.

(b)

Accordingly the parties hereby agree that the Owners’ obligations to charter the Vessel to the Charterers under this Charter are subject to the effective transfer of ownership of the Vessel to the Owners pursuant to the MOA.

Quiet Enjoyment Agreement

(c)

The Owners shall not, and shall procure that no-one claiming through them (as mortgagee, assignee or otherwise but in each case subject to the terms of the relevant Quiet Enjoyment Agreement or any Finance Party Quiet Enjoyment Agreement (as applicable)) will:

(i)	provided that no Termination Event has occurred and is continuing, interfere with the Charterers’ quiet use and possession of the Vessel throughout the Charter Period; or
(ii)	fail to transfer title to the Vessel to the Charterers or their nominee when obliged to do so by the terms of this Charter.
35.	Delivery
(a)	Owners’ conditions The obligation of the Owners to charter the Vessel to the Charterers pursuant to this Charter shall be subject to the following conditions:
(i)	delivery of the Vessel by the Sellers (as sellers) to the Owners (as buyers) pursuant to the terms of the MOA;
(ii)	the Owners obtaining full title to the Vessel pursuant to the terms of the MOA;
(iii)	no Termination Event or Potential Termination Event having occurred which is continuing on or prior to the date of this Charter or the Actual Delivery Date;
(iv)	the Repeating Representations being true and correct on the date of this Charter and the Actual Delivery Date;
(v)	the Actual Delivery Date falling on or before the Long Stop Date (or such later date as may be agreed between the Owners (as buyer under the MOA) and the Sellers); and
(vi)

the Owners having received the documents and evidence referred to in Clause 36 (Conditions precedent), in each case in all respects in form and substance satisfactory to them on or before the Actual Delivery Date.

(b)

Delivery and acceptance Provided that the conditions referred to in paragraph (a) above have been fulfilled or waived to the satisfaction of the Owners (which shall be evidenced in writing by the Owners), the Owners and the Charterers agree that:

(i)	the Charterers shall, at their own expense, upon the Actual Delivery Date arrange for the Vessel to be registered in the name of the Owners;
(ii)

the Charterers shall take delivery of the Vessel from the Owners under this Charter (such delivery to be conclusively evidenced by a duly executed PDA) simultaneously with the acceptance of delivery of the Vessel by the Owners from the Sellers pursuant to the MOA;

(iii)	the Charterers will accept the Vessel:
(A)	on an “as is where is” basis in exactly the same form and state as the Vessel is delivered by the Sellers to the Owners pursuant to the MOA; and
(B)	in such form and state with any faults, deficiencies and errors of description; and
(C)

for the avoidance of doubt, no underwater inspection shall be performed at the time of commencement of the Charter Period on the basis that any repairs required at the next scheduled dry-docking are the responsibility of the Charterers; and

(iv)

the acceptance of delivery of the Vessel by the Charterers from the Owners pursuant to this Charter shall take place simultaneously with the acceptance of delivery of the Vessel by the Owners (as buyers) from the Sellers (as sellers) pursuant to the MOA; and

(v)

the Charterers shall have no right to refuse acceptance of delivery of the Vessel under this Charter if the Vessel is delivered to the Owners pursuant to the MOA, notwithstanding and without prejudice to the foregoing, the Owners and the Charterers each agree to enter into and execute the PDA on delivery of the Vessel under this Charter.

(c)

No representation or warranty from Owners The Charterers acknowledge and agree that the Owners are not the manufacturer or original supplier of the Vessel which has been purchased by the Owners pursuant to the MOA, and have therefore made no representations or warranties in respect of the Vessel or any part thereof. The Charterers hereby waive all their rights in respect of any warranty or condition implied (whether statutory or otherwise) on the part of the Owners and all claims against the Owners howsoever the same might arise at any time in respect of the Vessel, or arising out of design, materials, workmanship, construction, quality, classification, condition, operation, performance, capacity of the Vessel, fitness for use of the Vessel and the chartering thereof under this Charter (including, without limitation, in respect of the seaworthiness, merchantability or eligibility for particular trade or operation or otherwise of the Vessel).

(d)

No liability from Owners In particular, and without prejudice to the generality of paragraph (c) above, the Owners shall be under no liability whatsoever, howsoever arising, in respect of the injury, death, loss, damage or delay of or to or in connection with the Vessel or any person or property whatsoever, whether onboard the Vessel or elsewhere, and irrespective of whether such injury, death, loss, damage or delay shall arise from the unseaworthiness of the Vessel. For the purpose of this paragraph (d), “delay” shall include delay to the Vessel (whether in respect of delivery under this Charter or thereafter and any other delay whatsoever).

36.	Conditions precedent

Notwithstanding anything to the contrary in this Charter, the obligations of the Owners to charter the Vessel to the Charterers under this Charter are subject to and conditional upon the Owners’ receipt of the following documents and evidence (in each case in form and substance acceptable to the Owners) on or before the Actual Delivery Date:

(a)	an original of each of the following:
(i)	the duly executed Charter;
(ii)

the other duly executed Transaction Documents (other than any Quiet Enjoyment Agreement and any Finance Party Quiet Enjoyment Agreement), together with all documents required by any of them other than:

(A)	the acknowledgements from the Sub-Charterers of the notices of assignment given pursuant to the Charterers’ Assignment; and
(B)	the letters of undertaking in respect of the Insurances required under the Charterers’ Assignment;
(b)

certified true copies of the constitutional documents (or equivalent documents) (and all amendments thereto) of each Obligor and any other documents required to be filed or registered or issued under the laws of their jurisdiction of incorporation to establish their incorporation;

(c)

certified true copies of written resolutions or (as the case may be), resolutions passed at separate meetings, in each case, of the board of directors and (if required by any legal advisor to the Owners) shareholders of each Obligor (or its sole member or general partners), in each case evidencing their respective approvals of the Transaction Documents and authorising appropriate officers or attorneys to execute the same and to sign all notices required to be given hereunder or thereunder on their behalf or other evidence of such approvals and authorisations as shall be acceptable to the Owners;

(d)

a certified true copy of a certificate of good standing of each Obligor issued no earlier than ten (10) days prior to its provision to the Owners and, if applicable, the original power of attorney of each Obligor under which any documents (including the Transaction Documents) are to be executed or transactions undertaken by that party;

(e)	a certificate of a duly authorised representative of each Obligor:
(i)	certifying that each copy document relating to it specified in this Clause 36 is correct, complete and in full force and effect;
(ii)	setting out the names of the directors, officers and shareholders of that Obligor and the proportion of shares held by each shareholder; and
(iii)	confirming that guaranteeing or securing, as appropriate, the respective indebtedness or obligations would not cause any guarantee, security or similar limit binding on that Obligor to be exceeded;
(f)

if applicable, copies of all governmental and other consents, licences, approvals and authorisations as may be necessary to authorise the performance by each Obligor of its obligations under the Transaction Documents to which it is a party, and the execution, validity and enforceability of such Transaction Documents;

(g)	a copy of the following:

(i)	the duly executed Management Agreement;
(ii)	the duly executed Relevant Documents (other than the Transaction Documents);
(iii)	the Vessel’s current Safety Management Certificate;
(iv)	the Approved Manager’s current Document of Compliance;
(v)	the Vessel’s current ISSC;
(vi)	the Vessel’s current IAPPC;
(vii)	the Vessel’s current tonnage certificate; and
(viii)	the Vessel’s classification certificate evidencing that it is free of all overdue recommendations and requirements from the Classification Society,

in each case (A) together with all addenda, amendments or supplements, and (B) in respect of any of the Safety Management Certificate, ISSC, IAPPC and classification certificate, such document may be issued in provisional form (where applicable);

(h)	evidence that:
(i)

all the conditions precedents under clause 7 (Conditions precedent and subsequent) of the MOA have been satisfied by the Sellers or, in the Owners’ opinion, will be satisfied by the Sellers on the Actual Delivery Date;

(ii)

on or immediately after the Actual Delivery Date, the Vessel will be registered under the laws and flag of the flag state as set out in Box 5 of this Charter (or any other flag state approved by the Owners in writing) and in the name of the Owners as legal owner; and

(iii)

the Vessel is insured in the manner required by the Transaction Documents (such evidence to be provided ten (10) days prior to the Actual Delivery Date), together with the written approval of the Insurances (in the form of an insurance opinion) by an insurance adviser appointed by the Owners.

(i)

evidence that the Arrangement Fee and all other fees, costs and expenses then due from the Charterers pursuant to Clauses 54 (Fees and expenses) and 57 (Further indemnities) have been paid pursuant to such Clauses or (where applicable) will be paid on or by the Actual Delivery Date;

(j)

a legal opinion issued by legal advisers to the Owners in the following jurisdictions, each in form and substance satisfactory to and agreed by the Owners prior to the Actual Delivery Date (or confirmation satisfactory to the Owners that such an opinion will be given):

(i)	England and Wales;
(ii)	the Republic of the Marshall Islands;
(iii)	Switzerland; and
(iv)	the PRC

(k)

such other Authorisation or other document, opinion or assurance which the Owners (acting reasonably) consider to be necessary in connection with their entry into and performance of the transactions contemplated by any of the Transaction Documents or for the validity and enforceability thereof; and

(l)

such documentation and other evidence as is requested by the Owners (acting reasonably) in order for the Owners to comply with all necessary “know your customer” or similar identification procedures in relation to the transactions contemplated in the Transaction Documents.

If the Owners in their sole discretion agree to deliver the Vessel under this Charter to the Charterers before all of the documents and evidence required by this Clause 36 have been delivered to or to the order of the Owners, the Charterers undertake to deliver all outstanding documents and evidence to or to the order of the Owners no later than ten (10) Business Days after the Actual Delivery Date or such other later date as specified by the Owners, acting in their sole discretion. The delivery of the Vessel by the Owners to the Charterers under this Charter shall not, unless otherwise notified by the Owners (acting in their sole discretion) to the Charterers in writing, be taken as a waiver of the Owners’ right to require production of all the documents and evidence required by this Clause 36.

Prior to delivery, the Owners will provide the Charterers with (1) a copy of the Owners’ articles of association, (2) a copy of a power of attorney of the Owners appointing one or more representatives to act on behalf of the Owners in the execution of this Charter and the other Transaction Documents and (3) the names of the directors, officers and shareholders of the Owners and the proportion of shares held by each shareholder (if appropriate).

37.Bunkers and luboils

(a)	At delivery the Charterers shall take over all bunkers, lubricating oil, hydraulic oil, greases, water, paints, ropes and unbroached stores and provisions in the Vessel without cost.
(b)

To the extent that Clause 42 (Redelivery) applies, at redelivery the Owners shall take over all bunkers, unused lubricating oil, hydraulic oil, greases, water, paints, ropes and unbroached provisions and other consumable stores in the said Vessel without cost.

38.Further maintenance and operation

(a)Maintenance The good commercial maintenance practice under Clause 10 (Maintenance and Operation) (Part II) of this Charter shall be deemed to include:

(i)	the maintenance and operation of the Vessel by the Charterers in accordance with:
(A)	the relevant regulations, requirements and recommendations of the Classification Society;
(B)	the relevant regulations, requirements and recommendations of the country and flag of the Vessel’s registry;
(C)	any applicable IMO regulations (including but not limited to the ISM Code, the ISPS Code and MARPOL);
(D)	all other applicable regulations, requirements and recommendations; and
(E)	Charterers’ operations and maintenance manuals;

(ii)	the maintenance and operation of the Vessel by the Charterers taking into account:
(A)	engine manufacturers’ recommended maintenance and service schedules;
(B)	builder’s operations and maintenance manuals; and
(iii)	recommended maintenance and service schedules of all installed equipment and pipework.
(b)	Online access to class records In addition to the above, the Charterers covenant with the Owners to arrange online access to class records for the Owners as available to the Charterers.
(c)

Extra equipment Any equipment that is found not to be required on board as a result of regulation or operational experience is either to be removed at the Charterers expense or to be maintained in operable condition.

(d)

Maintenance by Charterers Without prejudice to any other provisions under this Charter, the Charterers shall maintain, use and operate the Vessel with reasonable care as if the Charterers were the owner of the same.

39.Structural changes and alterations

(a)

Unless required by the Classification Society or compulsory legislation or pursuant to the provision of the Sub-Charter (in relation to which any costs incurred shall, for the avoidance of doubt, be on the account of the Charterers), the Charterers may only make structural changes in the Vessel or changes in the machinery, engines, or appurtenances thereof without in each instance first securing the Owners’ consent (such consent not to be unreasonably withheld or delayed) if the following conditions are satisfied:

(i)	any such changes do not have a material adverse effect on the Vessel’s certification or the Vessel’s fitness for purpose;
(ii)	none of such changes will diminish the value of the Vessel and/or have a material adverse effect on the safety, performance, value or marketability of the Vessel;
(iii)	the Charterers shall bear all time, costs and expenses in relation to any such changes; and
(iv)	the Charterers shall furnish the Owners with:
(A)	copies of all plans in relation to such changes; and
(B)

if applicable, confirmation from the Classification Society that such changes will not adversely affect the class of the Vessel, provided always that such Classification Society agrees to issue such confirmation.

(b)

Upon the occurrence of any Termination Event which is continuing, if the Charterers fail to pay the relevant Termination Sum on the Termination Payment Date, and the Owners decide to retake possession of the Vessel, the Charterers shall at their expense restore the Vessel to its former condition as at the Actual Delivery Date unless the changes made are carried out:

(i)	to improve the performance, operation or marketability of the Vessel; or
(ii)	as a result of a regulatory compliance; or
(iii)	otherwise with the prior written consent of the Owners.
(c)

Any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation shall be for the Charterers’ account and the Charterers shall not have any right to recover from the Owners any part of the cost for such improvements, changes or new equipment either during the Charter Period or, to the extent that Clause 42 (Redelivery) applies, at redelivery of the Vessel. The Charterers shall give written notice to the Owners of any such improvement, structural changes or new equipment.

40.Hire

(a)

Hire during Charter Period In consideration of the Owners’ agreement to charter the Vessel to the Charterers during the Charter Period pursuant to the terms hereof, the Charterers agree to pay to the Owners each of the following sums on the relevant date as follows:

(i)	on each and every Hire Payment Date, by way of fixed hire (each a “Fixed Hire”) an amount equal to 1/20th of the amount by which the Actual Owners’ Costs exceeds the Balloon;
(ii)

on each and every Hire Payment Date, by way of variable hire (each a “Variable Hire”) the variable hire then payable on the corresponding Hire Payment Date. The amount of Variable Hire payable on each Hire Payment Date is calculated in accordance with the following formula:

A x B x C

whereby

A         =     (in relation to the first Hire Payment Date) the Actual Owners’ Costs or (in relation to any other Hire Payment Date) the Cost Balance immediately after the immediately preceding Hire Payment Date

B         =     the aggregate of (i) the Margin and (ii) the Applicable Rate for the Hire Period ending on that Hire Payment Date

C         =     a fraction whose denominator is three hundred and sixty (360) and numerator is the number of days which have elapsed from (in respect of the first Hire Payment Date) the Actual Delivery Date (including that date) to the first Hire Payment Date (not including that date), (in respect of all other Hire Payment Dates except the last Hire Payment Date) the immediately preceding Hire Payment Date (including that date) to that Hire Payment Date (not including that date) and (in respect of the last Hire Payment Date) the immediately preceding Hire Payment Date (including that date) to the last Hire Payment Date (including that date).

(b)	Payment of Hire All payments of Hire shall be paid in arrears on each Hire Payment Date (Beijing time) (in respect of which time is of the essence).

(c)	Non- Business Days Any payment under this Charter which is due to be made on a day that is not a Business Day shall be made on the immediately preceding Business Day.
(d)	Payment account information All payments under this Charter shall be made to:
(i)	the account opened in the name of the Owners with Bank of China, the details of which shall be notified by the Owners to the Charterers prior to the first Hire Payment Date, or
(ii)	such other account as the Owners may thereafter upon notice notify the Charterers from time to time which the Charterers may approve (acting reasonably),

(the “Owners’ Account”) for credit to the account of the Owners.

(e)

Charterers’ Hire payment obligation absolute Following delivery of the Vessel to, and acceptance by, the Charterers under this Charter, the Charterers’ obligation to pay Hire in accordance with this Clause 40 shall be absolute irrespective of any contingency whatsoever including but not limited to:

(i)	any set-off, counterclaim, recoupment, defence or other right which the Charterers may have against the Owners, the Finance Parties or any other third party;
(ii)

the occurrence of a Total Loss or any other occurrence including the loss, destruction, confiscation, seizure, damage to the Vessel, or the interruption or cessation in or prohibition of the use, possession or enjoyment of the Vessel by the Charterers for any reason whatsoever;

(iii)

any unavailability of the Vessel, for any reason, including but not limited to any action or inaction by the Sub-Charterer, seaworthiness, condition, design, operation, merchantability or fitness for use or purpose of the Vessel or any apparent or latent defects in the Vessel or its machinery and equipment or the ineligibility of the Vessel for any particular use or trade or for registration of documentation under the laws of any relevant jurisdiction or lack of registration or the absence or withdrawal of any consent required under the applicable law of any relevant jurisdiction for the ownership, chartering, use or operation of the Vessel or any damage to the Vessel or any dry-docking of the Vessel;

(iv)	any lack or invalidity of title or any other defect in title, provided such lack or invalidity of title or defect does not affect the quiet and peaceful use, possession and enjoyment of the Vessel;
(v)

any failure or delay on the part of either party to this Charter, whether with or without fault on its part, in performing or complying with any of the terms, conditions or other provisions of this Charter;

(vi)

any insolvency, bankruptcy, reorganisation, arrangement, readjustment of debt, dissolution, administration, liquidation or similar proceedings by or against the Owners, any Obligor or the Sub-Charterer or any change in the constitution of the Owners, any Obligor or the Sub-Charterer;

(vii)	any invalidity or unenforceability or lack of due authorisation of or any defect in this Charter or the Sub-Charter;
(viii)	any other cause which would but for this provision have the effect of terminating or in any way affecting the obligations of the Charterers hereunder,

it being the intention of the parties that, save as expressly provided in this Charter, no moneys paid under this Charter by the Charterers to the Owners shall in any event or circumstance be repayable to the Charterers. For the avoidance of doubt, the obligation of Charterers to pay Hire under this Charter shall not be affected by any breach of this Charter by the Owners, but shall be without prejudice to any claim for compensation for their documented losses, damages or expenses solely caused by such breach (excluding Hire paid under this Charter).

(f)	All payments free from deductions
(i)

All payments of Hire and all other Unpaid Sums to the Owners pursuant to this Charter and the other relevant Transaction Documents shall be made in immediately available funds in US Dollars, free and clear of, and without deduction for or on account of, any bank charges and any Taxes (other than a FATCA Deduction).

(ii)

In the event that the Charterers are required by any law or regulation to make any deduction or withholding (other than a FATCA Deduction) on account of any taxes which arise as a consequence of any payment due under this Charter, then:

(A)	the Charterers shall notify the Owners promptly after they become aware of such requirement;
(B)

the Charterers shall remit the amount of such taxes to the appropriate taxation authority within three (3) Business Days or any other applicable shorter time limits and in any event prior to the date on which penalties attach thereto; and

(C)

unless payment has been effected in accordance with paragraph (B) above, such payment shall be increased by such amount as may be necessary to ensure that the Owners receive a net amount which, after deducting or withholding such taxes, is equal to the full amount which the Owners would have received had such payment not been subject to such taxes.

(iii)

The Charterers shall forward to the Owners evidence satisfactory to the Owners (acting reasonably) that any such taxes have been remitted to the appropriate taxation authority within thirty (30) days of the expiry of any time limit within which such taxes must be so remitted or, if earlier, the date on which such taxes are so remitted.

(g)

Default interest If the Charterers fail to pay any amount payable by them under a Transaction Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent. (2.00%) per annum higher than the aggregate of the Margin and the Applicable Rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted the Actual Owners’ Costs or the Cost Balance (for the purpose of calculating Variable Hire) for successive Hire Periods, each of a duration selected by the Owners (acting reasonably). Any interest accruing under this paragraph (g) shall be immediately payable by the Charterers on demand by the Owners. Default interest (if unpaid) arising on an Unpaid Sum will be compounded with that Unpaid Sum at the end of each Hire Period applicable to that Unpaid Sum but will remain immediately due and payable.

(h)

Hire payment obligation to survive termination In the event that this Charter is terminated for whatever reason, the Charterers’ obligation to pay Hire and such other Unpaid Sum which (in each case) has accrued due before, and which remains unpaid, at the date of such termination shall continue notwithstanding such termination.

(i)

Illegality In the event that it becomes unlawful or it is prohibited for either the Owners or the Charterers to charter the Vessel pursuant to this Charter, then the Owners and the Charterers shall notify the other party of the relevant event and negotiate in good faith for a period of thirty (30) days (or such longer period as may be agreed by the Owners (acting reasonably)) from the date of the receipt of the relevant notice by the other party to agree an alternative. If such agreement is not reached within such thirty (30)-day or longer period, the Parties agree that, in such circumstances:

(i)

the Owners shall have the right to terminate this Charter by delivering to the Charterers a Termination Notice specifying a Termination Payment Date that falls, to the extent permitted by law, no earlier than thirty (30) days after the date of such Termination Notice, whereupon the Charterers shall be obliged to pay to the Owners the Termination Sum in accordance with paragraph (d) of Clause 50 (Termination Events) and/or such other terms and conditions as may be specified in such Termination Notice; and

(ii)	the Charterers are entitled to exercise the Purchase Option subject to Clause 52(a).
(j)	Increased Costs
(i)

Subject to paragraphs (ii) and (iii) below, the Charterers shall, within ten (10) Business Days of a demand by the Owners, pay to the Owners the amount of any Increased Costs incurred by the Owners as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Charter, or (ii) compliance with any law or regulation made after the date of this Charter, or (iii) the implementation or application of or compliance with Basel III or CRD-IV or any other law or regulation which implements Basel III or CRD-IV (whether such implementation, application or compliance is by a government, regulator or the Owners) made after the date of this Charter.

In this Clause:

(A)	“Basel III” means:
(1)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(2)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the

Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(3)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.
(B)	“CRD IV” means EU CRD IV and UK CRD IV.
(C)	“EU CRD IV” means:
(i)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012; and

(ii)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

(D)	“UK CRD IV” means:
(i)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of the 2018 Withdrawal Act;

(ii)

the law of the United Kingdom or any part of it, which immediately before IP Completion Day (as defined in the 2020 Withdrawal Act) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and

(iii)

direct EU legislation (as defined in the 2018 Withdrawal Act), which immediately before IP Completion Day (as defined in the 2020 Withdrawal Act) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the 2018 Withdrawal Act.

(E)	“Increased Costs” means:
(1)	a reduction in the rate of return from the Hire or on the Owners’ overall capital;
(2)	an additional or increased cost; or
(3)	a reduction of any amount due and payable under any Transaction Document,

which is incurred or suffered by the Owners to the extent that it is attributable to the Owners having entered into any Transaction Document or funding or performing its obligations under any Transaction Document, excluding, for the avoidance of doubt, any such loss or reduction resulting in connection with a Finance Document.

(ii)

The Owners shall notify the Charterers of any claim arising from paragraph (j)(i) above (and of the event giving rise to such claim). The Owners shall, as soon as practicable after having made a demand in respect of such claim, provide a certificate confirming the amount of its Increased Costs, such confirmation to include (in reasonable details) an explanation and calculations regarding such Increased Costs. The Owners agree to use reasonable endeavours to mitigate any losses connected with any such claim.

(iii)	Paragraph (j)(i) above does not apply to the extent any Increased Costs is:
(A)	compensated for by a payment made under paragraph (f)(ii)(C) above; or
(B)	attributable to a FATCA Deduction required to be made by either Party, an Obligor or a Finance Party (if applicable); or
(C)	attributable to the wilful or negligent breach by the Owners of any law or regulation; or
(D)

attributable to the implementation or application of, or compliance with, the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Charter (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator or the Owners).

(k)

Break Costs The Charterers shall, within three (3) Business Days of demand by the Owners, pay to the Owners the Break Costs net of Breakfunding Gain (if any) where such Break Costs have been agreed to be paid pursuant to this Charter.

(l)

Certificates and determinations In any litigation or arbitration proceedings arising out of or in connection with a Transaction Document, the entries made in the accounts maintained by the Owners are, in the absence of manifest error or any question of law, prima facie evidence of the matters to which they relate. Any certification or determination by the Owners of a rate or amount under any Transaction Document is, in the absence of manifest error or any question of law, conclusive evidence of the matters to which it relates.

(m)	Unavailability of Term SOFR
(A)

If as of the Specified Time in respect of the relevant Hire Period, no Term SOFR for a period of three (3) months is available, the applicable Reference Rate shall be the Interpolated Term SOFR for a period of three (3) months.

(B)	If paragraph (A) above applies but it is not possible to calculate the Interpolated Term SOFR, Clause 40(o) (Cost of funds) shall apply to the

Cost Balance for the relevant Hire Period.

(n)

Market disruption If before 5 p.m. in Shanghai on the Business Day immediately following the Variable Hire Determination Date for the relevant Hire Period, the Charterers receive notifications from the Owners that the cost to them of funding the Cost Balance would be in excess of the Market Disruption Rate, then Clause 40(o) (Cost of funds) shall apply to the Cost Balance for the relevant Hire Period.

(o)	Cost of funds
(i)

If this Clause 40(o) applies, the Applicable Rate for the relevant Hire Period shall be the rate certified by the Owners to the Charterers (such certification to include (in reasonable details) an explanation and calculations of such rate) as soon as practicable, and in any event before the first day of that Hire Period, to be that which expresses as a percentage rate per annum the cost to the Owners of funding the Cost Balance (as the Owners may reasonably determine) and if such rate is less than zero then it shall be deemed to be zero.

(ii)

If this Clause 40(o) applies, and either the Owners or the Charterers so require, the Owners and the Charterers shall enter into good faith negotiations (for a period of not more than 30 days) with a view to agreeing to the use of an alternative basis for determining the rate of interest used to calculate the Variable Hire, taking into account the then current market standards.

(iii)

If an alternative basis is not agreed pursuant to sub-paragraph (ii) above by the first day of the relevant Hire Period, the Applicable Rate shall continue to be determined in accordance with sub-paragraph (i) above and the Charterers are entitled to exercise the Purchase Option subject to Clause 52(a).

(p)

Voluntary prepayment After the First Anniversary Date, the Charterers may prepay any part of the remaining Fixed Hire and the Balloon (being an amount (the “Prepaid Amount”) that reduces the remaining Fixed Hire and the Balloon by an amount which is an integral multiple of five million US Dollars (US$5,000,000)) subject as follows:

(i)	they give the Owners not less than twenty (20) Business Days’ prior written notice;
(ii)	the proposed prepayment date shall fall on a Hire Payment Date;
(iii)	any prepayment under this paragraph (p) shall be applied in prepayment of the remaining Fixed Hire and the Balloon pro rata;
(iv)	any prepayment under this paragraph (p) shall be made together with accrued Variable Hire, the Prepayment Fee and any Break Costs;
(v)	any amount which is prepaid in accordance with this paragraph (p) shall not be refundable in any circumstance whatsoever.

41.Insurance

(a)Charterers’ obligation to place insurance During the Agreement Term, the Charterers shall at their expense keep the Vessel insured against fire and usual marine risks (including hull and machinery and excess risks) (on terms of cover not less wide than Institute Time Clauses (Hulls) 1.10.83), oil pollution liability risks, war (including, if applicable, “War Risks” as defined in paragraph (a) of Clause 26 (War)), protection and indemnity risks, any other risks against which it is compulsory to insure for the operation of the Vessel and any other risks which the Owners reasonably consider necessary having regard to then available insurance cover and market standard practice in the operation of LNG carriers:

(i)	in US Dollars;
(ii)	in such market and on such terms as are customary for reputable and prudent owners of vessels similar to the Vessel; and
(iii)	with such insurers acceptable to the Owners.

(b)Beneficiaries of InsurancesSuch insurances shall be arranged by the Charterers to protect the interests of the Owners, the Charterers and (if any) the Finance Parties, and the Charterers shall be at liberty to protect under such insurances the interests of any Approved Manager.

(c)Scope of InsuranceInsurance policies shall cover the Owners, the Charterers, the Approved Manager and (if any) the Finance Parties according to their respective interests. Subject to the approval of the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for.

(d)Repairs etc. not covered by InsurancesThe Charterers shall also remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.

(e)H&M and war risks coverageThe Charterers shall arrange that, at any time during the Agreement Term, the hull and machinery and war risks insurance (including increased value insurance, general average, salvage and sue & labour cover) shall be in an amount not less than one hundred and ten per cent. (110%) of the then current Cost Balance.

(f)Protection and indemnity coverageThe Vessel shall be entered in a P&I Club which is a member of the International Group Association on customary terms and shall include freight, demurrage and defence insurances, Running Down Clause (RDC) and Fixed or Floating Objects (FFO), and shall be covered against liability for pollution claims in an amount not less than the maximum amount available, which is currently one thousand million US Dollars (US$1,000,000,000). All insurances shall include customary protection in favour of the Owners, the Approved Manager and (if any) the Finance Parties as notice of cancellation and exclusion from liability for premiums or calls.

(g)Insurance undertakingsWithout prejudice to paragraph (e) (H&M and war risks coverage) and paragraph (f) (Protection and indemnity coverage) above, the Charterers:

(i)

undertake to place the Insurances in such markets, in such currency, on such terms and conditions as are customary for reputable and prudent owners of vessels similar to the Vessel, and with such brokers, underwriters and associations acceptable to the Owners;

(ii)	shall not significantly alter the terms of any of the Insurances nor allow any person to be co-assured under any of the Insurances without the prior written consent of the Owners (such consent not to be unreasonably withheld or delayed), and will supply the Owners from time to time on request with such information as the Owners may in their discretion require with regard to the Insurances and the brokers, underwriters or associations through or with which the Insurances are placed; and

(iii)

shall reimburse the Owners on demand for all costs and expenses reasonably incurred by the Owners in obtaining a report on the adequacy of the Insurances from an insurance adviser instructed by the Owners, where such report was obtained (i) on or around the Actual Delivery Date and (ii) where the Owners determine that there have been material changes in the requirement to insure the Vessel.

(h)Payment of premiums etc.The Charterers undertake duly and punctually to pay all premiums, calls and contributions, and all other sums at any time payable in connection with the Insurances, and, at their own expense, to arrange and provide any guarantees from time to time required by any protection and indemnity or war risks association. From time to time upon the Owners’ request, the Charterers shall provide the Owners with (i) copies of all invoices issued by the brokers, underwriters or associations in respect of such premiums calls, contributions and other sums, and (ii) evidence satisfactory to the Owners that such premiums, calls, contributions and other sums have been duly and punctually paid; that any such guarantees have been duly given; and that all declarations and notices required by the terms of any of the Insurances to be made or given by or on behalf of the Charterers to brokers, underwriters or associations have been duly and punctually made or given.

(i)Compliance with InsurancesThe Charterers will comply in all respects with all terms and conditions of the Insurances and will make all such declarations to brokers, underwriters and associations as may be required to enable the Vessel to operate in accordance with the terms and conditions of the Insurances. The Charterers will not do, nor permit to be done, any act, nor make, nor permit to be made, any omission, as a result of which any of the Insurances may become liable to be suspended, cancelled or avoided, or may become unenforceable, or as a result of which any sums payable under or in connection with any of the Insurances may be reduced or become liable to be repaid or rescinded in whole or in part. In particular, but without limitation, the Charterers will not permit the Vessel to be employed other than in conformity with the Insurances without first taking out additional insurance cover in respect of that employment in all respects to the satisfaction of the Owners, and the Charterers will promptly notify the Owners of any new requirement imposed by any broker, underwriter or association in relation to any of the Insurances.

(j)	Renewal of Insurances The Charterers shall:
(i)	no later than ten (10) days before the Actual Delivery Date, give the Owners the details of the proposed insurers and the proposed main terms of the Insurances;
(ii)	no later than seven (7) days before the expiry of any of the Insurances renew them; and
(iii)

no later than three (3) days of such renewals, give the Owners, and, if applicable, the Finance Parties such details of those renewals (including identity of insurers and main terms of the Insurances) as the Owners and, if applicable, the Finance Parties may require.

(k)	Delivery of documents relating to Insurances The Charterers shall:

(i)

deliver to the Owners and, if applicable, the Finance Parties, copies of all policies, certificates of entry (endorsed with the appropriate loss payable clauses as may be reasonably required by the Owners and the Finance Parties from time to time) and other documents relating to the Insurances (including, without limitation, receipts for premiums, calls or contributions);

(ii)

procure that a loss payable clause (substantially in the form attached to the Charterers’ Assignment) or, in the case of entries in a protection and indemnity association, a note of the Owners’ interest in such form as the Owners may reasonably approve, shall be endorsed on or attached to the policies, cover notes or certificates of entry relating to the Insurances; and

(iii)

procure that letters of undertaking (in such form as are customary for the market) shall be issued to the Owners and, if applicable, the Finance Parties by the brokers through which the Insurances are placed (or, in the case of protection and indemnity or war risks associations, by their managers).

(l)

Fleet cover If the Vessel is at any time during the Agreement Term insured under any form of fleet cover, the Charterers shall procure that those letters of undertaking contain confirmation that the brokers, underwriters or association (as the case may be) will not set off claims relating to the Vessel against premiums, calls or contributions in respect of any other vessel or other insurance, and that the insurance cover of the Vessel will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance. Failing receipt of those confirmations, the Charterers will instruct the brokers, underwriters or association concerned to issue a separate policy or certificate for the Vessel.

(m)

Provision of information on casualty, accident or damage The Charterers shall promptly upon the same being available provide the Owners with full information regarding any casualty or other accident or damage to the Vessel which is likely to result in damages, liabilities, claims or repairs exceeding the Major Casualty Amount, including, without limitation, any communication with all parties involved in case of a claim under any of the Insurances.

(n)

Step-in rights of Owners and Finance Parties The Charterers agree that, at any time after the occurrence of a Termination Event which is continuing, the Owners and, if applicable, the Finance Parties shall be entitled to:

(i)	collect, sue for, recover and give a good discharge for all claims in respect of any of the Insurances;
(ii)	pay collecting brokers the customary commission on all sums collected in respect of those claims;
(iii)	compromise all such claims or refer them to arbitration or any other form of judicial or non-judicial determination; and
(iv)	otherwise deal with such claims in such manner as the Owners and, if applicable, the Finance Parties shall in their discretion think fit.
(o)

Total loss insurance proceeds Whether or not a Termination Event shall have occurred, the proceeds of any claim under any of the Insurances in respect of a Total Loss shall be paid and applied in accordance with Clause 53 (Total Loss).

(p)	Disputes with brokers, underwriters or associations In the event of any claim in respect of any of the Insurances (other than in respect of a Total Loss), if the Charterers shall fail to reach agreement with any of the brokers, underwriters or associations for the immediate restoration of the Vessel, or for payment to third parties, within such time as the Owners and, if applicable, the Finance Parties may reasonably stipulate, the Owners and, if applicable, the Finance Parties shall be entitled to require payment to themselves. In the event of any dispute arising between the Charterers and any broker, underwriter or association with respect to any obligation to make any payment to the Charterers or to the Owners and/or (if applicable) the Finance Parties under or in connection with any of the Insurances, or with respect to the amount of any such payment, the Owners and/or (if applicable) the Finance Parties shall be entitled to settle that dispute directly with the broker, underwriter or association concerned. Any such settlement shall be binding on the Charterers.

(q)	Payment of insurance proceeds
(i)

The Owners agree that any amounts which may become due under any protection and indemnity entry or insurance shall be paid to the Charterers to reimburse the Charterers for, and in discharge of, the loss, damage or expense in respect of which they shall have become due, unless, at the time the amount in question becomes due, a Termination Event shall have occurred and is continuing, in which event the Owners shall be entitled to receive the amounts in question and to apply them either:

(A)	towards reduction of the Termination Sum owed by the Charterers pursuant to paragraph (d) of Clause 50 (Termination Events); or
(B)	at the option of the Owners, to the Charterers and/or other third parties in discharge of the liability in respect of which such amounts were paid.
(ii)

Without prejudice to the foregoing, all other claims in relation to the Insurances (other than in respect of a Total Loss), shall, unless and until the occurrence of a Termination Event which is continuing, in which event all claims under the relevant policy shall be payable directly to the Owners, be payable as follows:

(A)

a claim in respect of any one casualty where the aggregate claim against all insurers does not exceed the Major Casualty Amount, prior to adjustment for any franchise or deductible under the terms of the relevant policy, shall be paid directly to the Charterers (as agent for the Owners) for the repair, salvage or other charges involved or as a reimbursement if the Charterers fully repaired the damage to the satisfaction of the Owners (acting reasonably) and paid all of the salvage or other charges; and

(B)

a claim in respect of any one casualty where the aggregate claim against all insurers exceeds the Major Casualty Amount prior to adjustment for any franchise or deductible under the terms of the relevant policy shall be payable directly to the Owners unless the Owners have, by prior written consent, agreed for such claim to be paid to the Charterers as and when the Vessel is restored to her former state and condition and the liability in respect of which the insurance loss is payable is discharged, and provided that the insurers may with such consent make payment on account of repairs in the course of being effected. Without prejudice to the foregoing, in respect of any claim paid to the Owners pursuant to this paragraph (B), the Owners shall, upon the written request of the

Charterers and subject to the Owners being satisfied (acting reasonably) that the Charterers have restored the Vessel to her former state and condition and the liability in respect of which the insurance loss is payable is discharged, pay to Charterers an amount equal to such claim so received.

(r)Settlement, compromise or abandonment of claimsThe Charterers shall not settle, compromise or abandon any claim under or in connection with any of the Insurances (other than a claim of less than the Major Casualty Amount arising other than from a Total Loss) without the prior written consent of the Owners (such consent not to be unreasonably withheld or delayed).

(s)

Owners’ rights to maintain Insurances     If the Charterers fail to effect or keep in force the Insurances, the Owners may (but shall not be obliged to) effect and/or keep in force such insurances on the Vessel and such entries in protection and indemnity or war risks associations as the Owners in their discretion consider desirable, and the Owners may (but shall not be obliged to) pay any unpaid premiums, calls or contributions. The Charterers will reimburse the Owners from time to time on demand for all such premiums, calls or contributions paid by the Owners, together with interest calculated in accordance with paragraph (g) of Clause 40 (Hire) from the date of payment by the Owners until the date of reimbursement.

(t)Environmental protection issuesThe Charterers shall comply strictly with the requirements of any legislation relating to pollution or protection of the environment which may from time to time be applicable to the Vessel in any jurisdiction in which the Vessel shall trade and in particular the Charterers shall comply strictly with the requirements of the United States Oil Pollution Act 1990 (the “Act”) if the Vessel is to trade in the United States of America and Exclusive Economic Zone (as defined in the Act). Before any such trade is commenced and during the entire period during which such trade is carried on, the Charterers shall:

(i)	pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to the Charterers for the Vessel in the market; and
(ii)	make all such quarterly or other voyage declarations as may from time to time be required by the Vessel’s protection and indemnity association in order to maintain such cover; and
(iii)	submit the Vessel to such additional periodic, classification, structural or other surveys which may be required by the Vessel’s protection and indemnity insurers to maintain cover for such trade; and
(iv)	implement any recommendations contained in the reports issued following the surveys referred to in sub-paragraph (t)(iii) above within the relevant time limits; and
(v)	in addition to the foregoing (if such trade is in the United States of America and Exclusive Economic Zone):
(A)

obtain and retain a certificate of financial responsibility under the Act in form and substance satisfactory to the United States Coast Guard and upon request provide the Owners with evidence of the same; and

(B)	procure that the protection and indemnity insurances do not contain a US Trading Exclusion Clause or any other analogous provision and provide the Owners with evidence that this is so; and

(C)

procure the Approved Manager to comply strictly with any operational or structural regulations issued from time to time by any relevant authorities under the Act so that at all times the Vessel falls within the provisions which limit strict liability under the Act for oil pollution.

(u)Innocent Owners’ Interest InsuranceThe Owners shall be at liberty to, in relation to the Vessel, take out an Innocent Owners’ Interest Insurance on such terms and conditions as the Owners may from time to time decide but always within prevailing market practice. The Charterers shall from time to time within seven (7) Business Days of the Owners’ demand reimburse the Owners for all premiums, reasonable and documented costs and expenses paid or incurred by the Owners in connection with such Innocent Owners’ Interest Insurance, but only to the extent corresponding to an Innocent Owners’ Interest Insurance for an amount not exceeding one hundred and ten per cent. (110%) of the then current Cost Balance.

(v)Mortgagees’ Interest InsuranceAny Finance Party shall be at liberty to, in relation to the Vessel, take out a Mortgagees’ Interest Insurance on such terms and conditions as that Finance Party may, acting reasonably, from time to time decide, but always within prevailing market practice. The Charterers shall from time to time within seven (7) Business Days of the Owners’ demand reimburse the Owners or that Finance Party for all costs, premiums and expenses paid or incurred by the Owners or that Finance Party in connection with such Mortgagees’ Interest Insurance, but only to the extent corresponding to a Mortgagees’ Interest Insurance for an amount not exceeding one hundred and ten per cent. (110%) of the then current Cost Balance.

(w)	Cooperation by the Charterers The Charterers agree and undertake that:
(i)	in the event that the Charterers receive any payment in relation to the Insurances in contravention of this Charter, the Charterers will hold such payment on trust and on behalf of the Owners;
(ii)

the Charterers will not refuse, withhold (or otherwise delay giving) consent to the payment of any amount which becomes payable to the Owners under the Insurances (to the extent that such payment is payable to the Owners in accordance with terms of this Charter); and

(iii)

at the request of the Owners and at the cost of the Charterers, place any other insurance (to the extent commercially reasonable and in line with international industry standards) as may be requested by the Owners, subject to the opinion(s) of international reputable and independent insurance consultants; and

(iv)

from time to time on the written request of the Owners, the Charterers will promptly execute and deliver to the Owners all documents which the Owners may reasonably require for the purpose of obtaining any payment in relation to the Insurances (to the extent that such payment is payable to the Owners in accordance with the terms of this Charter).

42.Redelivery

Upon:

(a)

the Owners delivering a Termination Notice to the Charterers under paragraph (i) (Illegality) of Clause 40 (Hire) but the Charterers fail to pay the relevant Termination Sum on the Termination Payment Date; or

(b)

the Owners delivering a Termination Notice to the Charterers under paragraph (c) (Owners’ options after occurrence of a Termination Event) of Clause 50 (Termination Events) but the Charterers fail to pay the relevant Termination Sum on the Termination Payment Date; or

(c)

the Charterers delivering a Purchase Option Notice to the Owners under paragraph (a) of Clause 52 (Purchase Option, Purchase Obligation and transfer of title) but the Charterers fail to pay the relevant Purchase Option Price on the Purchase Option Date; or

(d)	the expiry of the Agreed Charter Period (and subject to no Total Loss having occurred, no Purchase Option being exercised and no Purchase Obligation being fulfilled),

the Charterers shall, at their own cost and expense, redeliver or cause to be redelivered the Vessel to the Owners at a safe, ice free port (at the Owners’ option) where the Vessel would be afloat at all times in a ready safe berth or anchorage, in accordance with Clauses 43 (Redelivery conditions) and 45 (Diver’s inspection at redelivery), provided however that upon the Charterers’ payment of the Termination Sum (in the case of (a) and (b) above), the Purchase Option Price (in the case of (c) above) or the Purchase Obligation Price (in the case of (d) above) and any other amounts due under this Charter, in each case pursuant to the terms of this Charter, the Charterers shall no longer be obliged to comply with the requirements under Clauses 42 (Redelivery), 43 (Redelivery conditions) and 45 (Diver’s inspection at redelivery).

43.Redelivery conditions

(a)	If the Vessel is to be redelivered pursuant to Clause 42 (Redelivery), in addition to what has been agreed in Clause 42 (Redelivery), the condition of the Vessel shall at redelivery be as follows:
(i)

the Vessel must be redelivered with all equipment and spares or replacement items listed in the delivery inventory carried out pursuant to Clause 9 (Inventories, Oil and Stores) (Part II) and any spare parts on board or on order for any equipment installed on the Vessel following delivery (provided that any such items which are on lease or hire purchase shall be replaced with items of an equivalent standard and condition fair wear and tear excepted); all records, logs, plans, operating manuals and drawings, spare parts onboard shall be included at the time of redelivery in connection with a transfer of the Vessel or such other items as are then in the possession of the Charterers shall be delivered to the Owners;

(ii)

the Vessel must be redelivered with all national and international trading certificates and hull/machinery survey positions for both class and statutory surveys free of any overdue recommendation and qualifications valid for a period of at least three (3) months beyond the redelivery date;

(iii)

all of the Vessel’s ballast tank coatings to be maintained in “Fair” (as such term (or its equivalent) may be defined and/or interpreted in the relevant survey report) condition as appropriate for the Vessel’s age at the time of redelivery, fair wear and tear excepted;

(iv)	the Vessel shall have passed any flag or class surveys or inspections due within three (3) months after the date of redelivery and have its continuous survey system up to date;

(v)

the Vessel must be re-delivered with accommodation and common spaces for crew and officers substantially in the same condition as at the Actual Delivery Date, free of damage over and above fair wear and tear, clean and free of infestation and odours; with cargo spaces generally fit to carry the cargoes originally designed and intended for the Vessel; with main propulsion equipment, auxiliary equipment, cargo handling equipment, navigational equipment, etc., in such operating condition as provided for in this Charter;

(vi)	the Vessel shall be free and clear of all liens (other than any Permitted Encumbrance);
(vii)

at the costs and expenses of the Charterers, a final joint report from the surveyors appointed by the Owners and the Charterers respectively shall be carried out as to the condition of the Vessel and a list of agreed deficiencies if any shall be drawn up; and

(viii)	recently taken lube oil samples for all major machinery shall be made available within one (1) week of redelivery and results forwarded to Owners’ technical management for review.
(b)	At redelivery, the Charterers shall ensure that the Vessel shall meet the following performance levels (which where relevant shall be determined by reference to the Vessel’s log books):
(i)	all equipment controlling the habitability of the accommodation and service areas to be in proper working order, fair wear and tear excepted; and
(ii)

available deadweight to be within one per cent. (1.00%) of that achieved at delivery (as the same may be adjusted as a result of any upgrading of the Vessel carried out in accordance with this Charter (such adjustment to be agreed between the Owners and Charterers at the time such upgrading work is to be undertaken)).

(c)

The Owners shall be entitled to appoint (at the cost of the Charterers) one independent surveyor for the purpose of determining and agreeing in writing the condition of the Vessel at redelivery. If the Vessel is not in the condition or does not meet the performance criteria required by this Clause 43, a list of deficiencies together with the costs of repairing/remedying such deficiencies shall be prepared by the surveyor and the Charterers shall be obliged to repair/remedy prior to redelivery all deficiencies identified in such list.

(d)	The Charterers shall be obliged to repair/remedy all such other deficiencies as are necessary to put the Vessel into the return condition required by this Clause 43.
(e)

Until such time as any compensatory amount in respect of any repairs/remedial work outstanding as at redelivery has been paid in accordance with the terms of this Charter and the Vessel has been redelivered, the Charterers shall continue to pay Hire in accordance with the terms of this Charter.

44.	Owners’ mortgage

The Charterers:

(i)	acknowledge that the Owners and the Related Owners are entitled and do intend to enter or have entered into certain funding arrangements with the Finance Parties in order to finance part of the Actual Owners’ Costs and the “Actual Owners’ Costs” under the Related Charters, which funding arrangements may be secured, inter alia, by ship mortgages over the Vessel and (along with other related matters) the relevant Finance Documents provided that simultaneous with the Owners’ execution of any such ship mortgages, the relevant Finance Parties shall execute and deliver to the Charterers a Finance Party Quiet Enjoyment Agreement;

(ii)	consent to any assignment in favour of the Finance Parties pursuant to the relevant Finance Documents of the Owners’ rights under any Transaction Document;
(iii)

without limiting the generality of paragraph (p) (Further assurance) of Clause 47 (Charterers’ undertakings), undertake to execute, provide or procure the execution or provision (as the case may be) of such further information or document as in the reasonable opinion of the Owners are necessary to effect the assignment referred to in sub-paragraph (ii) above; and

(iv)

in the event a Finance Party which is the mortgagee of the Vessel serves a notice on the Charterers that an event of default has occurred and is continuing under and in accordance with the Finance Documents and where such event of default is not in any way resulting from a Termination Event or a breach by any Obligor of any Transaction Document, the Charterers are entitled to exercise the Purchase Option subject to Clause 52(a).

45.Diver’s inspection at redelivery

(a)	For the avoidance of doubt, the requirements of this Clause 45 will not apply if:
(i)	after the occurrence of a Termination Event, the Charterers have paid:
(A)	the Termination Sum; and
(B)	any other amounts due under this Charter; or
(ii)

the Charterers have paid the Purchase Option Price or the Purchase Obligation Price and the Vessel has been redelivered to the Charterer pursuant to Clause 52 (Purchase Option, Purchase Obligation and transfer of title).

(b)	Unless the Vessel is returned in dry-dock, a diver’s inspection is required to be performed at the time of redelivery.
(c)

The Charterers shall, at the written request of the Owners, arrange at the Charterers’ time and expense for an underwater inspection by a diver approved by the Classification Society immediately prior to the redelivery.

(d)	A video film of the inspection shall be made. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society.
(e)

If damage to the underwater parts is found, the Charterers shall arrange, at their time and costs, for the Vessel to be dry-docked and repairs carried out to the satisfaction of the Classification Society.

(f)

If the conditions at the port of redelivery are unsuitable for such diver’s inspection, the Charterers shall take the Vessel (in Owners’ time but at Charterers’ expense) to a suitable alternative place nearest to the redelivery port unless an alternative solution is agreed.

(g)	Without limiting the generality of sub-paragraph (b)(iii) of Clause 54 (Fees and expenses), all costs relating to any diver’s inspection shall be borne by the Charterers.

46.Charterers’ representations and warranties

The Charterers represent and warrant to the Owners, subject to the Legal Reservations (where relevant), on (A) the date of this Charter and (by reference to the facts and circumstances then pertaining), and in respect of the Repeating Representations, (B) the Actual Delivery Date and (C) each Hire Payment Date as follows:

(i)

Status and due authorisation: each Obligor is a corporation, limited partnership or limited liability company duly incorporated or formed under the laws of its jurisdiction of incorporation or formation (as the case may be) with power to enter into the Transaction Documents and to exercise its rights and perform its obligations under the Transaction Documents and all corporate and other action required to authorise its execution of the Transaction Documents and its performance of its obligations thereunder has been duly taken;

(ii)

No deductions or withholding: under the laws of the Obligors’ respective jurisdictions of incorporation or formation in force at the date hereof, none of the Obligors will be required to make any deduction or withholding from any payment it may make under any of the Transaction Documents;

(iii)

Claims pari passu: under the laws of the Obligors’ respective jurisdictions of incorporation or formation in force at the date hereof, the payment obligations of each Obligor under each Transaction Document to which it is a party, rank at least pari passu with the claims of all other unsecured and unsubordinated creditors of such obligor save for any obligations which are preferred solely by any bankruptcy, insolvency or other similar laws of general application;

(iv)

No immunity: in any proceedings taken in any of the Obligors’ respective jurisdictions of incorporation or formation in relation to any of the Transaction Documents, none of the Obligors will be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;

(v)

Governing law and judgments: in any proceedings taken in any of the Obligors’ jurisdiction of incorporation or formation in relation to any of the Transaction Documents in which there is an express choice of the law of a particular country as the governing law thereof, that choice of law and any judgment or (if applicable) arbitral award obtained in that country will be recognised and enforced;

(vi)

Validity and admissibility in evidence: as at the date hereof, all acts, conditions and things required to be done, fulfilled and performed in order (A) to enable each of the Obligors lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Transaction Documents, (B) to ensure that the obligations expressed to be assumed by each of the Obligors in the Transaction Documents are legal, valid and binding, and (C) to make the Transaction Documents admissible in evidence in the jurisdictions of incorporation or formation of each of the Obligors, have been done, fulfilled and performed;

(vii)	No filing or stamp taxes: under the laws of the Obligors’ respective jurisdictions of incorporation or formation in force at the date hereof, it is not necessary that any of the Transaction Documents be filed, recorded or enrolled with any court or other authority in its jurisdiction of incorporation or formation (other than the relevant maritime registry, to the extent applicable) or that any stamp, registration or similar tax be paid on or in relation to any of the Transaction Document;

(viii)

Binding obligations: the obligations expressed to be assumed by each of the Obligors in the Transaction Documents are legal and valid obligations, binding on each of them in accordance with the terms of the Transaction Documents and no limit on any of their powers will be exceeded as a result of the borrowings, granting of security or giving of guarantees contemplated by the Transaction Documents or the performance by any of them of any of their obligations thereunder;

(ix)

No misleading information: to the best of their knowledge, any factual information provided by any Obligor to the Owners in connection with the Transaction Documents was true and accurate in all material respects as at the date it was provided and is not misleading in any material respect;

(x)

No winding-up: none of the Obligors has taken any corporate, limited liability company or limited partnership action nor have any other steps been taken or legal proceedings been started or (to the best of the Charterers’ knowledge and belief) threatened against any Obligor for its winding-up, dissolution, administration or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues;

(xi)	Solvency:
(A)	none of the Obligors nor the Charterers Group taken as a whole is unable, or admits or has admitted its inability, to pay its debts or has suspended making payments in respect of any of its debts;
(B)

none of the Obligors by reason of actual or anticipated financial difficulties, has commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(C)

the value of the assets of each Obligor (other than the Dynagas Manager) is not less than the liabilities of such entity and the value of the assets of the Charterers Group taken as a whole is not less than the liabilities of the Charterers Group taken as a whole (in each case taking into account contingent and prospective liabilities); and

(D)	no moratorium has been, or may, in the reasonably foreseeable future be, declared in respect of any indebtedness of any Obligor.
(xii)	No defaults:
(A)

without prejudice to paragraph (B) below, none of the Obligors is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets which would have or is likely to have a Material Adverse Effect; and

(B)	no Potential Termination Event or Termination Event is continuing or might be expected to result from each Obligor’s entry into and performance of each Transaction Document to which such Obligor is a party;

(xiii)

No proceedings:  no action or administrative proceeding of or before any court, arbitral body or agency has been commenced, is pending or has been threatened against any Obligor which if adversely determined, would have or is likely to have a Material Adverse Effect;

(xiv)

Accounts:  all financial statements relating to the Charterers and the Charter Guarantor required to be delivered under paragraphs (a) (Financial statements) and (c) (Interim financial statements) of Clause 47 (Charterers’ undertakings) were each prepared in accordance with GAAP, give (in respect of the annual audited financial statements, in conjunction with the notes thereto) a true and fair view of (in the case of annual financial statements) or fairly represent (in the case of semi-annual financial statements) the financial condition of the Charterers and the Charter Guarantor (as the case may be) at the date as of which they were prepared and the results of their operations during the financial period then ended;

(xv)

No obligation to create Encumbrance:  the execution of the Transaction Documents by the Obligors and their exercise of their rights and performance of their obligations thereunder will not result in the existence of nor oblige any Obligor to create any Encumbrance over all or any of their present or future revenues or assets, other than pursuant to the Security Documents;

(xvi)

No breach:  the execution of the Transaction Documents by each of the Obligors and their exercise of their rights and performance of their obligations under any of the Transaction Documents do not constitute and will not result in any breach of any agreement or treaty to which any of them is a party;

(xvii)

Security:  each of the Obligors is the legal and beneficial owner of all assets and other property which it purports to charge, mortgage, pledge, assign or otherwise secure pursuant to each Security Document and those Security Documents to which it is a party create and give rise to valid and effective security having the ranking expressed in those Security Documents;

(xviii)

Necessary Authorisations:  the Necessary Authorisations required by each Obligor are in full force and effect, and each Obligor is in compliance with the provisions of each such Necessary Authorisation relating to it and, to the best of its knowledge, none of the Necessary Authorisations relating to it are the subject of any pending or threatened proceedings or revocation which are reasonably likely to have a Material Adverse Effect;

(xix)

No money laundering:  the performance of the obligations of the Obligors under the Transaction Documents, will be for the account of members of the Charterers Group and will not involve any breach by any of them of any law or regulatory measure relating to “money laundering” as defined in Article 1 of the Directive ((EU) 2015/849) of the European Parliament and of the Council of the European Communities (as it forms part of the domestic law of the United Kingdom by virtue of the 2018 Withdrawal Act);

(xx)	Disclosure of material facts: the Charterers are not aware of any material facts or circumstances which have not been disclosed to the Owners;
(xxi)	No breach of laws:

(A)	none of the Obligors has breached any law or regulation which is reasonably likely to have a Material Adverse Effect; and
(B)	no labour disputes are current or (to the best of the Charterers’ knowledge and belief) threatened against any member of the Charterers Group;

(xxii)Environmental Law:

(A)

each member of the Charterers Group is in compliance with paragraph (i) (Environmental compliance) of Clause 47 (Charterers’ undertakings) and (to the best of the Charterers’ knowledge and belief) no circumstances have occurred which would prevent such compliance; and

(B)

no Environmental Claim has been commenced or (to the best of the Charterers’ knowledge and belief) is threatened against any member of the Charterers Group which is reasonably likely to have a Material Adverse Effect.

(xxiii)Taxation:

(A)	no Obligor is overdue in the filing of any Tax returns and no Obligor is overdue in the payment of any amount in respect of Tax which is reasonably likely to have a Material Adverse Effect; and
(B)	no claims or investigations are being made or conducted against any Obligor with respect to Taxes which is reasonably likely to have a Material Adverse Effect;
(xxiv)

No Restricted Party: to the best of the Charterers’ knowledge and belief (having conducted reasonable due diligence), none of the Obligors is a Restricted Party nor has any Obligor received notice or are aware of any claim, action, suit, proceeding against any of them with respect to Sanctions by a Sanctions Authority;

(xxv)	No Material Adverse Effect: no event or circumstance has occurred which had, has or is likely to have a Material Adverse Effect; and
(xxvi)

Copies of Relevant Documents: the copies of the Relevant Documents provided or to be provided by the Charterers to the Owners in accordance with Clause 36 (Conditions precedent) are, or will be, true and accurate copies of the originals and represent, or will represent, the full agreement between the parties to those Relevant Documents in relation to the subject matter of those Relevant Documents and there are no commissions, rebates, premiums or other payments due or to become due in connection with the subject matter of those Relevant Documents other than in the ordinary course of business or as disclosed to, and approved in writing by, the Owners.

(xxvii)	Tax the Obligors and the Related Charterers are not US Tax Obligors and have not established a place of business in the United States of America.

47. Charterers’ undertakings

The undertaking and covenants in this Clause 47 remain in force for the duration of the Agreement Term.

(a)	Financial statements: The Charterers shall supply to the Owners:
(i)

as soon as the same become available, but in any event within one hundred and fifty (150) days after the end of each of the Charterers’ Financial Years, the Charterers’ audited financial statements for that Financial Year; and

(ii)

as soon as the same become available, but in any event within one hundred and fifty (150) days after the end of each of the Charter Guarantor’s Financial Years, the Charter Guarantor’s audited consolidated financial statements for that Financial Year.

(b)

Requirements as to financial statements: Each set of financial statements delivered to the Owners under paragraph (a) (Financial statements) above in relation to the Charterers and the Charter Guarantor (each a “Notifying Party”):

(i)	shall be certified by an authorised signatory of the relevant Notifying Party as fairly representing its financial condition as at the date as at which those financial statements were drawn up; and
(ii)	shall be prepared in accordance with GAAP.
(c)

Interim financial statements The Charterers shall supply to the Owners, as soon as the same become available, but in any event within ninety (90) days after the end of each relevant Financial Half-Year:

(i)	the unaudited management prepared financial statements (excluding notes) of the Charterers for that Financial Half-Year; and
(ii)	the unaudited consolidated financial statements of the Charter Guarantor for that Financial Half-Year; and
(d)	Intentionally left blank
(e)	Information: miscellaneous The Charterers shall:
(i)

supply to the Owners promptly upon becoming aware of them, details of any material litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor and are likely to have a Material Adverse Effect;

(ii)	supply to the Owners promptly, such further information and explanations regarding the financial condition, business and operations of any Obligor as the Owners may request;
(iii)

notify the Owners in writing promptly upon becoming aware of any Environmental Claim against the Charterers (or any Sub-Charterer or any Approved Manager) which is current, or pending in writing in relation to the Vessel;

(iv)	notify the Owners in writing promptly upon becoming aware of any Transaction Document being terminated, repudiated, cancelled or otherwise ceasing to remain in full force and effect;
(v)	notify the Owners in writing promptly if a Sub-Charter is terminated, cancelled, repudiated, or expires, or otherwise ceases to remain in full force and effect;
(vi)	intentionally left blank

(vii)

disclose all relevant information in relation to any Sub-Charter, including (but not limited to) any information in relation to any Sub-Charterer’s fulfilment of its obligations pursuant to the relevant Sub-Charter, the delivery, redelivery and withdrawal of the Vessel under any Sub-Charter and any other information which the Owners may reasonably request and without prejudice to the foregoing, the Charterers shall deliver or procure the delivery to the Owners of the employment status together with (if requested by the Owners) the relevant contract of employment in respect of the Vessel which the Owners may request.

(f)

Notification of Termination Event The Charterers shall promptly, upon becoming aware of the same, inform the Owners in writing of the occurrence of any Termination Event (and the steps, if any, being taken to remedy it) and, upon receipt of a written request to that effect from the Owners, confirm to the Owners that, save as previously notified to the Owners or as notified in such confirmation, no Termination Event is continuing or, if a Termination Event is continuing, specifying the steps, if any, being taken to remedy it.

(g)

Claims pari passu The Charterers shall ensure that at all times the claims of the Owners against them under the Transaction Documents rank at least pari passu with the claims of all their other unsecured and subordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation, winding-up or other similar laws of general application.

(h)

Necessary Authorisations Without prejudice to any specific provision of the Transaction Documents relating to a Necessary Authorisation, the Charterers shall (i) obtain, comply with and do all that is necessary to maintain in full force and effect all Necessary Authorisations to enable them lawfully to enter into and perform their obligations under the Transaction Documents and to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents in their jurisdiction of incorporation or formation and all other applicable jurisdictions, (ii) ensure that no failure to obtain, comply with or maintain any Necessary Authorisation may cause a Material Adverse Effect; and (iii) promptly upon request, supply certified copies to the Owners of all Necessary Authorisations.

(i)

Compliance with applicable laws Each Obligor shall comply with all applicable laws, including Environmental Laws, to which it may be subject (except as regards Sanctions to which paragraph (j) (No breach of Sanctions) below applies, and anticorruption and anti-bribery laws to which paragraph (k) (Anti-corruption and antibribery laws) below applies), the non-compliance of which is reasonably likely to have a Material Adverse Effect.

(j)

No breach of Sanctions The Charterers shall not, and shall not permit or authorise any other person to, directly utilise or employ the Vessel or to use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds or any other benefits of any transaction(s) contemplated by the Transaction Documents to fund any trade, business or other activities:

(i)	involving or for the benefit of any Restricted Party if to do so would be prohibited by Sanctions applicable to any Obligor, the Owners or any Finance Party; and
(ii)	in any other manner that would result in any Obligor, the Owners or any Finance Party (if applicable) being in breach of any applicable Sanctions or becoming a Restricted Party.
(k)	Anti-corruption and anti-bribery laws The Charterers warrant, represent and agree that they and their Affiliates and their respective officers, directors and employees have complied with, and shall comply with, all applicable Business Ethics Laws in connection with this Charter. For the purpose of this Clause only, an “Affiliate” means any member of the Charterers Group.

(l)	Environmental compliance The Charterers shall, and shall procure that each of the Obligors will:
(i)	comply with any Environmental Law;
(ii)	obtain, maintain and ensure compliance with all requisite Environmental Approvals; and
(iii)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law.
(m)	Environmental Claims The Charterers shall promptly upon becoming aware of the same, inform the Owners in writing of:
(i)	any Environmental Claim against any member of the Charterers Group which is current, pending or threatened; and
(ii)	any facts or circumstances which are likely to result in any Environmental Claim being commenced or threatened against any member of the Charterers Group.
(n)

Taxation  The Charterers shall pay and discharge any Tax imposed upon them or their assets within the time period allowed without incurring penalties unless and only to the extent that such payment is being contested by the Charterers in good faith.

(o)

Loans or other financial commitments  The Charterers shall not make any loan or enter into any guarantee and indemnity or otherwise voluntarily assume any actual or contingent liability in respect of any obligation of any other person except pursuant to the Transaction Documents and loans made in the ordinary course of business.

(p)

Further assurance  The Charterers shall at their own expense, promptly take all such action as the Owners may reasonably require for the purpose of perfecting or protecting any of the Owners’ rights with respect to the security created or evidenced (or intended to be created or evidenced) by the Security Documents.

(q)	Inspection of records The Charterers will permit the inspection of their financial records and accounts on prior notice from time to time during business hours by the Owners or their nominee.
(r)

Insurance  The Charterers shall procure that all of the assets, operation and liability of the Charterers are insured against such risks, liabilities and for amounts as normally adopted by the industry for similar assets and liabilities and, in the case of the Vessel, in accordance with the terms of this Charter.

(s)

Merger and demerger  The Charterers shall not, and shall procure that the Charter Guarantor shall not, enter into any amalgamation, merger, demerger or corporate restructuring without the prior written consent of the Owners (such consent not to be unreasonably withheld or delayed if the Owners (acting reasonably) are satisfied that such amalgamation, merger, demerger or corporate restructuring will neither (i) have a Material Adverse Effect nor (ii) have a negative financial impact on the obligations of the Core Obligors under the Transaction Documents).

(t)	Transfer of assets The Charterers shall not sell or transfer any of its material assets other than:
(i)	on arm’s length terms to third parties where the net proceeds of sale are used as a prepayment hereunder; or
(ii)	on arm’s length terms to its Affiliates, which are and remain members of the Charterers Group.
(u)

Change of business  The Charterers shall not without the prior written consent of the Owners, make any substantial change to the general nature of their shipping business from that carried on at the date of this Charter.

(v)	Acquisitions The Charterers shall not make any acquisitions or investments without the prior written consent of the Owners (such consent not to be unreasonably withheld).
(w)	“Know your customer” checks If:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Charter;
(ii)	any change in the status of the Charterers after the date of this Charter; or
(iii)	a proposed assignment or transfer by Owners of any of their rights and obligations under this Charter,

obliges the Owners to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Charterers shall promptly upon the request of the Owners supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Owners in order for the Owners to carry out and be satisfied they have complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Transaction Documents.

(x)

No borrowings  The Charterers shall not incur any liability or obligation except (i) liabilities and obligations under the Transaction Documents to which they are parties, and (ii) liabilities or obligations reasonably incurred in the ordinary course of operating, chartering, repairing and maintaining the Vessel.

(y)	No dividends The Charterers shall not pay any dividends or make other distributions to its shareholders whilst a Termination Event is continuing.
(z)

Negative pledge  The Charterers shall not create, or permit to subsist, any Encumbrance (other than a Permitted Encumbrance) over all or any part of the Vessel, their other assets or undertakings nor dispose of the Vessel or any of those assets or all or any part of those undertakings other than, in the case of a sale of the Vessel, where such sale complies with the requirements of the MOA, this Charter, including, without limitation, to Clause 50 (Termination Events), or any other Transaction Documents.

(aa)	Management of the Vessel The Charterers shall ensure that:
(i)	the Vessel is at all times technically managed by an Approved Manager;
(ii)	unless (A) the Charterers have promptly informed the Owners in writing of any proposed change of an Approved Manager, and (B) the Owners (acting reasonably) have granted their prior written consent to such proposed change, the Approved Manager shall not be changed provided that upon the occurrence of an event of default (however described) that is continuing under the Management Agreement, the Owners shall have the right to appoint a substitute manager in respect of the Vessel (but if the Vessel is delivered to the relevant Sub-Charterer under the relevant Sub-Charter and remains under the employment of that Sub-Charter, such appointment shall be acceptable to that Sub-Charterer); and

(iii)

a Manager’s Undertaking (in form and content satisfactory to the Owners) from the Approved Manager confirming that, among other things, all claims of the Approved Manager against the Charterers shall be subordinated to the claims of the Owners or the Finance Parties (if applicable) under the Transaction Documents.

(bb)

Classification The Charterers shall ensure that the Vessel maintains the highest classification required for the purpose of the relevant trade of the Vessel which shall be with the Vessel’s Classification Society, in each case, free from any overdue recommendations and conditions, and adverse notations affecting that the Vessel’s class.

(cc)

Certificate of financial responsibility The Charterers shall, if required, obtain and maintain a certificate of financial responsibility in relation to the Vessel which is to call at the United States of America.

(dd)

Registration The Charterers shall not change or permit a change to the flag of the Vessel throughout the duration of this Charter other than to a Pre-Approved Flag or under such other flag with the prior written consent of the Owners (such consent not to be unreasonably withheld or delayed). Any change to the flag of the Vessel shall be at the cost and expense of the Charterers (which shall include, without limitation, any Taxes payable in the state or jurisdiction of such Pre-Approved Flag and costs of the Finance Parties (if applicable)).

(ee)

ISM and ISPS Compliance The Charterers shall ensure that each ISM Company and ISPS Company complies in all respects with the ISM Code and the ISPS Code, respectively, or any replacements thereof and in particular (without prejudice to the generality of the foregoing) shall ensure that such company holds (i) a valid and current Document of Compliance issued pursuant to the ISM Code, (ii) a valid and current SMC issued in respect of the Vessel pursuant to the ISM Code, and (iii) an ISSC in respect of the Vessel, and the Charterers shall promptly, upon request, supply the Owners with copies of the same.

(ff)

Change of ownership The Charterers shall, and shall procure that the Charter Guarantor will, ensure that throughout the Charter Period, there shall not occur any Change of Control, except with the prior written consent of Owners (such consent not to be unreasonably withheld, if the Owners (acting reasonably) are satisfied that such Change of Control will neither (i) have a Material Adverse Effect nor (ii) have a negative financial impact on the obligations of the Core Obligors under the Transaction Documents).

(gg)

Inspection of Vessel In the absence of a Potential Termination Event or Termination Event, subject to there being no undue interference with the operation of the Vessel, the Owners shall have the right to inspect the Vessel once in each calendar year at the Charterers’ cost, provided always however that if a Potential Termination Event or Termination Event has occurred, the Owners may at any time and at the Charterers’ cost conduct such inspection and the Charterers shall be deemed to have granted such permission and shall provide such necessary assistance to the Owners in respect of such inspection.

(hh)	Relevant Documents In relation to the Relevant Documents, the Charterers undertake that:
(i)

there shall be no (A) termination by the Charterers of any Relevant Document without the prior written consent of the Owners (such consent to not be unreasonably withheld or delayed), or (B) alteration to or waiver of any material term of any Relevant Document, unless, in either case, the prior written consent of the Owners is obtained (such consent to not be unreasonably withheld or delayed);

(ii)	without limiting the generality of sub-paragraph (i) above, the Charterers will not, without the prior written consent of the Owners, effect any sale of the Vessel;
(iii)

without prejudice to the foregoing, the Charterers shall, where applicable, forthwith execute and deliver any and all such other agreements, instruments and documents (including any novation agreement) as may be required by law or deemed necessary to ensure that the Relevant Documents which are in effect on the date of this Charter shall remain in effect, so that all obligations previously owed by the applicable Relevant Party to the Charterers under such Relevant Documents shall continue to be owed to the Charterers throughout the Agreement Term (provided that this shall not be applicable to expiration of such Relevant Document through effluxion of time or where such Relevant Document is novated (in accordance with the terms of this Charter) and the Charterers are no longer a party to that Relevant Document after such novation); and

(iv)	no right or purported right to withdraw the Vessel from service under any Sub-Charter may be exercised by them without the prior written consent of the Owners.
(ii)	Conditions subsequent The Charterers shall:
(i)

to the extent that any certificate received by the Owners pursuant to paragraph (g) of Clause 36 (Conditions precedent) was in provisional form at the time of the receipt, deliver or cause to be delivered to the Owners the corresponding formal certificate as soon as possible after the Charterers’ receipt of the same from the relevant persons, and in any event prior to the expiry of the validity period of such provisional certificate;

(ii)

within ten (10) Business Days from the Actual Delivery Date, deliver or cause to be delivered to the Owners letters of undertaking in respect of the Insurances as required by the Transaction Documents, together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Owners; and

(iii)

within five (5) Business Days after the execution of the Charterers’ Assignment, deliver or cause to be delivered to the Owners acknowledgement by the Initial Time Charterer of the notice(s) of assignment given pursuant to the Charterers’ Assignment in the form attached to the relevant notice(s);

(jj)	Emissions Legislation
(i)	the Charterers shall:
(A)	upon request of the Owners, provide a duly executed and, if required by the Owners, notarised and apostilled original of the EU

ETS Mandate Letter to the relevant administering authority and take such action as the Owners may reasonably require for such EU ETS Mandate Letter to be submitted to and recorded by the relevant administering authority;

(B)	comply with all Emissions Legislation applicable to them; and
(C)

whenever reasonably requested by the Owners, promptly provide to the Owners particulars of all and any outstanding charges due or collectable by the relevant entities charged with administering compliance with Emissions Legislation applicable to them or in respect of the Vessel; and

(ii)

the Charterers will pay or cause to be paid all amounts required to be paid by them or the Owners in respect of the Vessel arising out of or in connection with the Emissions Legislation, and the Charterers will on demand indemnify the Owners for any and all documented amounts actually paid by the Owners in connection with the Emissions Legislation in respect of the Vessel, together with (i) all losses, costs and expenses suffered or incurred by the Owners in connection with compliance by them with the Emissions Regulations in respect of the Vessel (save for those losses, costs or expenses solely caused by the gross negligence or wilful default of the Owners and not caused by any direct action, omission, contributory negligence by any Obligor, any manager of the Vessel or any charterer of the Vessel) and (ii) any penalties, charges or other amounts levied against the Owners due to any breach by the Charterers of their obligations under this Clause 47(jj) and the Owners shall inform the Charterers of any relevant claims to which such charges relate in a timely manner.

(kk)	Intentionally left blank
(ll)	Intentionally left blank
(mm)

Related Vessels the Charterers agree that the Owners may at their sole discretion and at any time during the Agreement Term apply towards any Unpaid Sum any Related Vessel Total Loss Proceeds Surplus and any other amounts received by the Owners from any Related Owners pursuant to the terms of any Related Charter.

48.	Earnings Account
(a)

In addition to Clause 47 (Charterers’ undertakings), the Charterers hereby undertake to the Owners that, throughout the Agreement Term, they will deposit all of the Earnings received by the Charterers into the Earnings Account, free and clear of any costs, fees, expenses, disbursements, withholdings or deductions.

(b)

Provided that no Termination Event has occurred and is continuing and subject to payment of any Hire that has become due and payable, the Charterers may freely withdraw any amount standing to the credit of the Earnings Account.

49.	Value maintenance
(a)	Definitions In this Clause 49:

“Test Date” means any day during the Agreement Term on which the Owners may test the Value Maintenance Ratio, it being acknowledged and agreed that, prior to the occurrence of a Termination Event or a Potential Termination Event, there will be no more than one (1) Test Date in any twelve (12) months period.

“Value Maintenance Ratio” means the ratio (expressed as a percentage) of:

(i)	the Fair Market Value of the Vessel plus any cash already provided to restore the Value Maintenance Threshold to
(ii)	the aggregate of the then applicable Cost Balance.

“Value Maintenance Threshold” means the ratio (expressed as a percentage) of one hundred and twenty per cent. (120%).

(b)	Valuations
(i)

In order to determine the Fair Market Value on a Test Date for the purposes of testing the Value Maintenance Ratio, the Fair Market Value shall be determined by the Owners to be the arithmetic mean of the valuation from two Valuation Reports, each issued by an Approved Valuer designated by the Charterers, provided that:

(A)

in the absence of a Termination Event, the Charterers shall arrange, deliver to the Owners and bear the cost of the issuance of such Valuation Reports once every twelve (12) months during the Agreement Term, and any additional Valuation Report shall be at the Owners’ cost; and

(B)

upon the occurrence of a Termination Event, the Charterers shall arrange, deliver to the Owners and bear the cost of the issuance of all Valuation Reports as may be required by the Owners (acting in their sole discretion).

provided further that if the Charterers fail to deliver such Valuation Reports pursuant to this Clause 49, the Owners shall be entitled to arrange such Valuation Reports at the Charterers’ cost.

(ii)	Each Valuation Report to be provided for the purpose of sub-paragraph (b)(i) above shall:
(A)	be issued by an Approved Valuer, if for the purpose of testing the Value Maintenance Ratio, no earlier than forty-five (45) days before the relevant Test Date;
(B)	be made without physical inspection of the Vessel and on a desktop basis;

(C)	on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer; and
(D)	be delivered to the Owners within forty-five (45) days from the day on which the Owners make a request for valuation of the Vessel pursuant to paragraph (b)(i) above.
(iii)	If an Approved Valuer determines that the Fair Market Value shall fall within a range, the valuation as determined by such Approved Valuer should be the lower value of such range.
(iv)	Each valuation shall be provided by an Approved Valuer in US Dollars.

(c)	Value Maintenance Ratio
(i)	The Owners may test the Value Maintenance Ratio on any Test Date in accordance with the methodology described in sub-paragraph (b) (Valuations) above.
(ii)

If, after conducting testing the Value Maintenance Ratio on the relevant Test Date, the Owners determine that the Value Maintenance Ratio is lower than the Value Maintenance Threshold, then the Charterers shall, within thirty (30) days of the Owners’ request, undertake any of the following at the Charterers’ option (but always subject to Owners’ prior approval which shall not be unreasonably withheld):

(A)	provide cash collateral in the amount of the shortfall (the “Cash Collateral”) and deposit the same in the Owners’ Account; or
(B)

prepay such part of the Fixed Hire in inverse order of maturity (or, if no Fixed Hire is payable any more, to prepay such part of the Cost Balance) in the amount of the shortfall (together with any Break Costs or other associated costs, expenses or penalties) (it being understood and the Owners and the Charterers hereby agree and acknowledge that any amount prepaid in accordance with this sub-paragraph (B) shall, once so applied by the Owners, not be refundable in any circumstance whatsoever), in each case in order to restore the Value Maintenance Ratio to comply with the Value Maintenance Threshold.

(iii)

If, after testing the Value Maintenance Ratio on the relevant Test Date, the Owners determine that the Value Maintenance Ratio is higher than the Value Maintenance Threshold for a consecutive period of more than 120 days, the Owners shall release to the Charterers such part of the Cash Collateral provided by the Charterers to the Owners pursuant to subparagraph (A) above, as shall reduce the Value Maintenance Ratio to the Value Maintenance Threshold, subject to the Owners being satisfied that (1) no Termination Event and no Potential Termination Event will occur before or after such release and (2) immediately following such release, the Value Maintenance Ratio will not be less than the Value Maintenance Threshold.

50.	Termination Events
(a)	Each of the following events shall constitute a Termination Event:
(i)

Failure to pay  an Obligor fails to pay any amount due from it under any Transaction Document to which it is a party at the time, in the currency and otherwise in the manner specified therein unless payment is made within five (5) Business Days of its due date, provided that no Termination Event shall occur under this sub-paragraph (i) in relation to a failure to pay any amount on the relevant date if such failure is solely and directly caused by the Owners or an Owners’ Affiliate becoming a Restricted Party (an “Owners Sanctions Event”) and payment of such amount is made as soon as such Owners Sanctions Event is no longer continuing ; or

(ii)

Misrepresentation  any representation or statement made by any Obligor in any Transaction Document to which it is a party or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading in any material respect, provided that no Termination Event will occur under this sub-paragraph if the circumstances giving rise to such misrepresentation are capable of remedy (to the extent that the Owners consider, in their absolution discretion, that such circumstances are capable of remedy) and are remedied to the satisfaction of the Owners within twenty (20) days of the date of the circumstances giving rise to the misrepresentation having occurred; or

(iii)

Specific covenants  an Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by or procured by the Charterers under paragraphs (i) (Compliance with applicable laws), (j) (No breach of Sanctions), (r) (Insurance), (z) (Negative pledge), (dd) (Registration) and (ff) (Change of ownership) of Clause 47 (Charterers’ undertakings) and under Clause 48 (Earnings Account); or

(iv)

Other obligations  an Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by it in any Transaction Document (other than those referred to in paragraph (iii) (Specific covenants) above). No Termination Event under this paragraph will occur if the failure to comply is capable of remedy (to the extent that the Owners consider, in their absolution discretion, that such failure is capable of remedy) and is remedied to the satisfaction of the Owners within twenty (20) days after the earlier of (A) the Owners having given notice thereof to the relevant Obligor, and (B) any Obligor becoming aware of such failure to perform or comply; or

(v)

Cross Default  any Financial Indebtedness of any Obligor is not paid when due (or within any applicable grace period) or any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity where (in either case) the aggregate of all such unpaid or accelerated indebtedness of:

(A)	the Charter Guarantor is equal to or greater than ten million US Dollars (US$10,000,000) or its equivalent in any other currency or currencies; or
(B)	each of the other Obligors (other than the Dynagas Manager) is equal to or greater than five million US Dollars (US$5,000,000) or its equivalent in any other currency or currencies; or
(vi)

Insolvency and rescheduling  a Core Obligor is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of its creditors or a composition with its creditors; or (vii) Winding-up a Core Obligor:

(A)	files for initiation of formal restructuring proceedings; or
(B)	is wound up or declared bankrupt; or
(C)

takes any steps or legal proceedings are started for its winding-up, dissolution, administration or re-organisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues or assets which is not permanently stayed or dismissed within twenty one (21) days; or

(D)	declares any moratorium or any moratorium is declared or sought, in each case, in respect of any of its indebtedness; or
(viii)	Execution or distress
(A)

a Core Obligor fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court or other official body of a competent jurisdiction, being a judgement or order against which there is no right of appeal,

(B)

any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of a Core Obligor other than any execution or distress which is being contested in good faith and which is either discharged within thirty (30) days or in respect of which adequate security has been provided within thirty (30) days to the relevant court or other authority to enable the relevant execution or distress to be lifted or released; or

(ix)

Similar event any event occurs which, under the laws of any jurisdiction, has a similar or analogous effect to any of those events mentioned in paragraphs (vi) (Insolvency and rescheduling), (vii) (Winding-up) or (viii) (Execution or distress) above; or

(x)	Repudiation an Obligor repudiates any Transaction Document to which it is a party or does or causes to be done any act or thing evidencing an intention to repudiate any such Transaction Document; or
(xi)	Validity and admissibility at any time any act, condition or thing required to be done, fulfilled or performed in order:
(A)	to enable any Obligor lawfully to enter into, exercise its rights under and perform the respective obligations expressed to be assumed by it in the Transaction Documents;
(B)	to ensure that the obligations expressed to be assumed by each of the Obligors in the Transaction Documents are legal, valid and binding; or
(C)	to make the Transaction Documents admissible in evidence in any applicable jurisdiction,

is not done, fulfilled or performed within thirty (30) days after notification from the Owners to the relevant Obligor requiring the same to be done, fulfilled or performed; or

(xii)	Unlawfulness and invalidity at any time:
(A)	it is or becomes unlawful for any Obligor to perform or comply with any or all of its obligations under the Transaction Documents to which it is a party;
(B)	any of the obligations of the Charterers under the Transaction Documents to which they are parties are not or cease to be legal, valid and binding; or
(C)	any Encumbrance created or purported to be created by the Security Documents ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to such Security Document (other than the Owners) to be ineffective,

(xiii)

Material adverse change at any time there shall occur any event or change in respect of the Charter Guarantor which the Owners reasonably believe has a Material Adverse Effect and if such event or change is capable of remedy, it is not remedied within thirty (30) days of the delivery of a notice confirming such event or change by the Owners to the Charterers; or

(xiv)

Conditions precedent and subsequent if any of the conditions set out in clauses 7.1 to 7.5 of the MOA, Clause 36 (Conditions precedent) or paragraph (ii) (Conditions subsequent) of Clause 47 (Charterers’ undertakings) is not satisfied by the relevant time or such other time period specified by the Owners in their discretion; or

(xv)

Revocation or modification of consents etc. if any Necessary Authorisation which is now or which at any time during the Agreement Term becomes necessary to enable any of the Obligors to comply with any of their obligations in or pursuant to any of the Transaction Documents is revoked, withdrawn or withheld, or modified in a manner which the Owners (acting reasonably) consider is, or may be, prejudicial to the interests of Owners, or if such Necessary Authorisation ceases to remain in full force and effect; or

(xvi)

Curtailment of business if the business of any of the Obligors is wholly or materially curtailed by any intervention by or under authority of any government, or if all or a substantial part of the undertaking, property or assets of any of the Obligors is seized, nationalised, expropriated or compulsorily acquired by or under authority of any government or any Obligor disposes or threatens to dispose of a substantial part of its business or assets; or

(xvii)	Environmental matters
(A)	any Environmental Claim is pending or made against the Charterers or in connection with the Vessel, where such Environmental Claim has a Material Adverse Effect;
(B)	any actual Environmental Incident occurs in connection with the Vessel, where such Environmental Incident has a Material Adverse Effect; or
(xviii)	Loss of property all or a substantial part of the business or assets of any Obligor is destroyed, abandoned, seized, appropriated or forfeited for any reason; or
(xix)

Sanctions any Obligor, any Affiliate of any Obligor or any of its or their directors, officers and employees becomes a Restricted Party, rendering the sale of the Vessel under the MOA or the chartering of the Vessel under this Charter unlawful or otherwise in breach of any Sanctions; or

(xx)

Arrest the Vessel is arrested or seized for any reason whatsoever unless the Vessel is released and returned to the possession of the Charterers within thirty (30) days of such arrest or seizure unless otherwise agreed by the Owners, provided that no Termination Event will occur under this subparagraph (xx) if such arrest or seizure is caused solely and directly by an Owners Event or any action or omission from the Owners (other than any action from the Owners which takes place following the occurrence of a

Termination Event specified in paragraph (a) (except this sub-paragraph (xx)) of Clause 50); or

(xxi)	Related Charters there occurs any event or circumstance referred to in paragraph (a) of clause 50 (Termination Events) of any Related Charter; or
(xxii)	Obligor cessation of business any Obligor ceases or threatens to cease, to carry on all or, in the opinion of the Owners, any material part of such Obligor’s business; or
(xxiii)

Repudiation, termination or cancellation of Relevant Documents any Relevant Document is repudiated, terminated, cancelled or otherwise ceases to remain in full force and effect (other than by expiration through effluxion of time), provided that, in respect of a Sub-Charter, no Termination Event will occur under this sub-paragraph (xxiii) if:

(A)

such repudiation, termination, cancellation or cessation of effectiveness will not, in the reasonable opinion of the Owners, materially impair the Charterers’ ability to perform their obligations under this Charter; and

(B)

within 90 days of such repudiation, termination, cancellation or cessation of effectiveness, the Sub-Charter is replaced by another time charter of the Vessel (with such time charterer of such credit raking and on terms and conditions acceptable to the Owners, acting reasonably) which is entered into with the Charterers (each a “Replacement Time Charter”) and the Charterers’ rights under such Replacement Time Charter are assigned to the Owners (to the Owners’ satisfaction);

(xxiv)	intentionally left blank
(xxv)	intentionally left blank
(xxvi)	MOA Termination Event any “MOA Termination Event” (as such term is defined in the MOA) occurs under the MOA.
(b)	Effect of a Termination Event The Owners and the Charterers agree that:
(i)	it is a fundamental term and condition of this Charter that no Termination Event shall occur during the Agreement Term; and
(ii)

without prejudice to the foregoing, a Termination Event which is continuing shall constitute an agreed terminating event, the occurrence of which will entitle the Owners to exercise all or any of the remedies set out below in this Clause 50.

(c)

Owners’ options after the occurrence of Termination Event Throughout the period commencing on the Actual Delivery Date and terminating on the last day of the Agreement Term, at any time after a Termination Event shall have occurred and be continuing following the lapse of any applicable grace period, the Owners may at their option:

(i)

(subject to the terms of the relevant Quiet Enjoyment Agreement or, as applicable, the Finance Party Quiet Enjoyment Agreement (in each case, insofar as the rights of Owners and the relevant Sub-Charterer thereunder are concerned)) by delivering to the Charterers a Termination Notice, terminate this Charter with immediate effect or on the date specified in such

Termination Notice;

(ii)

apply any amount then standing to the credit of any Earnings Account against any Unpaid Sum or such other amounts which the Owners or other Obligors may owe under the Transaction Documents and apply any cash collateral provided to the Owners pursuant to Clause 49(c)(ii)(A) ; and/or

(iii)	(without prejudice to sub-paragraph (ii) above) enforce any Encumbrance created pursuant to the relevant Transaction Documents.
(d)

Payment of Termination Sum    On the Termination Payment Date in respect of any Default Termination, the Charterers shall pay to the Owners an amount equal to the Termination Sum plus any Break Cost net of Breakfunding Gain (if any).

(e)

Owners’ application of Terminations Sum    Following any termination to which this Clause 50 applies, all sums payable in accordance with paragraph (d) above shall be paid to such account or accounts as the Owners may direct and shall be applied towards settlement of the Termination Sum (or part thereof) and any other sums due and payable under the Transaction Documents.

(f)

Transfer of title    If the chartering of the Vessel or, as the case may be, the obligation of the Owners to deliver and charter the Vessel to the Charterers is terminated in accordance with the terms of this Charter, the obligation of the Charterers to pay Hire shall cease once the Charterers have made the payment pursuant to paragraph (d) above to the satisfaction of the Owners, whereupon the Owners shall promptly transfer title to the Vessel to the Charterers (or its nominee) in accordance with paragraphs (d) to (e) of Clause 52 (Purchase Option, Purchase Obligation and transfer of title).

(g)

Owners’ right to repossess    At any time on or after the Actual Delivery Date, following a Termination in accordance with paragraph (c) (Owners’ options after the occurrence of Termination Event) above, and provided that the Charterers have failed to pay the Termination Sum in accordance with paragraph (d) (Payment of Termination Sum) above, the Owners may (but without prejudice to the Charterers’ obligations under Clause 42 (Redelivery) and Clause 43 (Redelivery conditions)) retake possession of the Vessel and, the Charterers agree that the Owners, for such purpose, may put into force and exercise all their rights and entitlements at law and may enter upon any premises belonging to or in the occupation or under the control of the Charterers where the Vessel may be located as well as giving instructions to the Charterers’ servants or agents for this purpose.

(h)

Charterers have no right to terminate    Save as otherwise expressly provided in this Charter, the Charterers shall not have the right to terminate this Charter any time prior to the expiration of the Agreement Term. The rights conferred upon the Owners by the provisions of this Clause 50 are cumulative and in addition to any rights which they may otherwise have in law or in equity or by virtue of the provisions of this Charter.

(i)

Owners’ right to sell the Vessel    Following any termination to which this Clause applies, if the Charterers have not paid to the Owners the Termination Sum in full by the applicable Termination Payment Date (and consequently the Owners have not transferred title to the Vessel to the Charterers (or their nominee) in accordance with paragraph (f) above), the Owners shall be entitled (but not obliged) to sell the Vessel and apply the Net Sale Proceeds against the Termination Sum and claim from the Charterers for any shortfall. In the event that the Owners have determined to proceed with a sale of the Vessel, the Charterers may for a period of not exceeding sixty (60) days from the Termination Payment Date (the “Nomination Period”) nominate or identify a purchaser for the Vessel (including the Charterers, a “Nominated Purchaser”). During the Nomination Period, the Owners and the Charterers shall use their reasonable endeavours to market the Vessel and the Owners shall, subject to customary closing conditions and clearance of “know your customer”, anti-money laundering and sanctions investigations by the Owners, sell the Vessel to the Nominated Purchaser if (A) the Nominated Purchaser is acceptable to the Owners (acting reasonably) and (B) the price to be paid by the Nominated Purchaser (after deducting any fees, commissions, taxes, disbursements and other costs and expenses which would be likely to be incurred in connection with a sale of the Vessel) is equal to or more than the applicable Termination Sum (unless otherwise agreed by the Owners in their absolute discretion) and not lower than the price offered by any other potential purchaser during the Nomination Period.

The Charterers’ obligation to pay the Termination Sum (and perform any of their other obligations under the Transaction Documents) shall not be affected irrespective of the Owners’ ability to complete the sale of the Vessel. Following the completion of the sale the Owners shall then apply the Net Sales Proceeds as follows:

(A)

firstly, in or towards satisfaction or reduction of the Charterers’ obligation to pay the Termination Sum in any manner the Owners deem fit, to the extent that the Termination Sum or any portion of it remains unpaid;

(B)

secondly, if there are moneys owing by any Related Obligor at the relevant time under any Transaction Document (as defined in any Related Charter) or there exists a Termination Event (as defined in any Related Charter) in or towards payment to the relevant Related Owners of any amount owing by that Related Obligor; and

(C)	thirdly, in payment of any surplus to the Charterers.
51.	Sub-chartering and assignment
(a)	Restrictions on other sub-chartering The Charterers shall not without the prior written consent of the Owners (which shall not be unreasonably withheld or delayed):
(i)	let the Vessel on demise charter for any period;
(ii)	de-activate or lay up the Vessel (other than as permitted and in accordance with the terms and conditions of the Sub-Charter);
(iii)	assign their rights under this Charter; or
(iv)

enter into any sub-charter for the Vessel (other than the Sub-Charters and any other time charter in respect of the Vessel with a charter period of less than twelve (12) months and entered into by the Charterers (as disponent owner)).

(b)

Condition to Owners’ consent The Charterers acknowledge that the Owners’ consent to any sub-bareboat chartering shall be subject (amongst other things) to the Owners being satisfied as to the intended flag and the classification society during such sub-bareboat chartering.

52.	Purchase Option, Purchase Obligation and transfer of title

Purchase Option

(a)	The Charterers may at any time during the Charter Period on or after:
(i)	the First Anniversary Date; or
(ii)	(where the Purchase Option is exercised pursuant to any of Clauses 40(i), 40(o)(iii), 44(iv), 52(g) and 52(h)) the Actual Delivery Date,

notify the Owners by serving a written notice (such notice shall hereinafter be referred to as the “Purchase Option Notice” and following the service of such notice the Charterers shall pay to the Owners the Purchase Option Price on the proposed Purchase Option Date) of the Charterers’ intention to terminate the chartering of the Vessel under this Charter on the date to be specified in such Purchase Option Notice (such date being the “Purchase Option Date”) and purchase the Vessel from the Owners for the applicable Purchase Option Price, provided that the following conditions are satisfied:

(i)no Total Loss under Clause 53 (Total Loss) having occurred;

(ii)no Termination Event having occurred and being continuing;

(iii)	the Owners having not delivered a Termination Notice in accordance with paragraph (i) (Illegality) of Clause 40 (Hire); (iv) the Purchase Option Date falling on or after:
(A)	(where the Purchase Option is exercised pursuant to any of Clauses 40(i), 40(o)(iii), 44(iv), 52(g) and 52(h)) the Actual Delivery Date; or
(B)	otherwise, the First Anniversary Date.
(v)	the Charterers’ delivery of the Purchase Option Notice to the Owners at least:
(A)

(where the Purchase Option is exercised pursuant the Purchase Option according to any of Clauses 40(i), 40(o)(iii), 44(iv), 52(g) and 52(h)) thirty (30) days prior to the proposed Purchase Option Date; and

(B)	otherwise, sixty (60) days prior to the proposed Purchase Option Date.
(b)

In exchange for the full payment of the Purchase Option Price (after any set-off against any additional cash already provided to restore the Value Maintenance Threshold in accordance with paragraph (c)(ii)(A) of Clause 49) on the Purchase Option Date, the Owners shall arrange for title of the Vessel to be transferred to the Charterers in accordance with paragraphs (d) to (e) below. For the avoidance of doubt the Charter Period will end immediately upon the Purchase Option Price being paid.

Purchase obligation

(c)

Subject to the other provisions of this Charter, the Charterers shall (unless the Charterers have served the Purchase Option Notice and the Purchase Option Price has been paid in accordance with the terms of this Charter) be obliged to purchase the Vessel or cause their nominee to purchase the Vessel upon the expiration of the period of sixty (60) months commencing from the Actual Delivery Date by payment of the Purchase Obligation Price. Upon payment of the Purchase

Obligation Price in accordance with this paragraph to the Owners’ satisfaction, the Owners shall arrange for title of the Vessel to be transferred to the Charterers in accordance with paragraphs (d) to (e) below.

Transfer of title

(d)	Title transfer In exchange for the full payment of:
(i)	in each case as applicable:
(A)

(in the case of the circumstances described in paragraph (a) above) the applicable Purchase Option Price (after any set-off against any additional cash already provided to restore the Value Maintenance Threshold in accordance with paragraph (c)(ii)(A) of Clause 49); or

(B)

(in the case of the circumstances described in paragraph (c) above) the Purchase Obligation Price (after any set-off against any additional cash already provided to restore the Value Maintenance Threshold in accordance with paragraph (c)(ii)(A) of Clause 49); and

(ii)	all sums due and payable to the Owners under the Transaction Documents and subject to compliance with the other conditions set out in this Clause,

the Owners shall:

(1)	transfer title to and ownership of the Vessel to the Charterers (or their nominee) by delivering to the Charterers (in each case at the Charterers’ costs):
(x)	a duly executed and notarised, legalised and/or apostilled (as applicable) bill of sale; and
(y)	the Title Transfer PDA; and
(2)	procure the deletion of any mortgage or other registered Encumbrance in relation to the Vessel created under the Finance Documents at the Charterers’ cost,

provided always that prior to such transfer or deletion (as the case may be), the Owners shall have received the letter of indemnity as referred to in paragraph (f) below from the Charterers, and the Charterers shall have performed all their obligations in connection herewith and with the Vessel, including without limitation the full payment of all Unpaid Sums, taxes, charges, duties, costs and disbursements (including legal fees) in relation to the Vessel. Concurrently with the transfer of title to and ownership of the Vessel, the Owners shall furnish the Charterers with a deed of release, discharge and reassignment in respect of the Account Charge, the Charterers’ Assignment, the Charter Guarantee, the Negative Share Pledge and the Manager’s Undertaking.

(e)

“As is, where is” title transfer The transfer in accordance with paragraph (d) above shall be made in all respects at the Charterers’ expense on an “as is, where is” basis and the Owners shall, unless required by the laws or regulations of the Charterers’ nominated flag state (but without prejudice to the contractual agreed position between the Charterers and the Owners under the rest of this paragraph (e)) to be included in the relevant bill of sale, give the Charterers (or their nominee) no representations, warranties, agreements or guarantees whatsoever concerning or in connection with the Vessel, the Insurances, the Vessel’s condition, state or class or anything related to the Vessel, expressed or implied, statutory or otherwise.

(f)

Charterers’ letter of indemnity The Charterers shall, immediately prior to the receipt of the bill of sale, furnish the Owners with a letter of indemnity (in a form satisfactory to the Owners) duly executed by the Charterers and the Charter Guarantor and which shall provide (among other things) that:

(i)	the Owners and/or the Finance Parties (if any) have and will have no interest, concern or connection with the Vessel after the date of such letter; and
(ii)

the Charterers and the Charter Guarantor shall jointly and severally indemnify the Owners and keep the Owners indemnified against any claims made by any person arising in connection with the Vessel whether arising prior to, on or after the date of such letter, other than a claim arising out of or in connection with the Finance Documents that is not a result of:

(A)	a Termination Event; or
(B)	any non-compliance by any Obligor of any provision of the Transaction Documents to which such Obligor is a party.
(g)

It is agreed between the Owners and the Charterers that (other than following the occurrence of (A) a Termination Event under this Charter or (B) any breach of any Transaction Document by any Obligor), in the event that (1) the Charterers have entered into binding arrangements for the sale of the Vessel (a “Proposed Sale”) at any time following the Actual Delivery Date to a third party not being an Affiliate of the Charterers and that (2) the Vessel will not be leased or chartered to the Charterers or any of their Affiliates under bareboat or time charter arrangements under or in connection with the Proposed Sale, the Charterers are entitled to exercise the Purchase Option subject to written consent of the Owners (such consent not to be unreasonably withheld).

(h)

It is agreed between the Owners and the Charterers that, upon occurrence of any of the following circumstances (each an “Owners Event”) where the same is not remedied within thirty (30) Business Days after receipt by the Owners of written notice from the Charterers requesting remedy, the Charterers are entitled to exercise the Purchase Option subject to paragraph (a) above:

(i)

the Vessel is under arrest, detention, seizure or confiscation solely caused by a claim against the Owners or as a direct result solely resulting from the Owners’ or an Owners’ Affiliate’s actions or omissions (other than as a result of (x) a Termination Event under this Charter, (y) any direct action, omission, contributory negligence by any Obligor, any manager of the Vessel or any charterer of the Vessel and (z) any breach of any Transaction Document by any Obligor), and the Owners fail to procure the release of the Vessel within thirty (30) days of her arrest, detention, seizure or confiscation (unless such failure is caused by any Obligor, a manager of the Vessel or a charterer of the Vessel);

(ii)	the Owners have mortgaged their title in the Vessel other than in accordance with the provisions of this Charter; or
(iii)	the Owners or an Owners’ Affiliate becomes a Restricted Party.
(i)

In circumstances where either the Owners or an Owners’ Affiliate becomes a Restricted Party, the Parties undertake to each other to work together in order to find a solution to ensure payment of the relevant Purchase Option Price to the

Owners as speedily as possible without breach of any relevant Sanctions.

53.	Total Loss
(a)

Total Loss Termination If circumstances exist giving rise to a Total Loss, the Charterers shall promptly notify the Owners of the facts of such Total Loss. If the Charterers wish to proceed on the basis of a Total Loss and advise the Owners thereof, the Owners shall agree to the Vessel being treated as a Total Loss for all purposes of this Charter. The Owners shall thereupon abandon the Vessel to the Charterers and/or execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a Total Loss.

(b)

Occurrence of Total Loss If the Vessel becomes a Total Loss during the Charter Period, the Charterers shall, on the Settlement Date, pay to the Owners the amount calculated in accordance with paragraph (c) below.

(c)

Payment on Settlement Date On the Settlement Date, the Charterers shall (in the event that the Owners have not yet received any insurance proceeds in respect of such Total Loss at such time or where such insurance proceeds are not sufficient to satisfy the applicable Termination Sum in full) pay to the Owners an amount equal to the Termination Sum as at the Settlement Date (or, in the case where insurance proceeds have been applied towards paying part of the Termination Sum, the remaining portion of the Termination Sum) provided that it is hereby agreed that any insurance proceeds in respect of the Vessel received by the Owners and/or the Finance Parties shall be applied in or towards discharging the Charterers’ obligation to pay the Termination Sum and any interest accrued thereon (and such application shall be deemed satisfaction of the Charterers’ obligation to pay the Termination Sum to the extent so satisfied).

(d)

Payment of Total Loss Proceeds All Total Loss Proceeds shall be paid to such account or accounts as the Owners may direct and shall be applied towards satisfaction of the Termination Sum and any other sums due and payable under the Transaction Documents. To the extent that there is any surplus after such application (the “Vessel Total Loss Proceeds Surplus”), such surplus shall be paid to the Charterers by way of rebate hire, unless before such payment there occurs any event or circumstance referred to in paragraph (a) of clause 50 (Termination Events) of any Related Charter, upon which such Vessel Total Loss Proceeds Surplus shall be paid by the Owners to the relevant Related Owners which may be applied in the sole discretion of such Related Owners in accordance with the terms of the relevant Related Charter.

(e)

Constructive Total Loss The Charterers shall, at the Owners’ request, provide satisfactory evidence, in the reasonable opinion of the Owners, as to the date on which the constructive total loss of the Vessel occurred pursuant to the definition of Total Loss.

(f)

Payment unconditional The Charterers shall continue to pay Hire on the days and in the amounts required under this Charter notwithstanding that the Vessel shall become a Total Loss provided always that no further instalments of Hire shall become due and payable after the Charterers have made the payment required by paragraph (c) above.

54.	Fees and expenses
(a)

Arrangement Fee The Charterers shall, on the date of this Charter, pay to the Owners an arrangement fee in an amount equal to 0.675% of the Actual Owners’ Costs (the “Arrangement Fee”) not less than seven (7) Business Days prior to the Prepositioning Date (as defined in the MOA), provided that if this Charter is terminated or cancelled before the Arrangement Fee has been paid, the Arrangement Fee shall become immediately due and payable upon such termination or cancellation and the Charterers shall pay the Arrangement Fee to the Owners immediately upon the Owners’ demand. The Arrangement Fee shall be non-refundable and without any set-off, except in circumstances where the purchase of the Vessel by the Owners under the MOA fails as a result of the Owners’ wilful or negligent breach of the MOA or this Charter, in which case the Arrangement Fee shall be refunded by the Owners to the Charterers.

(b)

Other costs and expenses The Charterers shall bear all reasonably incurred and documented costs, fees (including legal fees) and disbursements incurred by the Owners, whether or not any of the transactions contemplated is completed, in connection with:

(i)	the negotiation, preparation and execution of this Charter, the other Transaction Documents;
(ii)	the delivery and redelivery of the Vessel under the MOA and this Charter;
(iii)	preparation or procurement of any survey, inspections, valuation, tax or insurance advice, registration fees;
(iv)

all legal fees and other expenses arising out of or in connection with the exercising of the Purchase Option and implementing of the Purchase Obligation by the Charterers pursuant to paragraphs (a) and (c) of Clause 52 (Purchase Option, Purchase Obligation and transfer of title) of this Charter;

(v)

such other activities relevant to the transaction contemplated herein other than any financing activities undertaken by the Owners, whether or not such financing activities are undertaken for the purposes of entering this Charter, the MOA or any of the Transaction Documents and other than any incorporation, setting up or continued operation of the Owners in their place of incorporation; and

(vi)	any amendment to, or any waiver or consent under, this Charter, any other Transaction Documents or any Finance Documents requested by the Charterers.
55.	Stamp duties, Taxes

The Charterers shall pay promptly all stamp, documentary or other like duties and taxes to which the Charter, the MOA and the other Transaction Documents may be subject or give rise and shall indemnify the Owners on demand against any and all liabilities with respect to or resulting from any delay on the part of the Charterers to pay such duties or taxes.

56.	Operational notifiable events

The Owners are to be advised as soon as reasonably possible after the occurrence of any of the following events:

(a)	when a condition of class is applied by the Classification Society;
(b)

whenever the Vessel is arrested, confiscated, seized, requisitioned, impounded, forfeited or detained by any government or other competent authorities or any other persons for more than five (5) consecutive Business Days;

(c)	whenever a class or flag authority refuses to issue or withdraws trading certification;

(d)	whenever the Vessel is planned for dry-docking in accordance with Clause 10(g) (Part II) and whether routine or emergency;
(e)	the Vessel is taken under tow;
(f)	any (i) death, or (ii) serious injury on board which would require the Vessel to be diverted from its then trading route;
(g)	any damage to the Vessel the repair costs of which (whether before or after adjudication) are likely to exceed the Major Casualty Amount; or
(h)	any actual Environmental Incident occurs in connection with the Vessel.
57.	Further indemnities
(a)

Further indemnities Whether or not any of the transactions contemplated hereby are consummated, the Charterers shall indemnify, protect, defend and hold harmless the Owners and their officers, directors, agents and employees (collectively, the “Indemnitees”) throughout the Agreement Term from, against and in respect of, any and all liabilities, obligations, losses, damages, penalties, fines, taxes (save for any taxes levied on the Owners by the tax authorities in their place of incorporation), fees, claims, actions, proceedings, judgement, order or other sanction, lien, salvage, general average, suits, costs, expenses and disbursements, including legal fees and expenses, of whatsoever kind and nature, imposed on, suffered or incurred by or asserted against any Indemnitee, in any way relating to, resulting from or arising out of or in connection with, in each case, directly or indirectly, any one or more of the following:

(i)	this Charter and any other Transaction Documents and any amendment, supplement or modification thereof or thereto requested by the Charterers;
(ii)	the Vessel or any part thereof, including with respect to:
(A)

the ownership of, manufacture, design, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, seaworthiness, replacement, repair of the Vessel or any part (including, in each case, latent or other defects, whether or not discoverable and any claim for patent, trademark, or copyright infringement and all liabilities, obligations, losses, damages and claims in any way relating to or arising out of spillage of cargo or fuel, out of injury to persons, properties or the environment or strict liability in tort);

(B)	any claim or penalty arising out of violations of applicable law by the Charterers or any Sub-Charterer;
(C)	death or property damage of shippers or others;
(D)	any liens in respect of the Vessel or any part thereof; or
(E)

any registration and/or tonnage fees (whether periodic or not) in respect of the Vessel payable to any registry of ships and any service fees payable to any service provider in relation to maintaining such registration at any registry of ships, including, without limitation, any registration fees and annual registration fees in connection with registering and maintaining the Owners as a foreign maritime entity (or its equivalent) in the jurisdiction of a Pre-Approved Flag for the purpose of registering and maintaining the Owners’ title with such Pre-Approved Flag;

(iii)

any breach of or failure to perform or observe, or any other non-compliance with, any covenant or agreement or other obligation to be performed by the Charterers under any Transaction Document to which they are a party or the falsity of any representation or warranty of the Charterers in any Transaction Document to which they are a party or the occurrence of any Termination Event;

(iv)	in connection with:
(A)	preventing or attempting to prevent the arrest, confiscation, seizure, taking and execution, requisition, impounding, forfeiture or detention of the Vessel; or
(B)	in securing or attempting to secure the release of the Vessel,

in each case in connection with the exercise of the rights of a holder of a lien created by the Charterers;

(v)	incurred or suffered by the Owners in:
(A)	procuring the delivery of the Vessel to the Charterers under Clause 35 (Delivery);
(B)	recovering possession of the Vessel following termination of this Charter under Clause 50 (Termination Events);
(C)	arranging for a transfer of the title of the Vessel in accordance with paragraphs (d) to (e) of Clause 52 (Purchase Option, Purchase Obligation and transfer of title);
(D)	the registration of the Vessel at any registry of ships; and
(vi)	in connection with:
(A)	the arrest, seizure, taking into custody or other detention by any court or other tribunal or by any governmental entity; or
(B)	subjection to distress by reason of any process, claim, exercise of any rights conferred by a lien or by any other action whatsoever,

of the Vessel which are expended, suffered or incurred as a result of or in connection with any claim or against, or liability of, the Charterers or any other member of the Charterers Group, together with any costs and expenses or other outgoings which may be paid or incurred by the Owners in releasing the Vessel from any such arrest, seizure, custody, detention or distress.

Nothing in this Clause 57 will require the Charterers to indemnify the Owners against or pay to the Owners any amount in respect of any liabilities, obligations, losses, damages, penalties, claims, actions, suits, fees, costs, expenses and disbursements incurred by the Owners solely and directly as a result of any wilful breach of this Charter by the Owners.

(b)

Cost indemnities The Charterers shall pay to the Owners promptly on the Owners’ written demand the amount of all costs and expenses (including legal fees) incurred by the Owners in connection with the enforcement of, or the preservation of any rights under, any Transaction Document including (without limitation) (i) any losses, costs and expenses which the Owners may from time to time sustain, incur or become liable for by reason of the Owners being deemed by any court or authority to be an operator, or in any way concerned in the operation, of the Vessel and (ii) collecting and recovering the proceeds of any claim under any of the Insurances.

(c)

Run-off indemnities Without prejudice to any right to damages or other claim which either party may, at any time, have against the other hereunder, it is hereby agreed and declared that the indemnities of the Owners by the Charterers contained in this Charter shall continue in full force and effect for a period of twelve (12) months after the Agreement Term.

58.	Set-off

The Owners may set off any matured obligation due from the Charterers or the Sellers under the Transaction Documents (to the extent beneficially owned by the Owners) against any obligation (whether matured or not) owed by the Owners to the Charterers or the Sellers, regardless of the place of payment or currency of either obligation. If the obligations are in different currencies, the Owners may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

59.	Further assurances and undertakings

Each party shall make all applications and execute all other documents and do all other acts and things as may be necessary to implement and to carry out their obligations under, and the intent of, this Charter.

60.	Cumulative rights

The rights, powers and remedies provided in this Charter are cumulative and not exclusive of any rights, powers or remedies at law or in equity unless specifically otherwise stated.

61.	Day count convention

Unless otherwise specified, any Variable Hire, interest, commission or fee accruing under a Transaction Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days (or, where the amount is payable in a currency other than US Dollars, such period as is customary for such currency).

62.	No waiver

No delay, failure or forbearance by a party to exercise (in whole or in part) any right, power or remedy under, or in connection with, this Charter will operate as a waiver. No waiver of any breach of any provision of this Charter will be effective unless that waiver is in writing and accepted by the party against whom that waiver is claimed. No waiver of any breach will be, or be deemed to be, a waiver of any other or subsequent breach.

63.	Entire agreement

This Charter contains all the understandings and agreements of whatsoever kind and nature existing between the parties in respect of this Charter, the rights, interests, undertakings agreements and obligations of the parties to this Charter and shall supersede all previous and contemporaneous negotiations and agreements.

64.	Invalidity

If any term or provision of this Charter or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the remainder of this Charter or application of such term or provision to persons or circumstances (other than those as to which it is already invalid or unenforceable) shall (to the extent that such invalidity or unenforceability does not materially affect the operation of this Charter) not be affected thereby and each term and provision of this Charter shall be valid and be enforceable to the fullest extent permitted by law.

65.	English language

All notices, communications and financial statements and reports under or in connection with this Charter and the other Transaction Documents shall be in English language or, if in any other language, shall be accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

66.	No partnership

Nothing in this Charter creates, constitutes or evidences any partnership, joint venture, agency, trust or employer/employee relationship between the parties, and neither party may make, or allow to be made any representation that any such relationship exists between the parties. Neither party shall have the authority to act for, or incur any obligation on behalf of, the other party, except as expressly provided in this Charter.

67.	Notices
(a)	Any notices to be given to the Owners under this Charter shall be sent in writing by registered letter or email and addressed to:

Tianjin Color-VII Leasing Limited

Address:	c/o CDB Leasing Co. Ltd., 3502-03, Century Link Tower 2, No. 1196 Century Avenue, Pudong New District, Shanghai 200122, the People’s Republic of China

Email:	wangmeng@cdb-leasing.com

Attention:	Wang Meng

or to such other address or email address as the Owners may notify to the Charterers in accordance with this Clause 67.

(b)	Any notices to be given to the Charterers under this Charter shall be sent in writing by registered letter, facsimile or email and addressed to:

Seacrown Maritime Ltd.

Address:	c/o Dynagas Ltd., 97 Poseidonos Avenue and 2 Foivis Street, 166-74 Glyfada, Athens, Greece

Email:	lngcoordination@dynagas.com

Attention:	Michael Gregos

or to such other address or email address as the Charterers may notify to the Owners in accordance with this Clause 67.

(c)	Any such notice shall be deemed to have reached the party to whom it was addressed,

when dispatched and acknowledged received (in case of a facsimile or an email) or when delivered (in case of a registered letter). A notice or other such communication received on a non-working day or after 5:00 pm in the place of receipt shall be deemed to be served on the following working day in such place.

68.	Conflicts

Unless stated otherwise, in the event of there being any conflict between the provisions of Clauses 1 (Definitions) (Part II) to 31 (Notices) (Part II) and the provisions of Clauses 32 (Definitions) to 74 (FATCA), the provisions of Clauses 32 (Definitions) to 74 (FATCA) shall prevail.

69.	Survival of Charterers’ obligations

The termination of this Charter for any cause whatsoever shall not affect the right of the Owners to recover from the Charterers any money due to the Owners in consequence thereof and all other rights of the Owners (including but not limited to any rights, benefits or indemnities which are expressly provided to continue after the termination of this Charter) are reserved hereunder.

70.	Counterparts

This Charter may be executed in any number of counterparts and any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original agreement for all purposes.

71.	Confidentiality
(a)	The Parties shall maintain the information provided in connection with the Transaction Documents strictly confidential and agree to disclose to no person other than:
(i)	its board of directors, employees (only on a need to know basis), and shareholders, professional advisors (including the legal and accounting advisors and auditors) and rating agencies;
(ii)	as may be required to be disclosed under applicable law or regulations or for the purpose of legal proceedings;
(iii)

in the case of the Owners, to any Finance Party or other actual or potential financier providing funding for the acquisition or refinancing of the Vessel (provided the same have entered into similar confidentiality arrangements);

(iv)

in the case of the Charterers, (A) to the Relevant Parties in respect of obtaining any consent required under the terms of any Relevant Documents or (B) as may be required in connection with public disclosure requirements arising from the issuance of securities by any member of the Charterers Group or any of its Affiliates that is publicly listed; and

(v)	any Approved Manager, the Classification Society and flag authorities, in each case as may be necessary in connection with the transactions contemplated hereunder.
(b)	Any other disclosure by each Party shall be subject to the prior written consent of the other Party.
72.	Third Parties Act

A person who is not a party to this Charter has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Charter.

73.	Waiver of immunity
(a)

To the extent that either Party may in any jurisdiction claim for themselves or their assets or revenues immunity from any proceedings, suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that such immunity (whether or not claimed) may be attributed in any such jurisdiction to such Party or its assets or revenues, each Party agrees not to claim and irrevocably waive such immunity to the full extent permitted by the laws of such jurisdiction.

(b)

The Charterers consent generally in respect of any proceedings to the giving of any relief and the issue of any process in connection with such proceedings including (without limitation) the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which is made or given in such proceedings. The Charterers agree that in any proceedings in England this waiver shall have the fullest scope permitted by the English State Immunity Act 1978 and that this waiver is intended to be irrevocable for the purposes of such Act.

74.	FATCA
(a)	Definitions For the purpose of this Clause 74, the following terms shall have the following meanings:

“Code” means the United States Internal Revenue Code of 1986, as amended;

“FATCA” means:

(i)	sections 1471 to 1474 of the Code or any associated regulations;
(ii)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (i) above; or

(iii)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (i) or (ii) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction;

“FATCA Deduction” means a deduction or withholding from a payment under this Charter or the other Transaction Documents required by or under FATCA;

“FATCA Exempt Party” means a Relevant FATCA Party that is entitled under FATCA to receive payments free from any FATCA Deduction;

“FATCA Non-Exempt Party” means any Relevant FATCA Party who is not a FATCA Exempt Party;

“Relevant FATCA Party” means any Obligor.

“IRS” means the United States Internal Revenue Service or any successor taxing authority or agency of the United States government.

(b)	FATCA Information

(i)

Subject to paragraph (iii) below, the Charterers shall procure that each Relevant FATCA Party shall, on the date of this Charter, and thereafter within ten (10) Business Days of a reasonable request by another Relevant FATCA Party:

(A)	confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and
(B)

supply to the requesting party (with a copy to all other Relevant FACTA Parties) such other form or forms (including IRS Form W8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA (including its applicable “pass thru percentage” or other information required under FATCA or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purpose of the requesting party’s compliance with FATCA.

(ii)

If a Relevant FATCA Party confirms to any other Relevant FATCA Party that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 showing that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, or that the said form provided has ceased to be correct or valid, the Charterers shall procure that that party shall so notify all other Relevant FATCA Parties or provide the relevant revised form, as applicable, reasonably promptly.

(iii)

Nothing in this clause shall oblige any Relevant FATCA Party to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided, however, that nothing in this paragraph shall excuse any Relevant FATCA Party from providing a true, complete and correct IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph.

(iv)

If a Relevant FATCA Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with the provisions of this Charter or the provided information is insufficient under FATCA, then:

(A)

if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of this Charter and the other Transaction Documents as if it is a FATCA Non-Exempt Party; and

(B)

if that party failed to confirm its applicable passthru percentage then such party shall be treated for the purposes of this Charter and the other Transaction Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts.

(c)	FATCA Deduction and gross-up by Charterers

(i)

If the representation made by the Charterers under paragraph (xxvii) (Tax) of Clause 46 (Charterers’ representations and warranties) proves to be untrue or misleading such that the Charterers are required to make a FATCA Deduction, the Charterers shall make the FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(ii)

If the Charterers are required to make a FATCA Deduction then the Charterers shall increase the payment due from them to the Owners to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(iii)

The Charterers shall promptly upon becoming aware that they must make a FATCA Deduction (or that there is any change in the rate or basis of a FATCA Deduction) notify the Owners accordingly. Within thirty (30) days of the Charterers making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Charterers shall deliver to the Owners evidence reasonably satisfactory to the Owners that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

(d)

FATCA Deduction by Owners The Owners may make any FATCA Deduction they are required by FATCA to make, and any payment required in connection with that FATCA Deduction, and the Owners shall not be required to increase any payment in respect of which they make such a FATCA Deduction or otherwise compensate the recipient for that FATCA Deduction.

(e)

FATCA Mitigation Notwithstanding any other provision to this Charter, if a FATCA Deduction is or will be required to be made by any party under paragraph (c) (FATCA Deduction and gross-up by Charterers) in respect of a payment to the Owners as a result of the Owners not being a FATCA Exempt Party, the Owners shall have the right to transfer their interest in the Vessel (and this Charter) to any person nominated by the Owners and approved by the Charterers and all costs in relation to such transfer shall be for the account of the Charterers.

SCHEDULE 1
RELATED VESSELS AND RELEVANT INFORMATION

Name of Vessel	Owners	Charterers
m.v. “Arctic Aurora”	Tianjin Color-IV Leasing Limited	Fareastern Shipping Limited
m.v. “Clean Energy”	Tianjin Color-V Leasing Limited	Pegasus Shipholding S.A.
m.v. “Ob River”	Tianjin Color-VI Leasing Limited	Lance Shipping S.A.

SCHEDULE 2

FORM OF PROTOCOL OF DELIVERY AND ACCEPTANCE

PROTOCOL OF DELIVERY AND ACCEPTANCE

It is hereby certified that pursuant to a bareboat charter dated                              and made between Tianjin Color-VII Leasing Limited (the “Owner”) as owner and Seacrown Maritime Ltd. (the “Bareboat Charterer”) as bareboat charterer (as maybe amended and supplemented from time to time, the “Bareboat Charter”) in respect of one (1) LNG carrier named “Amur River” and registered under the laws and flag of the Republic of the Marshall Islands with IMO number 9317999 (the “Vessel”), the Vessel is delivered for charter by the Owner to the Bareboat Charterer, and accepted by the Bareboat Charterer from the Owner at                                             hours (Beijing time) on the date hereof in accordance with the terms and conditions of the Bareboat Charter.

IN WITNESS WHEREOF, the Owner and the Bareboat Charterer have caused this PROTOCOL OF DELIVERY AND ACCEPTANCE to be executed by their duly authorised representative on this           day of                20[●] in [●].

THE OWNER	THE BAREBOAT CHARTERER

Tianjin Color-VII Leasing Limited	Seacrown Maritime Ltd.

by:	by:

Name:	Name:

Title:	Title:

Date:	Date:

SCHEDULE 3

FORM OF TITLE TRANSFER PROTOCOL OF DELIVERY AND ACCEPTANCE

PROTOCOL OF DELIVERY AND ACCEPTANCE

m.v. “Amur River”

Tianjin Color-VII Leasing Limited of Room 202, No. 6262 Aozhou Road, Dongjiang Free Trade Port Zone, Tianjin Pilot Free Trade Zone, the People’s Republic of China (the “Owner”) deliver to Seacrown Maritime Ltd. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Bareboat Charterer”) the Vessel described below and the Bareboat Charterer accept delivery of, title and risk to the Vessel pursuant to the terms and conditions of the bareboat charterer dated [●] 20[●] (as may be amended and supplemented from time to time) and made between (1) the Owner and (2) the Bareboat Charterer.

Name of Vessel:	m.v. “Amur River”

Flag:	the Republic of the Marshall Islands

Place of Registration:	Majuro

IMO Number:	9317999

Gross Registered Tonnage:	100,244

Net Registered Tonnage:	30,073

Dated:	20[●]

At:          hours (Beijing time)

Place of delivery:

THE OWNER	THE BAREBOAT CHARTERER

Tianjin Color-VII Leasing Limited	Seacrown Maritime Ltd.

by:	by:

Name:	Name:

Title:	Title:

Date:	Date:

SCHEDULE 4

PERCENTAGE FOR CALCULATING PURCHASE OPTION FEE AND PREPAYMENT
FEE

the day on which the Purchase Option Date falls or the Prepaid Amount is payable	Percentage of Cost Balance or the Prepaid Amount to be utilised for calculating Purchase Option Fee or Prepayment Fee (%)
commencing on the Actual Delivery Date and ending on (and inclusive of) the date immediately preceding the Third Anniversary Date	1.5
commencing on the Third Anniversary Date	0

SIGNATURE PAGE

TO BAREBOAT CHARTER FOR THE LNG CARRIER

NAMED “AMUR RIVER”

THE OWNERS	THE CHARTERERS

Tianjin Color-VII Leasing Limited	Seacrown Maritime Ltd.

by:	by:

/s/ Xiong Jianfeng	/s/ Angelos Chardouvelis
Name: Xiong Jianfeng	Name: Angelos Chardouvelis

Title: Legal Representative	Title: Attorney-in- fact

Date: 19 June 2024	Date: 19 June 2024

Execution version

Contract number: CDBLV-2024-MA-0604

Arctic LNG Carriers Ltd.

(as Sellers)

Tianjin Color-VII Leasing Limited

(as Buyers)

Memorandum of Agreement

in respect of one (1) LNG carrier named “Amur River”

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATIONS	4
2.	SALE AND PURCHASE	7
3.	PURCHASE PRICE	8
4.	CURRENCY OF PAYMENT	8
5.	PAYMENT NOTICE	9
6.	PAYMENT	9
7.	CONDITIONS PRECEDENT AND SUBSEQUENT	12
8.	DETERMINATION OF MARKET VALUE	13
9.	SELLERS’ UNDERTAKINGS	13
10.	MOA TERMINATION EVENTS	14
11.	BUYERS’ POWERS FOLLOWING CANCELLATION	15
12.	CHANGES TO PARTIES	16
13.	CUMULATIVE RIGHTS	16
14.	NO WAIVER	16
15.	ENTIRE AGREEMENT AND AMENDMENTS	17
16.	INVALIDITY	17
17.	ENGLISH LANGUAGE	17
18.	NO PARTNERSHIP	17
19.	NOTICES	17
20.	COUNTERPARTS	18
21.	THIRD PARTIES ACT	18
22.	SPARES, BUNKERS AND OTHER ITEMS	19
23.	ENCUMBRANCES	19
24.	TAXES, COSTS AND EXPENSES	19
25.	DELIVERY UNDER CHARTER	19
26.	INDEMNITIES	20
27.	CALCULATIONS AND CERTIFICATES	20

2

28.	ENFORCEMENT	20
29.	CONFLICT WITH CHARTER	22
30.	BUYERS EVENT	22
SCHEDULE 1 CONDITIONS PRECEDENT AND SUBSEQUENT		23
SCHEDULE 2 FORM OF PAYMENT NOTICE		29

3

THIS AGREEMENT is made on       19 June        2024

BETWEEN:

(1)

Arctic LNG Carriers Ltd., a corporation incorporated under the laws of the Marshall Islands with registration number 77480 whose registered address is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Sellers”); and

(2)

Tianjin Color-VII Leasing Limited, a company incorporated under the laws of the People’s Republic of China (with unified social credit code 91120118MADHEDWD8R) whose registered address is Room 202, No. 6262 Aozhou Road, Dongjiang Free Trade Port Zone, Tianjin Pilot Free Trade Zone, the People’s Republic of China (the “Buyers”).

BACKGROUND:

(A)	The Sellers have agreed to sell one (1) LNG carrier named “Amur River” (with IMO number 9317999) (the “Vessel”) to the Buyers upon the terms and conditions set forth in this Agreement.
(B)

The Buyers (as owners) have agreed to let the Vessel to the Charterers (as bareboat charterers) and the Charterers have agreed to hire the Vessel from the Buyers immediately upon the acceptance of the Vessel by the Buyers from the Sellers under this Agreement, pursuant to the terms and conditions set forth in a bareboat charter agreement (as amended and or supplemented from time to time) (the “Charter”) entered or to be entered into between the Buyers (as owners) and the Charterers (as bareboat charterers) on or about the date of this Agreement.

IT IS AGREED as follows:

1. Definitions and interpretations

1.1 Definitions

Words and expressions having defined meanings in the Charter shall, except where otherwise defined herein, have the same meanings when used in this Agreement, and in this Agreement:

“Approved Valuer” each of Poten & Partners, Lorentzen & Co, Arrow Valuations, BRS Shipprokers, Fearnleys LNG, Clarkson Platou, Associated Shipbrokers Monaco, Nordic Shipping or any other qualified and reputable shipbroker as mutually agreed by the Sellers and the Buyers.

“Bill of Sale” means the bill of sale in respect of the Vessel to be executed by the Sellers (in a form acceptable to the Buyers and the Pre-Approved Flag, transferring title of the Vessel to the Buyers and stating that the Vessel is free from all Encumbrances or any other debts whatsoever).

“Cancellation Notice” has the meaning given to such term in Clause 11.1(a).

“Cancelling Date” means the date specified as such in the Cancellation Notice.

“Charterers” means Seacrown Maritime Ltd., a corporation incorporated under the laws of the Marshall Islands with registration number 10628.

4

“Current Owner” means the Charterers in their capacity as the registered owner of the Vessel as at the date of this Agreement.

“Delivery Date” has the meaning given to such term in Clause 2.2(b) (Delivery).

“Delivery Date CPs” means the conditions precedent required under (a)(i), (ii) and (iii) of Clause 7.2 (Delivery Date conditions precedent).

“Existing Credit Amount” means the outstanding amount owed by the Current Owner to the Existing Finance Parties and secured by the Existing Mortgage.

“Existing Finance Parties” means the finance parties for whom the Existing Mortgagee acts as security agent and trustee in connection with the Existing Mortgage.

“Existing Mortgage” means the Marshall Islands mortgage dated 25 September 2019 and executed by the Current Owner in favour of the Existing Mortgagee.

“Existing Mortgagee” means Citibank, N.A., London Branch acting through its office at Citigroup Center, Canada Square, London E14 5LB, United Kingdom.

“Existing Mortgagee’s Portion” has the meaning given to such term in Clause 6(a)(i).

“First MOA” means the memorandum of agreement in respect of the Vessel between the Sellers (as buyers) and the Current Owner (as sellers) in relation to the sale and purchase of the Vessel, as may be amended, supplemented and/or varied from time to time.

“Long Stop Date” means 31 August 2024 or such other date as the Sellers and the Buyers may agree.

“Market Value” means the value of the Vessel ascertained in accordance with Clause 8 (Determination of Market Value).

“MOA Termination Event” means each of the events specified in paragraph (a) of Clause 10 (MOA Termination Events).

“Owners” means the Buyers in their capacity as owners under the Charter.

“Party” means a party to this Agreement, and “Parties” means both of them.

“Payment Notice” means the notice of the amount payable by the Buyers under this Agreement to be issued by the Sellers to the Buyers at least five (5) Business Days prior to the anticipated Prepositioning Date, or such reasonable shorter period as the Buyers may agree to from time to time, in substantially the form set out in Schedule 2 (Form of Payment Notice) hereto (or such other form as the Buyers may require).

“Port State” means the jurisdiction in which delivery of the Vessel will take place and/or the jurisdiction which would otherwise have the power under all applicable laws to detain the Vessel before she is delivered by the Sellers to the Buyers.

“Potential MOA Termination Event” means, an event or circumstance which would, with the giving of any notice, the lapse of time, a determination of the Buyers or any combination of the foregoing, be an MOA Termination Event.

“Pre-Delivery Period” means the period commencing from the date of this Agreement up to the delivery of the Vessel by the Buyers on the Delivery Date.

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“Prepositioning Date” means the date specified in the Payment Notice as the date on which the Buyers shall pre-position the Purchase Price into the Existing Mortgagee, which shall not be earlier than three (3) Business Days prior to the Delivery Date.

“Purchase Price” means the lower of

(a)	US$73,125,000; and
(b)	sixty-five per cent (65%) of the Market Value.

“Scheduled Delivery Date” means the date on which the Sellers are ready to deliver the Vessel in accordance with the terms of this Agreement, and in any event not later than the Long Stop Date, which Scheduled Delivery Date the Sellers shall notify to the Buyers in the Payment Notice.

“Sellers’ Cancellation Notice” has the meaning given to such term in Clause 30.1.

“Sellers’ PDA” means the protocol of delivery and acceptance in respect of the Vessel to be executed by the Sellers and the Buyers (in a form acceptable to the Buyers and the PreApproved Flag), evidencing the irrevocable and unconditional physical delivery of the Vessel by the Sellers to the Buyers pursuant to this Agreement.

“Sellers’ Portion” has the meaning given to such term in Clause 6(a)(ii).

“Valuation Report” means, in relation to the Vessel, a desktop valuation report (without physical inspection) addressed to the Buyers and prepared:

(a)	by an Approved Valuer;
(b)	on the basis of a charter-free sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer; and
(c)	on a date no earlier than thirty (30) days prior to the Delivery Date.

1.2 Interpretations

(a)	In this Agreement, unless the context otherwise requires, any reference to:
(i)

to this Agreement includes the Schedules hereto and references to Clauses and Schedules are, unless otherwise specified, references to Clauses of and Schedules to this Agreement and, in the case of a Schedule, to such Schedule as incorporated in this Agreement as substituted from time to time;

(ii)	any statutory or other legislative provision shall be construed as including any statutory or legislative modification or re-enactment thereof, or any substitution therefor;
(iii)	the term “Vessel” includes any part of the Vessel;
(iv)	“assets” includes present and future properties, revenues and rights of every description;
(v)	the “Buyers”, the “Sellers”, the “Charterers”, any “Obligor”, “SubCharterers” or any other person include any of their respective successors, permitted assignees and permitted transferees;
(vi)	a “Relevant Document” or any other agreement, instrument or document

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include such agreement, instrument or document as the same may from time to time be amended, modified, supplemented, novated or substituted;

(vii)	“hereof”, “herein” and “hereunder” and other words of similar import means this Agreement as a whole (including the Schedules) and not any particular part hereof;
(viii)

“law” includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, rule, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement, or official or judicial interpretation of any of the foregoing, in each case having the force of law and, if not having the force of law, in respect of which compliance is generally customary;

(ix)

“month” means, save as otherwise provided, a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last day in that calendar month;

(x)

the word “person” or “persons” or to words importing persons include, without limitation, any state, divisions of a state, government, individuals, partnerships, corporations, ventures, government agencies, committees, departments, authorities and other bodies, corporate or unincorporated, whether having distinct legal personality or not;

(xi)

the “winding-up”, “dissolution”, “administration”, “liquidation”, “insolvency”, “reorganisation”, “readjustment of debt”, “suspension of payments”, “moratorium” or “bankruptcy” (and their derivatives and cognate expressions) of any person shall each be construed so as to include the others and any equivalent or analogous proceedings or event under the laws of any jurisdiction in which such person is incorporated or any jurisdiction in which such person carries on business;

(xii)

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association which is a member of the International Group of P&I Clubs, including pollution risks, extended passenger cover and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies;

(xiii)	a Potential MOA Termination Event is “continuing” if it has not been remedied or waived and an MOA Termination Event is “continuing” if it has not been waived; and
(xiv)	words denoting the plural number include the singular and vice versa.
(b)	Headings are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Agreement.
(c)	A time of day (unless otherwise specified) is a reference to Shanghai time.

2.Sale and purchase

2.1Agreement for sale and purchase

Subject to the Buyers entering into the Charter concurrently with the entry into this

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Agreement, the Sellers hereby agree to sell and the Buyers hereby agree to purchase the Vessel on the terms and conditions hereinafter set forth.

2.2Delivery

(a)

The Vessel is at the date of this Agreement legally and beneficially owned by the Current Owner. The Vessel will, subject to the terms and conditions of this Agreement, be delivered by the Sellers to the Buyers under this Agreement simultaneously upon the delivery of the Vessel by the Current Owner to the Sellers under the First MOA. The Sellers shall notify the Buyers of the Scheduled Delivery Date by setting out the Scheduled Delivery Date in the Payment Notice.

(b)

The Vessel shall be sold and delivered by the Sellers, with full title guarantee, to the Buyers “as is where is” on the Scheduled Delivery Date, (or such later date which is agreed between the Sellers and the Buyers (in each case the “Delivery Date”)), free and clear of all Encumbrances.

(c)	On the Delivery Date, the following events are to occur simultaneously:
(i)	delivery of the Vessel by the Sellers to the Buyers pursuant to this Agreement; and
(ii)

delivery of the Vessel by the Buyers (as owners under the Charter) to the Charterers (as bareboat charterers under the Charter) pursuant to the Charter (such date being, for the avoidance of doubt, the “Actual Delivery Date” as defined under the Charter).

(d)

On the Delivery Date, the Sellers shall deliver to the Buyers an executed Bill of Sale and other documents set out in paragraph (f) below, whereupon all of the title to, interest in and all ownership rights with respect to the Vessel shall pass from the Sellers to the Buyers.

(e)

Upon delivery of the Vessel, the Sellers and the Buyers shall execute the Sellers’ PDA, whereupon the Sellers shall be deemed to have given, and the Buyers shall be deemed to have received and accepted, possession of the Vessel.

(f)

Upon delivery of the Vessel, the Sellers shall provide the Buyers with (i) all the documents and other evidence listed in Part II (Delivery Date conditions precedent) of Schedule 1 (Conditions precedent and subsequent) hereto and (ii) electronic copies of all classification certificates, plans, drawings, record books, instruction manuals and other requisite certificates in respect of the Vessel as may be reasonably requested by the Buyers.

(g)	The Vessel shall be delivered safely afloat, having not become an actual, constructive or compromised total loss.

3.Purchase Price

(a)	The purchase price of the Vessel payable by the Buyers to the Sellers under this Agreement shall be an amount equal to the Purchase Price.
(b)	For the avoidance of doubt, the purchase price referred to above shall cover the purchase of the Vessel and, to the extent owned by the Sellers, everything then belonging to her on board.

4.Currency of payment

(a)	Subject to the remaining provisions of this Clause 4, USD is the currency of account

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and payment for any sum due from:

(i)	the Buyers to the Sellers under this Agreement; and
(ii)	an Obligor to the Buyers under any Transaction Document.
(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

5.Payment Notice

5.1Delivery of the Payment Notice

The Sellers may request the Buyers to make a payment in respect of the Purchase Price by delivery to the Buyers of the duly completed Payment Notice not fewer than five (5) Business Days prior to the anticipated Prepositioning Date.

5.2Completion of the Payment Notice

The Payment Notice is irrevocable and will not be regarded as having been duly completed or valid unless:

(a)it is delivered by the Sellers and received by the Buyers before the Long Stop Date;

(b)it clearly:

(i)	identifies the proposed Prepositioning Date and the Scheduled Delivery Date; and
(ii)	sets out the precise amount of the Existing Mortgagee’s Portion and (if applicable) the Sellers’ Portion;
(c)	it is signed by an authorised signatory of the Sellers;
(d)	the currency of the Existing Mortgagee’s Portion and (if applicable) the Sellers’ Portion to be paid is US Dollars;
(e)	the Scheduled Delivery Date is a Business Day and is no later than the Long Stop Date; and
(f)	the proposed Prepositioning Date is earlier than the Delivery Date.

5.3Buyers’ right to suspend payment

(a)	If the Buyers receive a Sellers’ Cancellation Notice, then the Buyers shall be entitled to not make any payment in relation to any Payment Notice.

6.Payment

(a)	The Sellers and the Buyers agree that the Purchase Price shall be paid by the Buyers in the following manner:
(i)

the Existing Mortgagee’s portion of the Purchase Price (the “Existing Mortgagee’s Portion”) in such amount as the Sellers shall notify the Buyers in the Payment Notice shall be paid by the Buyers by depositing with the Existing Mortgagee the Existing Mortgagee’s Portion which shall be subsequently released to the Existing Mortgagee in accordance with paragraph (b)(i) below; and

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(ii)

the remaining balance (if any) of the Purchase Price after deducting the amount of the Existing Mortgagee’s Portion (the “Sellers’ Portion”) shall be paid by the Buyers by depositing with the Existing Mortgagee the Sellers’ Portion which shall be subsequently released to the Sellers in accordance with paragraph (b)(ii) below.

(b)	On or before the Prepositioning Date:
(i)

if the Buyers have received evidence (in the form of confirmation that an MT199 message is acceptable to the Existing Mortgagee and the Parties, each acting reasonably) that the Existing Mortgagee’s Portion will be held to the order of the Buyers, and only be released to the Existing Mortgagee or to such person(s) as may be nominated by the Existing Mortgagee upon presentation to the Existing Mortgagee of a copy (transmitted by email or otherwise) of the Sellers’ PDA which is duly signed by an authorised signatory of the Buyers and an authorised signatory of the Sellers, then the Buyers shall deposit with the Existing Mortgagee the Existing Mortgagee’s Portion, to be so held and so released, provided that the Buyers’ obligation to deposit with the Existing Mortgagee the Existing Mortgagee’s Portion is always subject to the Buyers being satisfied that

(A)	all of the conditions precedent listed in Part I (Initial conditions precedent) of Schedule 1 (Conditions precedent and subsequent) hereto have been satisfied;
(B)	the Delivery Date CPs will be satisfied on or before the Delivery Date;
(C)	the conditions precedent to the delivery of the Vessel by the Current Owner to the Sellers under the First MOA have been or will be satisfied on the Delivery Date; and
(D)	the Buyers have received evidence that the Current Owner has the funding to pay to the Existing Finance Parties any part of the Existing Credit Amount which is not being financed by the Buyers;
(ii)

if the Buyers have received evidence (in the form of confirmation that an MT199 message is acceptable to the Existing Mortgagee and the Parties, each acting reasonably) that the Sellers’ Portion will be held to the order of the Buyers, and only be released to the Sellers or to such person(s) as may be nominated by the Sellers upon presentation to the Existing Mortgagee of a copy (transmitted by email or otherwise) of the Sellers’ PDA which is duly signed by an authorised signatory of the Buyers and an authorised signatory of the Sellers, then the Buyers shall deposit with the Existing Mortgagee the Sellers’ Portion, to be so held and so released, provided that the Buyers’ obligation to deposit with the Existing Mortgagee the Sellers’ Portion is always subject to the Buyers being satisfied that

(A)	all of the conditions precedent listed in Part I (Initial conditions precedent) of Schedule 1 (Conditions precedent and subsequent) hereto have been satisfied;
(B)	the Delivery Date CPs will be satisfied on or before the Delivery Date;

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(C)	the conditions precedent to the delivery of the Vessel by the Current Owner to the Sellers under the First MOA have been or will be satisfied on the Delivery Date; and
(D)	the Buyers have received evidence that the Current Owner has the funding to pay to the Existing Finance Parties any part of the Existing Credit Amount which is not being financed by the Buyers;
(c)	For the avoidance of doubt:
(i)	either the amount of the Existing Mortgagee’s Portion or the amount of the Sellers’ Portion may be zero;
(ii)

subject to paragraph (c) (iii) (2) below, if the Sellers fail to notify the Buyers of the amount of the Existing Mortgagee’s Portion in accordance with paragraph (a)(i) above, the amount of Existing Mortgagee’s Portion will be deemed zero;

(iii)

if (1) as the Sellers notify the Buyers in accordance with paragraph (a)(i) above, the amount of the Existing Mortgagee’s Portion is zero or (2) the amount of the Existing Mortgagee’s Portion is deemed zero pursuant to paragraph (c)(ii) above, then the Sellers’ Portion will equal the Purchase Price and paragraph (b)(i) above shall not apply; and

(iv)	if the Sellers’ Portion is zero, then the Existing Mortgagee’s Portion will equal the Purchase Price and paragraph (b)(ii) above shall not apply.
(d)

The Sellers agree to release, discharge, defend, indemnify, waive and hold harmless the Buyers from and against any liability, obligation or claim which may be asserted, claimed or recovered against the Buyers for any reason directly arising out of the release or the failure to release (as the case may be) of any part of the Purchase Price by the Existing Mortgagee except if the same results from or is a direct consequence of the Buyers’ gross negligence or wilful misconduct or failure to perform their obligations under this Agreement or their breach of any provisions under this Agreement.

(e)

Interest on the part of the Purchase Price actually deposited with the Existing Mortgagee at the rate per annum which is the aggregate of the Margin and the Overnight SOFR for the relevant period (the “Remittance Interest”) shall:

(i)	in the event that the Vessel is delivered to the Buyers on the Delivery Date, accrue from (and including) the Prepositioning Date until (but excluding) the Delivery Date; and
(ii)

in the event that the Vessel is not delivered to the Buyers on the Delivery Date, accrue from the Prepositioning Date until the date the Purchase Price is returned by the Sellers to the Buyers in accordance with Clause 9(c) (both dates inclusive), provided that the calculation of any Remittance Interest for each day during the relevant period shall be by reference to the Overnight SOFR applicable to that day.

The Sellers shall pay to the Buyers the amount of the Remittance Interest (or any part thereof) as notified by the Buyers to the Sellers within three (3) Business Days of the Buyers’ demand.

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In this Clause, “Overnight SOFR” means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate) on the relevant date and, if any such rate is below zero, that rate will be deemed to be zero, provided that if no such rate is available:

(i)	the Buyers shall give notice to the Sellers of the occurrence of such event; and
(ii)

the overnight rate shall be the rate notified to the Sellers by the Buyers as soon as practicable, and in any event before the relevant part of the Remittance Interest is due to be paid, to be that which expresses as a percentage rate per annum the cost to the Buyers of funding the Purchase Price from whatever source they may reasonably select.

7.Conditions precedent and subsequent

7.1Initial conditions precedent

The Sellers may not deliver the Payment Notice unless the Buyers have received all the documents and other evidence listed in Part I (Initial conditions precedent) of Schedule 1 (Conditions precedent and subsequent) hereto in form and substance satisfactory to the Buyers.

7.2Delivery Date conditions precedent

(a)

The Buyers will only be obliged to purchase the Vessel, sign the Sellers’ PDA and agree to the release of the pre-positioned Purchase Price and accept the Vessel under this Agreement on the Delivery Date if:

(i)

on the Delivery Date, the Buyers have received all the documents and other evidence listed in Part II (Delivery Date conditions precedent) of Schedule 1 (Conditions precedent and subsequent) hereto in form and substance satisfactory to the Buyers (acting reasonably);

(ii)	no Potential MOA Termination Event or MOA Termination Event has occurred and is continuing or would result from the payment or release of the Purchase Price; and
(iii)	the Repeating Representations are true in all material respects as if made on the Delivery Date.
(b)

For the avoidance of doubt, the Sellers must, on or before the Delivery Date, deliver to the Buyers all the documents and other evidence listed in Part II (Delivery Date conditions precedent) of Schedule 1 (Conditions precedent and subsequent) hereto in form and substance satisfactory to the Buyers (acting reasonably).

7.3Conditions subsequent

The Sellers undertake to deliver or caused to be delivered to the Buyers the documents and evidence listed in Part III (Conditions subsequent) of Schedule 1 (Conditions precedent and subsequent) hereto within the relevant time periods stipulated therein in form and substance satisfactory to the Buyers (acting reasonably).

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7.4No waiver

(a)

The conditions set out in this Clause are for the benefit of the Buyers and may be waived or deferred by the Buyers in whole or in part and with or without conditions. The foregoing is without prejudice to the Buyers’ rights to require fulfilment of any such conditions by the Sellers in whole or in part at any time after the date of payment or release of the Purchase Price.

(b)

If the Buyers in their sole discretion agree to advance or release all or any part of the Purchase Price to the Sellers before all of the documents and evidence required by this Clause 7 have been delivered to the Buyers, the Sellers undertake to deliver all outstanding documents and evidence to the Buyers no later than the date specified by the Buyers (acting reasonably).

7.5Form and content

All documents and evidence delivered to the Buyers under this Clause 7 shall be in form and substance acceptable to the Buyers (acting reasonably).

8.Determination of Market Value

(a)	The Market Value of the Vessel shall be the arithmetic mean of the valuation from two Valuation Reports, each issued by an Approved Valuer designated by the Sellers.
(b)	The Sellers shall arrange, deliver to the Buyers and bear the cost of the issue of the Valuation Reports required under this Clause 8.
(c)	If an Approved Valuer determines that the valuation of the Vessel shall fall within a range, the valuation as determined by such Approved Valuer shall be deemed to be the lower value of such range.
(d)	The valuation shall be provided by an Approved Valuer in US Dollars.

9. Sellers’ undertakings

The Sellers hereby undertake to the Buyers that they will comply in full and procure compliance (where applicable) with the following undertakings throughout the PreDelivery Period.

(a)

Notification of MOA Termination Event The Sellers shall promptly, upon becoming aware of the same, inform the Buyers in writing of the occurrence of any MOA Termination Event (and the steps, if any, being taken to remedy this) and, upon receipt of a written request to that effect from the Buyers, confirm to the Buyers that, save as previously notified to the Buyers or as notified in such confirmation, no MOA Termination Event is continuing or if an MOA Termination Event is continuing specifying the steps, if any, being taken to remedy it.

(b)	Delivery costs and expenses The Sellers shall pay for all delivery costs in relation to the Vessel.
(c)

Refund of pre-positioned amount If the Buyers have made a transfer of funds to the Existing Mortgagee in accordance with Clause 6 (Payment) but delivery of the Vessel does not occur on or before the Long Stop Date, then the Sellers shall refund to the Buyers the Purchase Price so transferred by the Buyers on demand by the Buyers together with the Remittance Interest, provided that the Sellers’ obligations under this sub-paragraph (c) shall be deemed to be complied by any repayment (but

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only to the extent and amount of such repayment) by the Existing Mortgagee to the Buyers of any part of the Purchase Price so transferred by the Buyers in connection with Clause 6 (Payment).

(d)	Emissions Legislation etc
(i)	The Sellers shall:
(A)	comply with all Emissions Legislation applicable to them prior to the Delivery Date; and
(B)

whenever requested by the Buyers, promptly provide to the Buyers particulars of all and any outstanding charges due or collectable by the relevant entities charged with administering compliance with Emissions Legislation applicable to them and/or the Vessel or in respect of the Emissions Legislation prior to the Delivery Date; and

(ii)

The Sellers will pay or cause to be paid all amounts required to be paid by them and/or the Vessel in respect of the Emissions Legislation arising out of or in connection with the Emissions Legislation prior to the Delivery Date, and the Sellers will on demand indemnify the Buyers for any and all amounts paid or required to be paid by the Buyers and/or the Vessel in connection with the Emissions Legislation for voyages taking place prior to the Delivery Date, together with (i) all losses, costs and expenses suffered or incurred by the Buyers and/or the Vessel arising out of or in connection with the Emissions Legislation for voyages taking place prior to the Delivery Date, and (ii) any penalties, charges or other amounts levied against the Buyers and/or the Vessel due to any failure of the Sellers to comply with the Emissions Legislation for voyages taking place prior to the Delivery Date.

(iii)

No breach of Sanctions The Sellers shall not, and shall not permit or authorise any other person to, directly utilise or employ the Vessel or to use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds or any other benefits of any transaction(s) contemplated by the Transaction Documents to fund any trade, business or other activities:

(A)	involving or for the benefit of any Restricted Party if to do so would be prohibited by Sanctions applicable to any Obligor, the Buyers or any Finance Party; and
(B)	in any other manner that would result in any Obligor, the Owners or any Finance Party (if applicable) being in breach of any applicable Sanctions or becoming a Restricted Party.
(iv)

Anti-corruption and anti-bribery laws The Sellers warrant, represent and agree that they and their respective officers, directors, employees, consultants, agents and/or intermediaries have complied with, and shall comply with, all applicable Business Ethics Laws in connection with this Agreement.

10.MOA Termination Events

(a)	Each of the following events shall constitute an MOA Termination Event:

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(i)	Conditions precedent and subsequent

Following the service of the Payment Notice:

(A)	any of the conditions set out in Clause 7 (Conditions precedent and subsequent) is not satisfied by the date specified by the Buyers pursuant to Clause 7.4(b) (No waiver); or
(B)

any of the conditions referred to in Clause 7.3 (Conditions subsequent) is not satisfied by the relevant time specified pursuant to Clause 7.3 (Conditions subsequent) or such later time period specified by the Buyers in their discretion, acting reasonably; or

(ii)	Charter and Related MOA termination events
(A)	the Buyers (as owners under the Charter) served a Termination Notice on the Charterers (as charterers under the Charter); or
(B)	there occurs any event or circumstance referred to in paragraph (a) of clause 10 (MOA Termination Events) of a Related MOA; or
(iii)

Late delivery of Vessel the Vessel is not delivered by the Sellers to the Buyers under this Agreement by the Long Stop Date (including, without limitation, by reason of failure by the Sellers to satisfy any of their obligations under Clause 7 (Conditions precedent and subsequent)); or

(iv)

Sellers’ undertakings the Sellers fail duly to perform or comply with any of their obligations under Clause 9 (Sellers’ undertakings) provided that no MOA Termination Event under this paragraph will occur if the failure to perform or comply is capable of remedy (to the extent that the Buyers consider, in their reasonable discretion, that such failure is capable of remedy) and is remedied to the satisfaction of the Buyers within three (3) Business Days after the earlier of (A) the Buyers having given notice thereof to the Sellers and (B) the Sellers becoming aware of such failure to perform or comply.

(b)

Upon the occurrence of an MOA Termination Event which is continuing, and without prejudice to the generality of the powers and remedies vested in the Buyers under this Agreement, the Buyers may exercise their rights and powers referred to under Clause 11 (Buyers’ powers following cancellation).

11.Buyers’ powers following cancellation

11.1Powers following cancellation

Without prejudice to the generality of the powers and remedies vested in the Buyers under this Agreement and the other Transaction Documents, at any time after the occurrence of an MOA Termination Event which is continuing:

(a)

the Buyers may by notice in writing to the Sellers (such notice being the “Cancellation Notice”) cancel the Buyers’ purchase of the Vessel under this Agreement on the Cancelling Date, whereupon the Buyers shall be relieved from any obligation to pay any part of the Purchase Price (or any other amount) under this Agreement from the Cancelling Date, and the Sellers shall upon demand:

(i)	if the Buyers have made a transfer of funds to the Existing Mortgagee in accordance with Clause 6 (Payment), refund to the Buyers the full amount

15

of the Purchase Price which the Buyers have already paid by the Cancelling Date; and

(ii)

to the extent that the same has not be recovered by the Buyers under the Charter, pay the Buyers any documented expenses, costs and disbursements (including, without limitation, any legal and other experts’ costs) incurred by the Buyers, and any liabilities of the Buyers suffered or incurred by the Buyers, arising out of the transactions contemplated by this Agreement and the other Transaction Documents; and

(b)	if the Sellers have not paid the Buyers in full the amounts payable under paragraph (a) above, the Buyers shall become immediately entitled:
(i)

to collect, recover, compromise and give a good discharge for, all claims then outstanding or arising subsequently under or in respect of all or any part of such claims, and to take over or institute (if necessary using the names of the Sellers) all such proceedings as the Buyers in their sole and absolute discretion think fit;

(ii)

to recover from the Sellers on demand all documented costs and expenses (including, without limitation, legal fees) incurred or paid by the Buyers in connection with the exercise of the powers (or any of them) referred to in this Clause 11.1; and

(iii)	to not make any payment in relation to the Payment Notice.

11.2Delegation

The Buyers may delegate in any manner to any person any rights exercisable by the Buyers under this Agreement, provided always that any such person to whom rights are delegated is not a Restricted Party. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Buyers (acting reasonably) think fit.

11.3Survival of Sellers’ obligations

The termination of this Agreement for any cause whatsoever shall not affect the right of the Buyers to recover from the Sellers any money due to the Buyers in consequence thereof and all other rights of the Buyers (including but not limited to any rights, benefits or indemnities which are expressly provided to continue after the termination of this Agreement) are reserved hereunder.

12.Changes to parties

The Sellers may not assign or transfer any or all of their rights or obligations under this Agreement.

The Buyers may not assign or transfer any or all of their rights under this Agreement other than (i) by way of security, (ii) where an MOA Termination Event has been continuing for thirty (30) days or more, (iii) after the issuance of a Cancellation Notice by the Buyers or (iv) after the issuance of a Sellers’ Cancellation Notice by the Sellers.

13.Cumulative rights

The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers or remedies at law or in equity unless specifically otherwise stated.

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14.No waiver

No delay, failure or forbearance by a Party to exercise (in whole or in part) any right, power or remedy under, or in connection with, this Agreement will operate as a waiver. No waiver of any breach of any provision of this Agreement will be effective unless that waiver is in writing and signed by the Party against whom that waiver is claimed. No waiver of any breach will be, or be deemed to be, a waiver of any other or subsequent breach.

15.Entire agreement and amendments

(a)

The written terms of this Agreement comprise the entire agreement between the Buyers and the Sellers in relation to the sale and purchase of the Vessel and supersede all previous agreements whether oral or written between the Parties in relation to this Agreement.

(b)

Each of the Parties acknowledges that in entering into this Agreement, it has not relied on and shall have no right or remedy in respect of any statement, representation, assurance or warranty (whether or not made negligently) other than as expressly set out in this Agreement.

(c)

Any terms implied into this Agreement by the Sale of Goods Act 1979 are hereby excluded to the extent that such exclusion can legally be made. Nothing in this Clause shall limit or exclude any liability for fraud.

(d)	This Agreement may not be amended, altered or modified except by a written instrument executed by each of the Parties.

16.Invalidity

If any term or provision of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the remainder of this Agreement or application of such term or provision to persons or circumstances (other than those as to which it is already invalid or unenforceable) shall (to the extent that such invalidity or unenforceability does not materially affect the operation of this Agreement) not be affected thereby and each term and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law.

17.English language

All notices, communications and financial statements and reports under or in connection with this Agreement and the other Transaction Documents shall be in English language or, if in any other language, shall be accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

18.No partnership

Nothing in this Agreement creates, constitutes or evidences any partnership, joint venture, agency, trust or employer/employee relationship between the Parties, and neither Party may make, or allow to be made any representation that any such relationship exists between the Parties. Neither Party shall have the authority to act for, or incur any obligation on behalf of, the other Party, except as expressly provided in this Agreement.

19.Notices

(a)	Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by letter or email.

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(b)

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement are:

(i)	in the case of the Sellers:

Arctic LNG Carriers Ltd.

Address:	c/o Dynagas Ltd., 97 Poseidonos Avenue and 2 Foivis Street, 166-74 Glyfada, Athens, Greece

Email:	lngcoordination@dynagas.com

Attention:	Michael Gregos

(ii)	in the case of the Buyers:

Tianjin Color-VII Leasing Limited

Address:	c/o CDB Leasing Co. Ltd., 3502-03, Century Link Tower 2, No. 1196 Century Avenue, Pudong New District, Shanghai 200122, the People’s Republic of China

Email:	wangmeng@cdb-leasing.com

Attention:	Wang Meng

or any substitute address, email address, department or officer as either Party may notify to the other by not less than five (5) Business Days’ notice.

(c)	Any communication or document made or delivered by one Party to the other under or in connection with this Agreement will only be effective:
(i)	if by way of email, when sent with no error message received; or
(ii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under paragraph (b) above, if addressed to that department or officer.

Any communication or document which becomes effective, in accordance with this paragraph (c), after 5.00 pm in the place of receipt shall be deemed only to become effective on the following day.

20.Counterparts

This Agreement may be executed in any number of counterparts and any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original agreement for all purposes.

21.Third Parties Act

(a)

Any person which is an Indemnitee or a Finance Party from time to time and is not a Party shall be entitled to enforce such terms of this Agreement as provided for in this Agreement in relation to the obligations of the Sellers to such Indemnitee or

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(as the case may be) Finance Party, subject to the provisions of Clause 28.1 (Law and arbitration) and the Third Parties Act. The Third Parties Act applies to this Agreement as set out in this Clause 21.

(b)	Save as provided above, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

22.Spares, bunkers and other items

(a)	To the extent owned by the Sellers, the Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore.
(b)

All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of delivery used or unused, whether on board or not shall become the Buyers’ property.

(c)

Any remaining bunkers and unused lubricating and hydraulic oils and greases in storage tanks and unopened drums and any unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment.

(d)	Forwarding charges, if any, shall be for the Sellers’ account.
(e)

Concurrent with the delivery of the Vessel under this Agreement, the Buyers shall obtain title and ownership to the classification certificate(s) as well as all plans, drawings and manuals, which are on board the Vessel and shall remain on board the Vessel. Other certificates which are on board the Vessel shall also be handed over to the Buyers unless the same are required to be handed over to the Charterers (as bareboat charterers under the Charter), in which case the Buyers have the right to take copies.

(f)

Copies of other technical documentation in respect of the Vessel which may be in the Sellers’ possession shall promptly after delivery be forwarded to the Buyers at the Sellers’ expense, if the Buyers so request.

23.Encumbrances

The Sellers warrant that the Vessel, at the time of delivery, is free from all charters (other than the Charter and the Sub-Charter), Encumbrances or any other debts whatsoever, and is not subject to any Port State or other administrative detentions. The Sellers hereby undertake to indemnify the Buyers against, and hold the Buyers harmless from, all direct or indirect consequences of claims made against the Vessel which have been incurred prior to the time of delivery.

24.Taxes, costs and expenses

Any Taxes (save for any taxes levied on the Buyers by competent tax authorities in their place of incorporation by reference to the net income received by the Buyers), costs and reasonable and documented expenses in connection with the purchase and registration in the Pre-Approved Flag and any similar charges incurred in connection with the sale of the Vessel under this Agreement shall be for the Sellers’ account.

25.Delivery under Charter

(a)	The Buyers undertake to simultaneously with the delivery of the Vessel under this Agreement deliver the Vessel to the Charterers (as bareboat charterers) pursuant the Charter.

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(b)

The Sellers shall be fully responsible for the Buyers’ fulfilment of physical delivery as new owner of the Vessel to the Charterers (as charterers) under the Charter. The Buyers’ obligation to make or release a payment in respect of the Purchase Price under this Agreement is subject to the Charterers (as charterers) taking delivery of the Vessel under the Charter immediately after the Buyers take delivery of the same from the Sellers under this Agreement.

26.Indemnities

(a)

Whether or not any of the transactions contemplated hereby are consummated, the Sellers shall indemnify, protect, defend and hold harmless the Buyers and their officers, directors, agents and employees (collectively, the “Indemnitees”) throughout the Pre-Delivery Period from, against and in respect of, any and all liabilities, obligations, losses, damages, penalties, fines, fees, tax (save for any taxes levied on the Buyers by competent tax authorities in their place of incorporation by reference to the net income received by the Buyers), claims, actions, proceedings, judgement, order or other sanction, lien, salvage, general average, suits, costs, expenses and disbursements, including documented and reasonable legal fees and expenses, of whatsoever kind and nature imposed on, suffered or incurred by or asserted against any Indemnitee, in any way relating to, resulting from or arising out of or in connection with, in each case, directly or indirectly, any one or more of the following:

(i)	this Agreement and any amendment, supplement or modification thereof or thereto requested by the Sellers;
(ii)

the delivery (including the Vessel not being delivered on the Scheduled Delivery Date after the Sellers have informed the Buyers of the Scheduled Delivery Date), or registration and purchase of the Vessel by the Buyers, whether or not the Vessel is in the possession or the control of the Sellers;

(iii)

any breach of or failure to perform or observe, or any other non-compliance with, any covenant or agreement or other obligation to be performed by the Sellers under this Agreement or the falsity of any representation or warranty of the Sellers in this Agreement or the occurrence of any MOA Termination Event;

(iv)

funding, or making arrangements to fund, an amount required to be paid by the Buyers pursuant to the Payment Notice but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of the default or negligence of the Buyers).

(b)

Notwithstanding anything to the contrary herein, the indemnities provided by the Sellers in favour of the Buyers shall continue in full force and effect notwithstanding any breach of the terms of this Agreement or termination of this Agreement pursuant to the terms hereof.

27.Calculations and certificates

(a)

In any litigation or arbitration proceedings arising out of or in connection with this Agreement, the entries made in the accounts maintained by the Buyers are, in the absence of manifest error or any question of law, prima facie evidence of the matters to which they relate excepting in respect of payment of the Purchase Price which shall require independent evidence.

(b)

Any certification or determination by the Buyers of a rate or amount under this Agreement is, in the absence of manifest error or any question of law, conclusive evidence of the matters to which it relates.

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(c)

Unless otherwise specified, any interest, commission or fee accruing under this Agreement will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days (or, where the amount is payable in a currency other than US Dollars, such period as is customary for such currency).

28.Enforcement

28.1Law and arbitration

(a)	This Agreement and any non-contractual obligations arising from or in connection with it shall in all respects be governed by and interpreted in accordance with English law.
(b)

Any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause 28.1(b).

(i)	The arbitration shall be conducted in accordance with the London Maritime Arbitrators’ Association (“LMAA”) Terms current at the time when arbitration proceedings are commenced.
(ii)

The reference shall be to three (3) arbitrators, one to be appointed by each Party and the third, subject to the provisions of the LMAA Terms, by the two so appointed. The arbitration proceedings shall be conducted in English.

(iii)

A Party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and gives notice that it has done so within the 14 days specified.

(iv)

If the other Party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the Party referring a dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly.

(v)	The award of a sole arbitrator shall be binding on both Parties as if he had been appointed by agreement.
(vi)	Nothing herein shall prevent the Parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.
(vii)

In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

(viii)	The seat of the arbitration shall be England, even where any hearing takes place outside England.
(ix)	The law governing this Clause 28.1(b) shall be English law.

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28.2Waiver of immunity

To the extent that the Sellers have acquired or may, after the date of this Agreement, acquire any immunity, with respect to themselves and their revenues and assets (irrespective of their use or intended use), on the grounds of sovereignty or other similar grounds from:

(a)	suit;
(b)	jurisdiction of any court;
(c)	relief by way of injunction or order for specific performance or recovery of property;
(d)	attachment of their assets (whether before or after judgment); and
(e)

execution or enforcement of any judgment to which they or their revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and they irrevocably agree, to the extent permitted by applicable law, that they will not claim any immunity in any such proceedings), the Sellers irrevocably and expressly waives, to the extent permitted by applicable law, such immunity in respect of their obligations under this Agreement.

29.Conflict with Charter

This Agreement is subject to the terms and provisions of the Charter and to the extent there is any conflict between this Agreement and the Charter, the terms and provisions of the Charter shall prevail.

30.Buyers Event

30.1

If (x) the Owners or an Owners’ Affiliate become a Restricted Party or (y) the Owners fail to pay the Purchase Price in accordance with this Agreement (otherwise than, for the avoidance of any doubt, as a result of (A) the occurrence of an MOA Termination Event or (B) a failure by the Sellers to comply with the provisions of Clause 7) unless payment is made within five (5) Business Days of its due date (each of (x) and (y) above, a “Buyers Event”) and that Buyers Event is not remedied within 30 Business Days after the receipt by the Buyers of written notice from the Sellers requesting remedy, the Sellers may give the Buyers notice (the “Sellers’ Cancellation Notice”) of their intention to do so and pay to the Buyers:

(a)	if the Buyers have made a transfer of funds to the Existing Mortgagee in accordance with Clause 6 (Payment), the full amount of the Purchase Price which the Buyers have already paid; and
(b)

to the extent that the same has not been recovered by the Buyers under the Charter, any documented expenses, costs and disbursements (including, without limitation, any legal and other experts’ costs) incurred by the Buyers, and any liabilities of the Buyers suffered or incurred by the Buyers, arising out of the transactions contemplated by this Agreement and the other Transaction Documents.

30.2

Following the receipt by the Buyers of all the amounts referred to above in this Clause, the Sellers’ sale of the Vessel under this Agreement shall be cancelled and the Sellers and the Buyers shall be relieved from any further obligation under this Agreement.

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Schedule 1

Conditions precedent and subsequent

Part I – Initial conditions precedent

1.Obligors

(a)

Constitutional documents Certified true copies of the constitutional documents (or equivalent documents) (and all amendments thereto) of each Obligor and any other documents required to be filed or registered or issued under the laws of their jurisdiction of incorporation to establish their incorporation.

(b)

Written resolutions Certified true copies of written resolutions or (as the case may be), resolutions passed at separate meetings, in each case, of the board of directors and (if required by any legal advisor to the Buyers) shareholders of each Obligor (or, in the case of the Charter Guarantor, its sole member or general partners), in each case evidencing their respective approvals of the Transaction Documents and authorising appropriate officers or attorneys to execute the same and to sign all notices required to be given hereunder or thereunder on their behalf or other evidence of such approvals and authorisations as shall be acceptable to the Buyers.

(c)

Certificate of good standing and power of attorney A certified true copy of a certificate of good standing of each Obligor issued no earlier than ten (10) days prior to its provision to the Buyers and, if applicable, the original power of attorney of each Obligor under which any document (including the Transaction Documents) are to be executed or transactions undertaken by that party.

(d)	Officer’s certificates A certificate of a duly authorised representative of each Obligor:
(i)	certifying that each copy document relating to it specified in this Part I of Schedule 1 is correct, complete and in full force and effect;
(ii)	setting out the names of the directors, officers and shareholders of that Obligor and the proportion of shares held by each shareholder; and
(iii)	confirming that guaranteeing or securing, as appropriate, the respective indebtedness or obligations would not cause any guarantee, security or similar limit binding on that Obligor to be exceeded.

2.Transaction Documents and related documents

(a)	Vessel-related documents Photocopies, certified as true, accurate and complete by a duly authorised representative of the Sellers, of all Relevant Documents (excluding the Transaction Documents).
(b)

Transaction Documents A duly executed original of each Transaction Document (other than any Quiet Enjoyment Agreement and any Finance Party Quiet Enjoyment Agreement), in each case together with all other documents required by any of them according to their terms, including, without limitation, all notices of assignment, charge and/or pledge and acknowledgements of all such notices of assignment, charge and/or pledge (other than (i) the acknowledgements from the Sub-Charterers of the notices of assignment given pursuant to the Charterers’ Assignment and (ii) the letters of undertaking referred to in the Charterers’ Assignment).

(c)	No disputes The written confirmation of the Sellers that to the best of their

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knowledge there is no dispute under any of the Relevant Documents as between the parties to any such document.

(d)	Title transfer documents Agreed forms of the following documents:
(i)	the Bill of Sale;
(ii)	the Sellers’ PDA; and
(iii)

the bill of sale (which shall be in a form recordable in the Pre-Approved Flag) pursuant to the First MOA and the protocol of delivery and acceptance (which shall be in a form acceptable to the Pre-Approved Flag) pursuant to the First MOA.

(e)	Commercial invoice An agreed form of the commercial invoice for the Vessel to be issued by the Sellers.
(f)	Payment Notice A copy of the duly completed Payment Notice.
(g)

Sellers’ contribution Evidence of full payment to the Existing Mortgagee of any part of the Existing Credit Amount which is due and payable on or before the Payment Date and which is not being financed by the Buyers.

3.

Legal opinions A legal opinion of the legal advisers to the Buyers in each relevant jurisdiction (including England and Wales, the Marshall Islands, , Switzerland and the PRC or confirmation satisfactory to the Buyers that such an opinion will be given.

4.Other documents and evidence

(a)

Other Authorisation A copy of any other Authorisation or other document, opinion or assurance which the Buyers consider to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document, which, at the date of this Agreement, the Buyers are not aware of, and the Buyers shall to the extent any authorisation becomes necessary after the date of this Agreement, provide reasonable notice to the Seller of such required authorisation.

(b)

Fees Evidence that the fees, costs and expenses due from the Sellers to the Buyers under Clauses 24 (Taxes, costs and expenses) and 26 (Indemnities) have been paid in accordance with the terms of such Clauses; evidence that the Arrangement Fee under clause 54 (Fees and expenses) of the Charter has been paid in accordance with such clause.

(c)

“Know your customer” documents Such documentation and other evidence as is reasonably requested by the Buyers or the Finance Parties in order for the Buyers or the Finance Parties to comply with all necessary “know your customer” or similar identification procedures in relation to the transactions contemplated in the Transaction Documents.

(d)	Valuation Copies of the Valuation Reports referred to in Clause 8.

5.Evidence of insurance

(a)	Evidence that the Vessel will on the Delivery Date be insured in the manner required by the Transaction Documents.
(b)	Agreed form of an insurance report from BankServe Insurance Services Limited or

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other insurance consultants approved by the Buyers in form and substance satisfactory to the Buyers on the insurances effected or to be effected on the Vessel pursuant to the Transaction Documents (such approval not to be unreasonably withheld).

6.

Evidence of Current Owner’s title Copies of (1) the certificate of registry and (2) a transcript of register issued by the competent authority of the Pre-Approved Flag evidencing the Current Owner’s ownership of the Vessel.

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Part II – Delivery Date conditions precedent

1Vessel-related documents

(a)Title transfer documents

(i)	Originals of the Bill(s) of Sale, duly executed, notarially attested and legalised or apostilled, as required by the Pre-Approved Flag; and
(ii)	Original of the duly executed Sellers’ PDA;
(iii)

Original of the bill of sale duly executed by the Current Owner in favour of the Sellers (duly notarially attested and legalised or apostilled, as required by the Pre-Approved Flag) pursuant to the First MOA; and

(iv)	A copy of the protocol of delivery and acceptance duly executed by the Current Owner and the Sellers pursuant to the First MOA
(b)	Technical documents Copies of the following (or provisional versions thereof):
(i)	the Approved Manager’s current Document of Compliance (as such term is defined pursuant to the ISM Code);
(ii)	the Vessel’s current IAPPC;
(iii)	the Vessel’s current tonnage certificate;
(iv)	the Vessel’s classification certificate evidencing that it is free of all recommendations and requirements from the Classification Society;
(v)	the Vessel’s current Safety Management Certificate (as such term is defined pursuant to the ISM Code); and (vi) the Vessel’s current ISSC,

in each case together with all addenda, amendments or supplements.

(c)

Evidence of Current Owner’s clean title A copy of the transcript of register issued on the Delivery Date by the competent authority of the Pre-Approved Flag evidencing the Current Owner’s ownership of the Vessel and that the Vessel is free from registered Encumbrances.

(d)

Evidence of Buyers’ title Evidence that any Encumbrance registered against the Vessel has been cancelled and evidence that on the Delivery Date the Vessel will be registered under the Pre-Approved Flag in the ownership of the Buyers.

(e)	Commercial invoice An original of the commercial invoice for the Vessel issued by the Sellers.
(f)	Sellers’ letter of confirmation An original of the Sellers’ letter of confirmation that to the best of their knowledge, the Vessel is not black listed by any nation or international organisation.
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Other Authorisation Such other Authorisation or other document, opinion or assurance which the Buyers consider to be necessary in connection with their entry into and performance of the transactions contemplated by any of the Transaction Documents or for the validity and enforceability thereof (including, without limitation in relation to or for the purposes of any financing by the Buyers).

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3

Conditions precedent under the Charter Evidence that all the documents and evidence required as conditions precedent under clause 36 (Conditions precedent) of the Charter have been or will be received by the Buyers (as owners under the Charter) on the Delivery Date.

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Part III – Conditions subsequent

The Sellers undertake to deliver or cause to be delivered to the Buyers the following documents and evidence within the relevant time period as specified below:

1.Technical documents

To the extent that any certificate received by the Buyers and referred to in paragraph 1(c) of Part II (Delivery Date conditions precedent) of this Schedule was in provisional form at the time of the receipt, deliver or cause to be delivered to the Buyers the corresponding formal certificate as soon as possible after the Sellers’ receipt of the same from the relevant persons, and in any event prior to the expiry of the validity period of such provisional certificate.

2.

Insurance Report Within fifteen (15) Business Days from the Delivery Date, a copy of an insurance report signed by BankServe Insurance Services Limited or other insurance consultants approved by the Buyers on the insurances effected on the Vessel pursuant to this Agreement, in a form approved by the Buyers prior to the Delivery Date (such approval not to be unreasonably withheld).

3.

Evidence of Buyers’ title On the Delivery Date (as evidenced by the Sellers’ PDA), the Vessel’s certificate of ownership and encumbrance issued by the registry of ships of the Pre-Approved Flag confirming that the Vessel is registered under that flag in the ownership of the Buyers.

4.

Letters of undertaking Within ten (10) Business Days from the Delivery Date letters of undertaking in respect of the Insurances as required by the Transaction Documents, together with copies of the relevant policies or cover notes or entry certificates in respect of the Insurances duly endorsed with the interest of the Buyers.

5.	Legal opinions Such of the legal opinions specified in Part I of this Schedule 1 as have not already been provided to the Buyers.
6.

Charge registrations Within thirty (30) days after the Delivery Date, evidence that the prescribed particulars of any Security Documents have been delivered to the registry of companies/corporations of the relevant Obligor’s jurisdiction within the statutory time limit.

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Schedule 2

Form of Payment Notice

To:Tianjin Color-VII Leasing Limited

From: Artic LNG Carriers Ltd.

20[●]

Dear Sirs

LNG carrier named “Amur River” memorandum of agreement dated	2024 (the “MOA”)

1.	We refer to the MOA. This is a Payment Notice.
2.	Terms defined in the MOA shall have the same meaning in this Payment Notice unless given a different meaning in this Payment Notice.
3.	Pursuant to clause 5.2 (Completion of the Payment Notice) of the MOA we irrevocably request that you pre-position a sum of US$[●], being the aggregate of:
(i)	the Existing Mortgagee’s Portion of US$[●]; and
(ii)	the Sellers’ Portion of US$[●],

with the Existing Mortgagee on _________________ (being the Prepositioning Date), which is a Business Day, by remitting such sum (accompanied by an MT199 message) on that date to the following account:

Beneficiary Bank:	[●]
Beneficiary Bank Swift Code:	[●]
Beneficiary Bank Address:	[●]
Account Number:	[●]
Account Name:	[●]

on terms that (unless returned to you in accordance with that MT199 message) such sum is to be held by the Existing Mortgagee and released by it, in each case according to the terms of that MT199 message.

7.	The Scheduled Delivery Date is [●].
8.	We warrant that:
(a)	no Potential MOA Termination Event or MOA Termination Event has occurred and is continuing or would result from the payment of the Existing Mortgagee’s Portion and/or the Sellers’ Portion;
(b)	the Repeating Representations are true in all material respects on the date of this Payment Notice and the actual date of payment; and
(c)

we shall hold you harmless and keep you indemnified against all consequences of any inaccuracy of any details set out in this Payment Notice or any other payment instructions sent or purported to be sent to you by us or on our behalf.

9.	We confirm that to the best of our knowledge there is no dispute under any of the Relevant Documents, as between the parties to any such document as at the date of this Payment Notice.

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Yours faithfully

For and on behalf of

Arctic LNG Carriers Ltd.

………………………………………

Name:

Title:

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IN WITNESS of which the parties to this Agreement have executed this Agreement the day and year first before written.

SELLERS

Signed by Angelos Chardouvelis	/s/ Angelos Chardouvelis
as duly authorised Attorney-in- fact
for and on behalf of
Arctic LNG Carriers Ltd.
in the presence of:

Witness signature: /s/ Daniela Lianou
Name: Daniela Lianou
Address: 2 Foivis street, 166 74 Glyfada, Greece

BUYERS

Signed by Xiong Jianfeng	/s/ Xiong Jianfeng
as duly authorised Legal Representative
for and on behalf of
Tianjin Color-VII Leasing Limited
in the presence of:

Witness signature: /s/ Wang Meng
Name: Wang Meng
Address: Room 3502-03, 35F, Century Link Tower 2, No. 1196 Century Avenue, Pudong New District, Shanghai

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